EXHIBIT 4.4

JPMORGAN CHASE

401(k) SAVINGS PLAN

Effective January 1, 2021

Reflecting all amendments through December 31, 2020

Section 3	Service	22
3.1	Year of Service	22
3.2	Determination of an Employee’s Period of Service	22
3.3	Prior Service with The Chase Manhattan Bank, N.A., Chemical Bank and Manufacturers Hanover Trust Company	23
3.4	Prior Service with Heritage Morgan or Lewco	23
3.5	Prior Service with Bank One	24
3.6	Service of Employees Affected By Certain Transactions	24
3.7	Prior Service with CCA Strategies LLC	24
3.8	Prior Service with Bear Stearns Companies Inc	24
3.9	Prior Service with Paymentech	24
3.10	Prior Service with Washington Mutual	24
3.11	Prior Service with Cazenove Incorporated	24
3.12	Forfeited benefits for merged plans	24

Section 4	Contributions	25
4.1	Pre-Tax Contributions and Roth Contributions	25
4.2	Default Contributions	25
4.3	Legal Restrictions	26
4.4	Matching Contributions	27
4.5	Qualified Non-Elective Contributions	28
4.6	Allocation of Forfeitures	29
4.7	Rollover Contributions	29
4.8	Other Participating Company Contributions	29
4.9	Compliance with USERRA	29
4.10	Catch-up Contributions	30
4.11	Discretionary Contributions	30
4.12	After-Tax Contributions	30
4.13	In-Plan Roth Conversions	30
4.14	Automatic Pay Credit Contributions	30

i

Section 5	Maintenance of Plan Accounts	35
5.1	Types of Accounts	35
5.2	Time of Valuation of Plan Accounts	35
5.3	Accounting for United Kingdom Residents	35
5.4	Roth Accounting	35

Section 6	The Investment Funds	37
6.1	Separate Investment Funds	37
6.2	Investment of Separate Funds	37
6.3	Permissible Investment in Common Stock	38
6.4	Limitations on Elections	38
6.5	Investment Elections	38
6.6	Confirmation Statements	39
6.7	Securities Law Restrictions	40
6.8	Responsibility for Investment Choice	40
6.9	Expenses	40
6.10	Dividend Payment Elections	40

Section 7	Forfeitable and Nonforfeitable Interests in a Participant’s Plan Accounts	41
7.1	Vested Interest Generally	41
7.2	Vested Interest in Employer Contributions	41

Section 8	Distributions During Employment	43
8.1	Rules Generally Applicable to Withdrawals	43
8.2	In Service Withdrawals of After-Tax Contributions and Rollover Contributions At Any Age	43
8.3	Withdrawals of Certain Employer Contributions Prior to Attaining Age 59 1⁄2	44
8.4	Withdrawals After Attaining Age 59 1⁄2	44
8.5	Hardship Withdrawals	44
8.6	Other Restrictions and Provisions	47

Section 9	Loans	48
9.1	Loans to Participants	48
9.2	Submission of Loan Applications	48
9.3	Review of Loan Applications	48
9.4	Types of Loans Available under the Plan	48
9.5	Number, Frequency and Amount of Loans	48
9.6	Term and Interest Rate of the Loans	49
9.7	Security and Repayment of Loans	49
9.8	Prepayment of Loans	49
9.9	Loans During A Leave of Absence or Upon Transfer to an Affiliated Company	49
9.10	Termination of Employment	50
9.11	Failure to Make Repayments	50
9.12	Loan Defaults and Remedies	51
9.13	Source and Application of Funds	51
9.14	Administrative Discretion	51
9.15	Special Loan Rules	51

Section 10	Distributions upon Severance from Employment or Disability	53
10.1	Permissible Distribution Events	53
10.2	Distribution Upon Death and Designation of Beneficiary	54
10.3	A Participant’s Election of Time and Form of Distribution	56
10.4	Payment to Beneficiary	58
10.5	Eligible Rollover Distributions	58
10.6	Timing of Forfeiture of Unvested Interest	59
10.7	Repayment Rights Upon Return to Service Prior to Incurring Five Consecutive One-Year Breaks in Service	59
10.8	Restoration of Forfeited Value Upon Reemployment	59
10.9	Distributions in Cash or Stock	60
10.10	Missing Participants and Outstanding Checks	60
10.11	Special Rules for Bank One Distributions	60
10.12	Qualified Military Reservist Distributions	61

Section 10-A	Claims Procedure	62
10-A.1	Submission of Claims	62
10-A.2	Appeal of Denial	62
10-A.3	Resolution of Claims	62

Section 11	Voting and Tender Rights and Other Matters	63
11.1	Voting Rights with Respect to Common Stock	63
11.2	Tender Rights with Respect to Common Stock	64
11.3	Other Matters Relating to Common Stock	65

Section 12	Fiduciaries	66
12.1	Administrator	66
12.2	Selection Committee and Employee Plans Investment Committee	67
12.3	Fiduciary for the JPMorgan Chase Common Stock Fund	68
12.4	Board of Directors	69
12.5	Power of Delegation	70
12.6	Reports of the Named Fiduciaries	70
12.7	Service in Various Fiduciary Capacities	70
12.8	Ministerial Plan Services	70
12.9	Power to Make Rules and Retain Services	70
12.10	Expenses	71
12.11	Manner of Exercise of Authority	71
12.12	Indemnity	71

Section 13	The Trust	72
13.1	Declaration of Trust	72
13.2	Incorporation as Part of the Plan	72
13.3	Composition and Use of the Trust	72

Section 14	Amendment of the Plan	73
14.1	Plan for Exclusive Benefit of Participants	73
14.2	Amendments	73
14.3	Return of Contributions	73

Section 15	Discontinuance of Contributions and Termination of Plan	74
15.1	Termination	74
15.2	Continuation of Trust Fund Pending Liquidation	74
15.3	Vested Rights Upon Termination	74

Section 16	Merger or Consolidation of Plan	75
16.1	Benefit Requirement	75

Section 17	Miscellaneous Provisions	76
17.1	Construction	76
17.2	Employment Status and Rights	76
17.3	Source of Benefit Payments	76
17.4	Non-Assignability	76
17.5	Payments Due Infants and Incompetents	77
17.6	Jurisdiction and Severability	77
17.7	Plan Subject to Internal Revenue Service Determination	77
17.8	Supply of Information	78
17.9	Rights Governed by the Plan	78
17.10	Rules and Procedures	78
17.11	Error Correction	78
17.12	Accrued Benefits Maintained	78
17.13	Forfeited Benefits for merged plans	78

Preamble

The JPMorgan Chase 401(k) Savings Plan was originally sponsored by Chemical Bank and was known as the Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies (“Heritage Chemical Savings Plan”). As a result of mergers and other corporate events as outlined below, it has subsequently been renamed and has assumed the assets and liabilities of certain plans which have merged into it. The significant plan mergers are set forth below:

•

The Heritage Chemical Savings Plan resulted from the merger, effective January 1, 1993, of the Employees’ Savings Incentive Plan of Manufacturers Hanover Trust Company and Certain Affiliated Companies (which was originally effective April 1, 1988) into the Chemical Savings Plan (which was originally effective January 1, 1988). The Heritage Chemical Savings Plan that became effective December 31, 1996 was an amendment and restatement of the Heritage Chemical Savings Plan that became effective January 1, 1993, which, in turn, was an amendment and restatement of the Chemical Savings Plan that became effective January 1, 1988.

•

The Thrift-Incentive Plan of The Chase Manhattan Bank, N.A. (“Heritage Chase Thrift Plan”), which originally was effective January 1, 1952, was merged into the Heritage Chemical Savings Plan effective December 31, 1996. The resulting plan, a continuation of the Heritage Chemical Savings Plan effective December 31, 1996, was the 401(k) Savings Plan of The Chase Manhattan Bank (“Heritage Chase 401(k) Plan”) restated effective January 1, 1997.

•	The Heritage Chase 401(k) Plan was restated again effective January 1, 2000.

•

Effective December 31, 2001, the Deferred Profit Sharing Plan of Morgan Guaranty Trust Company of New York and Affiliated Companies for United States Employees (which originally was effective August 1, 1976) (“Heritage Morgan 401(k) Plan”) was merged into the Heritage Chase 401(k) Plan. Effective with such merger, the Heritage Chase 401(k) Plan was renamed the JPMorgan Chase 401(k) Savings Plan (the “Plan”) and restated effective January 1, 2002.

•

Effective January 1, 2002, as a Plan design matter rather than as a fiduciary matter, the common stock fund was renamed the JPMorgan Chase Common Stock Fund and was designated as an employee stock ownership plan (“ESOP”). As a result of such amendment, Participants were and are encouraged to invest in the JPMorgan Chase Common Stock Fund.

•	Effective December 31, 2004, the Bank One Corporation Savings and Investment Plan (“Bank One 401(k) Plan”) was merged into the Plan. The Plan was amended but not restated to reflect that merger.

•	Effective December 31, 2006, the CCA Strategies LLC Profit Sharing Plan was merged into the Plan.

•	Effective September 22, 2008, the Bear Stearns Companies Inc. Employee Stock Ownership Plan was merged into the Plan.

•	Effective October 31, 2008, the Bear Stearns Companies Inc. Profit Sharing Plan and the Bear Stearns Companies Inc. Cash or Deferred Compensation Plan were merged into the Plan.

•	Effective February 27, 2009, the Paymentech Retirement Savings Plan was merged into the Plan.

•	Effective March 31, 2010, the WaMu Savings Plan was merged into the Plan.

The Plan and its Trust are intended to qualify as a profit-sharing/stock bonus plan which meets all the requirements for qualification and tax-exemption under Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986 (“Code”).

For the period of January 1, 2005 through December 31, 2007, the Plan was intended to comply in all respects with Section 401(k)(12) of the Code.    To the extent any provision herein was inconsistent with Section 401(k)(12) of the Code during such period, such provision was automatically deemed amended as of January 1, 2005, to conform with the terms and conditions of Section 401(k)(12) of the Code.

The Plan was previously restated in its entirety effective January 1, 2010.

Effective July 1, 2011 , the Plan was amended to add an automatic enrollment feature for eligible employees hired or rehired on or after July 1, 2011. Further, the Plan was amended to add Target Date Funds as new Investment Funds under the Plan that satisfied the Department of Labor’s qualified default investment alternative regulations.

Effective as of December 31, 2013, the Plan was amended to provide that participants could elect to defer annual incentive compensation, if any (“Special Eligible Compensation”). However, such deferrals did not increase the amount of Matching Contributions, which continued to be limited to 5 percent of Eligible Compensation, effectively base salary. Effective for deferrals made after December 31, 2014, the Plan was further amended to provide that variable compensation was part of the definition of Eligible Compensation and that Matching Contributions would be limited to 5 percent of the sum of Eligible Compensation and Special Eligible Compensation for match eligible participants.

The Plan was previously restated in its entirety effective January 1, 2016, and subsequently amended.

See the Plan document in effect prior to January 1, 2021, for applicable provisions in effect prior to that date. Pursuant to an amendment to the JPMorgan Chase Retirement Plan executed on November 15, 2018, the JPMorgan Chase Retirement Plan will be closed to new entrants effective January 1, 2019, and frozen for accruals effective December 31, 2019. As a result of these changes, effective January 1, 2019, the Plan Sponsor wishes to amend its benefits offerings to provide profit-sharing contributions in this Plan as described in Section 4.14. The Plan was also amended to reflect applicable provisions of the Special Distribution and Loan Rules—Taxpayer Certainty and Disaster Tax Relief Act of 2019, Setting Every Community Up for Retirement Enhancement (“SECURE”) Act and Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.

The Plan set forth herein is effective for periods beginning on January 1, 2021. Except as otherwise specified herein, the benefit of any individual (and his or her beneficiaries) who ceased to be an active participant of either the Plan prior to January 1, 2021, or a merged plan prior to January 1, 2021, shall be determined in accordance with the provisions of the Plan or the applicable merged plan, as in effect on the date such individual ceased to be an active participant (unless otherwise specified in this Plan). This document is not intended to diminish or increase the benefits of any individual as fixed under prior editions of the Plan or under the merged plans’ documents, nor is it intended to reinstate any benefits forfeited under such plans. Notwithstanding anything herein to the contrary, nothing shall cause a forfeited benefit under the merged plans to be reinstated, and any benefit protected under Section 411(d)(6) of the Code and included in a previously merged plan shall be included in this Plan.

SECTION 1

Definitions

The following terms shall have the following meanings unless a different meaning is plainly required by the context:

1.1 “Administrator” or “Plan Administrator” means the Benefits Executive of the Bank or any other person or persons designated by the Board.

1.2 “Affiliated Company” means, with respect to any Participating Company, that Participating Company and any corporation, trade or business which is, together with that Participating Company, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Sections 414(b), (c), (m) or (o) of the Code, except that for purposes of Appendix I, “within the meaning of Sections 414(b), (c), (m) or (o) of the Code, as modified by Section 415(h) of the Code” shall be substituted for the preceding reference to “within the meaning of Sections 414(b), (c), (m) or (o) of the Code.” Any such entity shall be treated as an Affiliated Company only during the period it is a member of the controlled group or considered to be in a common control group.

1.3 “Affirmative Election” means an active election through the Interactive System:

•	To have Contributions made to the Plan in such percentages as permitted under Section 4.1(a), or

•	Not to participate in the Plan (e.g. , no Contributions, including Default Contributions, would be made to the Plan) as permitted under Section 4.1(b).

For avoidance of doubt, an Affirmative Election includes altering the Default Percentage, as well as ceasing Contributions but does not include a change in the Investment Fund to which Default Contributions are directed.

1.4 “After-Tax Contributions” means contributions made by a Participant in accordance with the provisions of the Plan as in effect prior to January 1, 2000, or from merged plans, including earnings and losses thereon.

1.5 “Appropriate Form” means the form (or other means of communication, including any Interactive System maintained by or on behalf of the Bank) provided for a particular purpose, as prescribed by the Plan Administrator, and as accepted by the Plan Administrator.

1.6 “Authorized Absence” means any period of absence from employment permitted by any Affiliated Company pursuant to a uniform policy (including a reinstatement policy), whether or not the Participant receives compensation for such period of absence.

1.7 “Automatic Contribution Arrangement” means an arrangement under which, in the absence of an Affirmative Election by an Eligible Employee within the first 31 days immediately following his/her date of eligibility as set forth in Section 2.3, Default Contributions will be withheld from the Eligible Compensation of such an individual as soon as is reasonably practical following the end of the relevant period and contributed to the Plan. Eligible Employees hired or rehired on or after July 1, 2011, are subject to the Automatic Contribution Arrangement. For all purposes hereunder, a Participant who has been enrolled pursuant to the Automatic Contribution Arrangement shall be deemed to have elected to have Contributions withheld.

1.8 “Automatic Pay Credit Compensation” shall mean the sum of Eligible Compensation and Special Eligible Compensation, not to exceed $100,000 for the Plan Year, paid after the first day of the month coincident with or next following satisfaction of the eligibility criteria in Section 4.14(a).

1.9 “Automatic Pay Credit Contributions” means profit-sharing contributions, in accordance with Code Section 401(a)(27), made by the Employer, as described in Section 4.14, on behalf of a Participant.

1.10 “Bank” means JPMorgan Chase Bank, National Association or any successor thereof.

1.11 “Bank One” means Bank One Corporation (and its subsidiaries) as constituted immediately prior to its merger into the Corporation.

1.12 “Bank One Consent Participant” means any member of a group listed in (a), (b) or (c), all of whom shall be required to obtain spousal consents with respect to withdrawals, loans and distributions:

(a) any individual who had a balance in one of the following plans that merged into the Bank One 401(k) Plan:

i.	Bank One Indiana Thrift Plan a/k/a American Fletcher Thrift Plan (IN);

ii.	First National Bank of Montrose 401(k) Employee Savings Plan (CO);

iii.	First Commerce Bank Corporation Tax-Deferred Savings Plan (LA);

iv.	Liberty Bancorp, Inc. Profit Sharing Salary Deferral and Stock Ownership Plan (OK);

v.	Parkdale Bank 401(k) Profit Sharing Plan & Trust for Employees in Parkdale, TX;

vi.	Federal Kemper Life Assurance Company Money Purchase Pension Plan (IL).

(b) any individual who had a balance in the defined contribution plan of one of the following banks previously acquired by Bank One, which plan was merged into the Bank One 401(k) Plan:

i.	Metropolitan Bancorp, Inc. (Lima, OH);

ii.	The Farmer’s Savings and Trust Company (Mansfield, OH);

iii.	The Waverly State Bank (Waverly, OH);

iv.	Winters National Corporation (Dayton, OH).

(c) any other participant or former participant in the Bank One 401(k) Plan as of December 31, 2004, whose administrative records indicate that such spousal consent was required by the legacy plan in which he or she participated at the time its sponsor was acquired by Bank One, which plan was merged into the Bank One 401(k) Plan.

1.13 “Bank One Employee” means any employee of Bank One as of December 31, 2004, who was eligible to participate (or was participating) in the Bank One 401(k) Plan.

1.14 “Bank One 401(k) Plan” means the Bank One Corporation Savings and Investment Plan.

1.15 “Bank One Profit Sharing Contributions” means a discretionary amount (but uniform amount) contributed to the accounts of certain non-highly compensated employees under the Bank One 401(k) Plan. See Section 4.1(c) of the Bank One 401(k) Plan.

1.16 “Beneficiary” means an individual or entity that, under Section 10.2 of the Plan, receives or is entitled to receive some or all of a Participant’s (or Former Participant’s) benefits on account of the death of such Participant (or Former Participant). If a Participant (or Former Participant) has not filed a Beneficiary designation with the Plan Administrator on an Appropriate Form, or if the Beneficiaries set forth in such Appropriate Form have predeceased the Participant (or Former Participant), and if in either case such Participant is not survived by a Spouse, the Beneficiary shall be the Participant’s (or Former Participant’s) estate. The Administrator will, by notice to participants in plans that have merged into this Plan, advise those individuals whether a beneficiary designation under such predecessor plans will or will not remain in effect until a new Beneficiary designation is received and accepted by the Administrator in accordance with the foregoing. That notice may take the form of an employee communication dealing with various aspects of the plan merger or such other form as the Administrator shall designate. The determination by the Administrator of whether a prior beneficiary designation will be recognized under the Plan shall be final and binding on Participants and their Beneficiaries.

Following the death of the Participant, a surviving Spouse or a surviving Beneficiary (if no surviving Spouse or if such surviving Spouse has consented to a Beneficiary), as the case may be, may designate on an Appropriate Form one or more new Beneficiaries should either such surviving Spouse or surviving Beneficiary die prior to having received a full distribution of the Participant’s account balance. If such a surviving Spouse or surviving Beneficiary does not designate a new Beneficiary and shall die prior to receiving a full distribution of the Participant’s account balance, then the estate of the surviving Spouse or surviving Beneficiary, as the case may be, shall receive such benefit, if any. For avoidance of doubt, the existence of a surviving Spouse or surviving Beneficiary as of the Participant’s date of death, results in any contingent Beneficiary designation of the Participant (if any) having no future force or effect, nor shall the Participant’s estate be the Beneficiary.

1.17 “Board” means either the Board of Directors of the Corporation or the Bank or the Compensation and Management Development Committee of the Board of Directors of the Corporation or the Bank.

1.18 “Catch-up Contributions” mean those contributions made pursuant to Section 4.10 of the Plan with respect to a particular Plan Year, by Participants who have attained age 50 before the close of such Plan Year, in accordance with, and subject to the limitations of, Code Section 414(v).

1.19 “Chase” means The Chase Manhattan Bank (formerly Chemical Bank) prior to the Morgan Merger.

1.20 “Chase Employee” means any Employee who was a Participant in the Heritage Chase 401(k) Plan prior to the Morgan Plan Merger.

1.21 “Chemical Savings Plan” means this Plan prior to its amendment and restatement on January 1, 1993, when it was named the Chemical Savings Plan.

1.22 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.23 “Common Stock” means the common stock, $1 par value per share, of the Corporation.

1.24 “Compensation Reduction Agreement” means an agreement (whether or not written) between a Participant and a Participating Company whereby the Participant agrees to reduce his or her Eligible Compensation and/or Special Eligible Compensation by an amount equal to a whole percentage of his or her Eligible Compensation and/or Special Eligible Compensation, as specified in Section 4.1 and the Participating Company agrees to contribute an equal amount to the Trust on behalf of the Participant. A Compensation Reduction Agreement may be entered into or modified by a Participant through the use of the Interactive System, in accordance with the provisions of Section 6. A Participant shall specify in such agreement whether he or she is electing Pre-Tax Contributions and/or Roth Contributions.

1.25 “Compensation Reduction Amount” means the amount by which a Participant’s Eligible Compensation and Special Eligible Compensation is reduced from time to time pursuant to a Compensation Reduction Agreement.

1.26 ‘“Contributions” means Roth Contributions, Pre-Tax Contributions, Default Contributions and Catch-up Contributions.

1.27 “Corporation” means JPMorgan Chase & Co. or any successor thereof.

1.28 “Declaration of Trust” means the declaration of trust referred to in Section 13.1.

1.29	“Default Contributions” means Pre-Tax Contributions, based on the applicable Default

Percentage in effect on the date of the contribution, that are withheld pursuant to the Automatic Contribution Arrangement on behalf of Eligible Employees hired or rehired on or after July 1, 2011.

1.30 “Default Percentage” means

•	3 percent for the one year period commencing on the effective date of the Automatic Contribution Arrangement,

•	4 percent for the one year period commencing on the 1st anniversary of the effective date of the Automatic Contribution Arrangement, and

•	5 percent commencing on the 2nd anniversary of the effective date of the Automatic Contribution Arrangement and thereafter.

1.31 “Disability Plan” means the JPMorgan Chase Long-Term Disability Plan or any successor plan.

1.32 “Discretionary Contribution Date” means the date established by a Participating Company on which a credit of a Discretionary Contribution will be made to the Plan for the benefit of an Eligible Individual.

1.33 “Discretionary Contribution” means a discretionary contribution as described in Subsection 4.11 that may be made on behalf of an Eligible Individual.

1.34 “Eligible Compensation” means, except as otherwise provided herein, (i) the regular base salary actually paid for services rendered while an Eligible Employee by each Participating Company for each pay period during a Plan Year, (ii) salary reduction contributions made pursuant to Sections 401(k), 125 or, effective April 1, 2000, Section 132(f) of the Code, or reductions for amounts under any other deferred compensation program, and (iii) job differential during such period. For all purposes under this Plan, amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Corporation does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. (For avoidance of doubt, the term “regular base salary” includes regularly scheduled hourly wages, exclusive of overtime wages.)

(a) Notwithstanding the above, “Eligible Compensation” shall not include the following:

(i)

pay for overtime, cost of living allowances and post allowances for foreign service, severance pay, fees, retainers, reimbursements, prizes or similar payments, payments made in response to natural disasters, pandemics, or other similar events (unless otherwise identified as eligible), or any awards of equity,

(ii)	amounts representing repayment of salary advances,

(iii)	any contributions specified in Sections 4.4, 4.5 and 4.12.

(iv)	any contributions or benefits under the Retirement Plan or any other benefit plan, program or arrangement of a Participating Company,

(v)	any benefits under any governmental or other similar plan providing benefits upon disability, injury, sickness or old age (except as provided in Section 1.34(b)(i),

(vi)

any amount that a Participating Company shall be required by any present or future law or benefits scheme of any government or political subdivision thereof to pay to a Participant in excess of the compensation which such Participant would otherwise be entitled to receive from the Participating Company,

(vii)	lump sum vacation payments on termination of employment or as a result of an authorized leave of absence;

(viii)	any other kind of additional compensation or amounts (that would otherwise be Eligible Compensation) paid more than 31 days after employment terminates, and

(ix)

any amount that may be paid to, or credited to an account on behalf of, a Participant in lieu of a contribution under the Plan to which such Participant would have been entitled but for the limitations contained in Appendix I.

(b) “Eligible Compensation” shall include the following:

(i)

In the event that a governmental disability benefit (whether paid directly to the individual or to the Participating Company) is supplemented by a Participating Company under a wage continuation plan, “Eligible Compensation” shall include the total of such governmental disability benefit and Participating Company supplement up to the amount of regular basic compensation, provided that, for the avoidance of doubt, the foregoing shall include workers compensation payments pursuant to a state workers compensation program, provided further that effective August 1, 2008, the foregoing shall include governmental payments pursuant to a state paid disability leave program. Notwithstanding the foregoing, if the laws or the regulations of a State mandated short-term disability fund provide that no contributions can be deducted from payments attributable to such fund, then Eligible Compensation shall not include short-term disability payments attributable to such fund.

(ii)

If, after performing Qualified Military Service, an Employee becomes reemployed with a Participating Company under USERRA, then, to the extent required by USERRA, “Eligible Compensation” shall include effective January 1, 2014, those components of “rate of pay” as defined by USERRA regulations (not excluded from the definition of Eligible Compensation), such Employee would have received but for such Qualified Military Service.

(iii)

Regular base salary shall include variable compensation paid periodically during the Plan Year under certain non-annual incentive plans and certain annual incentive plans aside from those designated as Special Eligible Compensation. It shall also include draws, commissions and production overrides.

(c) In determining the amount of “Eligible Compensation” for a particular pay period, Pre-Tax Contributions (or pre-tax Catch-up Contributions) under this Plan shall first reduce “Eligible Compensation” prior to any other deductions or deferrals (other than a deferral under Sections 125 or 132(f) of the Code).

1.35 “Eligible Employee” means Part-time Eligible Employee or Full-time Eligible Employee, as the context may require.

1.36 “Eligible Individual” means an Eligible Employee who meets the criteria as established by a Participant Company for a Discretionary Contribution as of any particular Discretionary Contribution Date.

1.37 “Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement account described in Section 408(b) of the Code (other than an endowment contract), an individual retirement account described in Section 408A of the Code (for distributions commencing on or after January 1, 2008), an individual retirement annuity described in Section 403(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, or a qualified plan described in Section 401(a) of the Code which accepts rollover distributions. It shall also mean an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to the Participant’s surviving spouse, or a former spouse who is an alternate payee within the meaning of Section 414(p) of the Code. Effective July 1, 2008, with respect to a Beneficiary who is not the Participant’s surviving spouse or former spouse, Eligible Retirement Plan means an individual retirement account described in Section 408(a) of the Code, an individual retirement account described in Section 408(b) of the Code (other than an endowment contract) or an individual retirement account described in Section 408A of the Code.

1.38 “Eligible Rollover Distribution” means a distribution of all or a portion of a Participant’s Account consisting of an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) to a qualified plan described in Sections 401(a) or 403(a) of the Code, to an annuity contract described in Section 403(b) of the Code, or to an individual retirement account or annuity described in Sections 408(a), 408(b) or 408A of the Code that is eligible to be rolled over and otherwise would be includible in gross income (however, effective January 1, 2007, including in all cases after-tax employee contributions, if any, but only if the receiving plan separately accounts for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible); except to the extent limited for non-spouse Beneficiaries by the last sentence of “Eligible Retirement Plan”. Notwithstanding the above, Eligible Rollover Distribution shall not include any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and any distribution which is made upon hardship of the employee.

1.39 “Eligible Termination” means an Employee’s involuntary termination of employment with a Participating Company or an Affiliated Company due to one or more of the following: the permanent and complete closing of a location, a reduction in force, a corporate downsizing or a job elimination, but does not include the transfer of any Employee to any Affiliated Company. An Employee’s termination of employment with a Participating Company or an Affiliated Company for any other reason not specifically stated above, including, but not limited to, resignation, voluntary retirement, discharge for cause, death, disability, or failure to return from an approved leave of absence (including leaves of absence for medical reasons), shall not constitute an Eligible Termination.

1.40 “Employee” means any person employed by the Bank, an Affiliated Company or a Participating Company, whether or not an Eligible Employee. The term Employee also shall include any person who is a leased employee within the meaning of Section 414(n)(2) of the Code (other than a leased employee described in Section 414(n)(5) of the Code).

1.41 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.42 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.43 “Five-Percent Owner” means an Employee who is an owner of more than five percent of the value of outstanding Common Stock (or of stock possessing more than five percent of the total combined voting power of all stock) of any Participating Company which is a corporation, or of more than five percent of the capital or profits interest of any Participating Company which is not a corporation, or who is considered a five-percent owner within the meaning of Section 416 of the Code.

1.44 “Former Participant” means a person described in Section 2.4 who still has a benefit payable under the Plan.

1.45 “Full-time Eligible Employee” means an Employee described in Section 2.1 who is regularly scheduled to work at least 40 hours per week.

1.46 “Heritage Chase 401(k) Plan” means this Plan as in effect between December 31, 1996 and December 31, 2001, during which period it was named the 401(k) Savings Plan of The Chase Manhattan Bank.

1.47 “Heritage Chase Thrift Plan” means The Thrift-Incentive Plan of The Chase Manhattan Bank, N.A., prior to its merger into the Heritage Chase 401(k) Plan effective December 31, 1996.

1.48 “Heritage Chemical Savings Plan” means the Heritage Chase 401(k) Plan as in effect prior to December 31, 1996, when it was named the Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies.

1.49 “Heritage Morgan Employee” means a Morgan Employee who was an Eligible Employee on January 1, 2002, under the Heritage Morgan 401(k) Plan.

1.50 “Heritage Morgan Participant” means any Morgan Employee who was a Participant in the Heritage Morgan 401(k) Plan at the time of the Morgan Plan Merger.

1.51 “Heritage Morgan 401(k) Plan” means the Deferred Profit Sharing Plan of Morgan Guaranty Trust Company of New York and Affiliated Companies for United States Employees (which originally was effective August 1, 1976), prior to its merger into the Heritage Chase 401(k) Plan effective December 31, 2001.

1.52 “Highbridge Employee” means an individual who was employed by Highbridge CapitaManagement LLC (or one of its subsidiaries) on April 1, 2018.

1.53 “InstaMed Employee” means an individual who was employed by InstaMed Communications, LLC (or one of its subsidiaries) on January 1, 2020.

1.54 “Interactive System” means the interactive system or systems established for the purpose of permitting Eligible Employees to elect to participate and Participants to make elections and designations under the Plan by telephone or such other method as may be established and operated under the Plan.

1.55 “Investment Fund” means one of the funds for the investment of Plan Accounts, as provided in Section 6.

1.56 “JPMorgan Chase Common Stock Fund” means the Investment Fund so designated, which is an employee stock ownership plan (“ESOP”) that invests primarily in shares of Common Stock.

1.57 “Lewco” means the Lewco Securities Corp. and certain of its affiliated companies.

1.58 “Lewco Employee” means any active or former employee of Lewco.

1.59 “Lewco Participant” means a Lewco Employee who was an active Participant in the Lewco Thrift Plan on December 31, 2001.

1.60 “Lewco Thrift Plan” means the Lewco Securities Corp. Thrift Plan prior to its merger into the Heritage Chase 401(k) Plan effective December 31, 2001.

1.61 “Loan” means a loan from the Plan to a Participant in accordance with Section 9.

1.62 “Match Ineligible Participant” means an Eligible Employee who is eligible to participate in the Plan and whose Total Annual Cash Compensation (without considering the limitations of Section 401(a)(17) of the Code) equals or exceeds $250,000, provided, that an individual will not be a Match Ineligible Participant for any Plan Year if his or her compensation as reported on his or her W-2 for the immediately preceding Plan Year does not reach the limit for such year under Section 414(q)(1)(B)(i) of the Code. Total Annual Cash Compensation shall have the meaning in Section 1.96; provided that the “applicable August 1” and “applicable July 31” are in the immediately preceding Plan Year.

1.63 “Matching Contributions” means contributions made by a Participating Company pursuant to Section 4.4 on behalf of each Participant who elects to have Contributions made on his or her behalf. Once contributed to the Plan, Matching Contributions shall include earnings and losses thereon (but not for purposes of Appendix I to the Plan). For the period of January 1, 2005, through December 31, 2007, Matching Contributions were intended to comply with the safe harbor requirements of Section 401(k)(12) of the Code and were fully vested when made.

1.64 “Morgan Employee” means an individual who was employed by Heritage Morgan prior to the Morgan Merger.

1.65 “Morgan Merger” means the merger of The Chase Manhattan Corporation and J. P. Morgan and Co. Incorporated on December 31, 2000.

1.66 “Morgan Plan Merger” means the merger of the Heritage Morgan 401(k) Plan into the Heritage Chase 401(k) Plan on December 31, 2001.

1.67 “Named Fiduciaries” means the named fiduciaries of the Plan as named in accordance with Sections 12.1, 12.2 and 12.3(b).

1.68 “Normal Retirement Age” means the later of (a) a Participant’s 65th birthday or (b) the earlier to occur of (i) completion of three Years of Service or (ii) the fifth anniversary of such Participant’s commencement of participation in the Plan. For benefit commencement purposes only, if a Participant terminates employment prior to the earlier to occur of (b)(i) or (ii) above, Normal Retirement Age means the later of the date of such termination of employment or age 65.

1.69 “Normal Retirement Date” means the first day of the month following the month in which a Participant attains Normal Retirement Age.

1.70 “Notice to the Administrator” means notice (electronic or telephonic, if authorized) on an Appropriate Form which is properly completed and is delivered to the Plan as designated, which Appropriate Form shall be deemed to have been given when it is recorded as received by or on behalf of the Plan, including the use of telephonic and electronic receipts. If the Appropriate Form is not properly completed, it shall not be deemed accepted by the Plan (including electronic or telephonic delivery).

1.71 “One-Year Break in Service” means any 12 consecutive month period beginning on an Employee’s Severance Date and any anniversary thereof during which an Employee is not paid for or entitled to pay (including back pay) for the performance of duties by an Affiliated Company at any time during such 12-month period. Only for purposes of determining whether an Employee has incurred a One-Year Break in Service, if such Employee is absent from work for any period (a) by reason of the pregnancy of such Employee; (b) by reason of the birth of a child of such Employee; (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement, such Employee shall be deemed to have completed an hour of service during such period. One-Year Break in Service shall also have the meaning set forth in Appendix III, as applicable.

1.72 “Owner” means a person with an ownership interest in the capital, profits, outstanding stock or voting power of an Affiliated Company within the meaning of Sections 318 or 416 of the Code.

1.73	“Participant” means an Eligible Employee who has satisfied the participation require-

ments set forth in Section 2 and has elected to make Contributions to the Plan. Except for purposes of Sections 4 and 9 and also Appendix I of the Plan, except as the context otherwise requires, the term Participant also includes a Former Participant.

Solely for purposes of Automatic Pay Credit Contributions under Section 4.14, Participant shall also include an Eligible Employee who has satisfied the criteria to receive Automatic Pay Credit Contributions under Section 4.14 and has received Automatic Pay Credit Contributions under the Plan, even if he or she has not elected to make Contributions to the Plan.

Notwithstanding the foregoing, Participant shall also include an Eligible Individual who has satisfied the criteria to receive Qualified Non-Elective Contributions under the second paragraph of Section 4.5 and has received such contributions under the Plan, even if he or she has not elected to make Contributions to the Plan.

1.74 “Participating Company” means the Bank, the Corporation and any other Affiliated Company which is designated by the Plan Administrator (which designation need not be in writing) as an entity eligible to have its Eligible Employees participate in this Plan.

1.75 “Part-time Eligible Employee” means an Employee described in Section 2.1 who is regularly scheduled to work at least 20 hours per week but less than 40 hours per week.

1.76 “Paymentech” means Chase Paymentech Solutions.

1.77 “Paymentech Employee” means an individual who was employed by Paymentech as of December 31, 2008.

1.78 “Paymentech Plan” means the Paymentech Retirement Savings Plan, which was merged into this Plan as of February 27, 2009.

1.79 “Plan” means the JPMorgan Chase 401(k) Savings Plan set forth herein, as in effect on January 1, 2021 or as from time to time thereafter amended.

1.80 “Plan Account” or “Account” means, collectively, all of the employer and employee contributions (and earnings and losses thereon) contributed to, and held on behalf of, a Participant or Former Participant (or an Eligible Employee who has made Rollover Contributions) pursuant to Section 5 of this Plan.

1.81 “Pre-Tax Contributions” means contributions made by a Participating Company on a Participant’s behalf in accordance with Section 4.1. Once contributed to the Plan, Pre-Tax Contributions shall include earnings and losses thereon (but not for purposes of Appendix I to the Plan).

1.82 “Pre-Tax Limit” means the limit under Section 402(g) of the Code, as adjusted from time to time by the Secretary of the Treasury. The term “Pre-Tax Limit” applies to both Roth Contributions and Pre-Tax Contributions on an aggregate basis.

1.83 “Qualified Military Service” means qualified military service within the meaning of USERRA and Section 414(u)(5) of the Code.

1.84 “Qualified Non-Elective Contributions” means contributions made by a Participating Company pursuant to Section 4.5. Once contributed to the Plan, Qualified Non-Elective Contributions shall include earnings and losses thereon (but not for purposes of Appendix I of the Plan).

1.85 “Required Beginning Date” means, for all Participants other than five percent owners, the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 72 (age 70 1⁄2 for Participants attaining age 70 1⁄2 before 2020) or (ii) the calendar year in which the Participant incurs a separation from employment. The “Required Beginning Date” for Participants who are five percent owners is April 1 of the calendar year following the calendar year in which such Participant attains 72 (age 70 1⁄2 for Participants attaining age 70 1⁄2 before 2020).

1.86 “Retirement Plan” means the JPMorgan Chase Retirement Plan, as amended from time to time.

1.87 “Rollover Contributions” means those contributions made by an Eligible Employee or Former Participant pursuant to Section 4.7 and, once contributed to the Plan, includes any earnings or losses thereon.

1.88 “Roth Contributions” means the amount that is contributed to the Trust pursuant to a Roth Elective Deferral.

1.89 “Roth Elective Deferral” means an elective deferral that is designated irrevocably by the Participant as a “Roth Elective Deferral” that is being made in lieu of all or a portion of the Pre-Tax Contributions that the Participant is otherwise eligible to make under the Plan; provided that it is treated by the Participating Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made such election.

1.90 “Severance Date” means the earlier of:

(a) the date on which an Employee quits, terminates, retires, is discharged or dies; provided, however, such Severance Date shall be disregarded if the Employee next performs an hour of service within 12 months after the date the Employee otherwise was first absent from service; or

(b) the first anniversary of the date on which the Employee begins an absence from service (with or without pay) with an Employer or an Affiliated Company for reasons other than those described in (a) above; provided, however:

(i) such Severance Date shall be disregarded for an individual who is absent from work on account of Qualified Military Service to the extent required under laws enacted by the Congress of the United States (including USERRA), provided that such individual next performs an hour of service prior to the expiration of the period during which employment rights are guaranteed by law;

(ii) such Severance Date shall be disregarded for an individual who is absent from work on account of authorized leave of absence to the extent required under the Family and Medical Leave Act of 1993, as amended;

(iii) if a Severance Date is disregarded under any of the two preceding subsections, such Employee’s period of service for purposes of Sections 3 and 7 of the Plan shall include the period beginning on such Severance Date and ending on the date on which the Employee next performs an hour of service;

(iv) if an Employee is absent on account of disability, the Employee shall incur a Severance Date no later than the date benefits commence under the Disability Plan; provided, however, the Employee shall not incur a Severance Date for purposes of determining a period of service for eligibility and vesting until the earliest of the date (A) such long-term disability benefits terminate (unless the individual is reemployed as an Eligible Employee on such date), (B) of the individual’s death, or (C) the individual elects to receive benefits under this Plan; provided further, effective for a disability commencing on or after January 1, 2011, an individual shall incur a Severance Date on the second anniversary of the date that long-term disability benefits commence unless otherwise extended for an accommodation required under applicable law; and

(v) if an Employee is absent from service on account of (A) the Employee’s pregnancy, (B) the birth of the Employee’s child, (C) the Employee’s adoption of a child, or (D) caring for any such child, the Severance Date is the second anniversary of the first day of absence from service without pay.

1.91 “Special Eligible Compensation” means the net cash amount of annual incentive compensation, after taking into account any deferrals under any other qualified or non-qualified plan, payable pursuant to the JPMorgan Chase & Co. Performance-Based Incentive Plan and other annual plans paid at the same time, the Branch Profitability Incentive Plan, and any Highbridge Capital Management LLC annual incentive compensation paid in the first quarter of the year; provided that such net cash amount exceeds any such deferrals and any withholding for income and other taxes associated with the payment of the cash annual incentive compensation. It does not include any awards of equity.

1.92 “Spouse” means, effective as of September 16, 2013, with respect to spousal consents or deaths occurring after that date, an individual who is legally married, including a same-sex or opposite-sex marriage, under state or foreign law, as recognized under federal law, to a Participant or Former Participant. The term “spouse” does not include a civil union or a registered domestic partnership arrangement. Wherever in the Plan the term “spouse” lower case is used, it shall be construed to mean “Spouse” as defined here.

1.93	“Stock Fund Fiduciary” means, effective August 1, 2015, the persons or entity described in Section 12.3(b).

1.94 “Target Date Funds” mean a series of Investment Funds that satisfy the Department of Labor regulations under ERISA 404(c) dealing with “qualified default investment alternatives.”

1.95 “Taxable Income” means compensation in the amount reported by an Affiliated Company as “wages, tips, or other compensation” on Form W-2, or any successor method of reporting under Section 6041(d) of the Code.

1.96 “Total Annual Cash Compensation” means an Eligible Employee’s rate of regular base salary plus any applicable job differential pay (e.g., shift pay) as of each applicable August 1, plus any cash earnings from any incentive plan (e.g., annual incentive, commissions, draws, overrides, and special incentives) that are paid to, or deferred by, such Employee during the 12-month period ending on each applicable July 31. For the avoidance of doubt, overtime is not included.

1.97 “Trust” or “Trust Fund” means the trust fund described in Section 13.3.

1.98 “Trustee” means the Bank or any successor trustee designated in accordance with the terms of the Trust.

1.99 “United Kingdom Amounts” means the monies described in Section 5.3.

1.100 “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended from time to time.

1.101 “Valuation Date” means the 4:00 p.m. Eastern Time close of each day that the New York Stock Exchange is open for business; provided, that should the New York Stock Exchange close at an earlier hour, then such earlier hour shall be substituted for 4:00 p.m Eastern Time.

1.102 “Vested Interest” means the interest of a Participant in his or her Plan Account to the extent vested pursuant to Section 7.

1.103 “Washington Mutual Employee” means an individual who became an Employee as of September 25, 2008 and was employed by Washington Mutual Bank or one of its subsidiaries immediately prior to that date.

1.104	“WePay Employee” means an individual who was employed by WePay, Inc. (or one of its subsidiaries) on May 15, 2018.

1.105 “Window Period” means each period commencing on the business day following the release of the Corporation’s earnings and terminating the 15th calendar day thereafter, except as otherwise determined by the Corporation.

1.106 “Year” or “Plan Year” means the calendar year.

1.107 “Year of Service” means a one-year period of service credited in accordance with Section 3.1.

SECTION 2

Eligibility and Participation

2.1 “Eligible Employee”. An Employee of a Participating Company shall be a Part-time Eligible Employee or a Full-time Eligible Employee, as applicable, if such Employee:

(a) is on a United States payroll of such Participating Company and such Participating Company actually pays the tax imposed by the Federal Insurance Contribution Act on such individual’s Eligible Compensation and Special Eligible Compensation as of the date that the Eligible Compensation and Special Eligible Compensation is paid;

(b) is not (i) a “Leased Employee” as defined in Section 414(n) of the Code, (ii) a person who serves only as a director of a Participating Company, (iii) a person whose compensation is paid solely in the form of a commission or fee under contract, (iv) classified by the Participating Company as an independent contractor or agent, (v) classified by the Participating Company as an employee of an independent contractor or agent, and/or (vi) classified by the Participating Company in any status other than that of a common law employee of the Participating Company, regardless of whether such individual (whether or not described in (i)-(v) above) is subsequently determined to be a common law employee of a Participating Company as the result of administrative agency or judicial proceeding;

(c) is not scheduled to be employed on a temporary, seasonal, casual, retainer or occasional basis; and

(d) is not eligible to participate in any other defined benefit or defined contribution plan of a Participating Company or an Affiliated Company (or for avoidance of doubt, a multiemployer plan) (whether or not such individual actually accrues a benefit under such plan); provided that an otherwise Eligible Employee who is subject to the United Kingdom Pension arrangement but who has elected not to participate in such arrangement may elect to continue to participate in this Plan.

2.2 Foreign Payroll. A Participant who is transferred to the foreign payroll of a Participating Company shall not be treated as an Eligible Employee and shall not continue participating in the Plan.

2.3 Eligibility to Participate.

(a) Effective for each Eligible Employee hired on or after January 1, 2013: Each Full-time Eligible Employee shall be eligible to become a Participant in the Plan as of the first day on which he or she is employed as such and each Part-time Eligible Employee shall be eligible to become a Participant in the Plan as of the first day of the month coincident with or next following the completion of 90 days of employment. If such Eligible Employees do not make Affirmative Elections within 31 days of his/her date of eligibility, they shall be subject to the Automatic Contribution Arrangement until such time as they make an Affirmative Election. Notwithstanding the foregoing, each Part-time Eligible Employee hired or rehired on or after October 3, 2013, shall be eligible to become a Participant in the Plan as of the first day of the month coincident with or next following the completion of 60 days of employment.

(b) Effective for each Eligible Employee hired on or after July 1, 2011: Each Full-time Eligible Employee shall be eligible to become a Participant in the Plan as of the first day on which he or she is employed as such and each Part-time Eligible Employee shall be eligible to become a Participant in the Plan as of the first day of the month coincident with or next following the completion of 90 days of employment. If such Eligible Employees do not make Affirmative Elections within 60 days of his/her date of eligibility, they shall be subject to the Automatic Contribution Arrangement until such time as they make an Affirmative Election.

(c) Effective for each Eligible Employee hired prior to July 1, 2011: Each Full-time Eligible Employee was and remains eligible to become a Participant in the Plan following his/her date of being employed as such and each Part-time Eligible Employee is and remains eligible to become a Participant in the Plan as of the first day of the month coincident with or next following the completetion of 90 days of employment, provided that each such Eligible Employee elects to have Contributions made to the Plan on behalf pursuant to Section 4.1(a).

2.4 Termination of Participation. A Participant shall become a Former Participant on his or her Severance Date, or if earlier, the date he or she is no longer an Eligible Employee.

2.5 Resumption or Continuation of Participation.

(a) Resumption or Continuation of Employment:

(i) Eligible Employees who incur a Severance Date and are rehired will be permitted to immediately rejoin the Plan in the manner set forth herein. A former Employee who is rehired and was an Eligible Employee prior to his or her Severance Date will be eligible to participate in the Plan immediately upon his or her return to employment with a Participating Company, so long as such employee:

(1) remains on a United States payroll of a Participating Company, and the Participating Company actually pays the tax imposed by the Federal Insurance Contribution Act on such individual’s Eligible Compensation and Special Eligible Compensation as of the date that the Eligible Compensation and Special Eligible Compensation is paid; and

(2) is not a “Leased Employee” as defined in Section 414(n) of the Code and Article I of the Plan.

(ii) In the event a previously Eligible Employee no longer satisfies the requirements of Section 2.1 due to a change in employment (e.g., reduction in hours), but does not incur a Severance Date, he or she will remain eligible to participate in the Plan so long as the individual remains on a United States payroll of a Participating Company, and the Participating Company actually pays the tax imposed by the Federal Insurance Contribution Act on such individual’s Eligible Compensation and Special Eligible Compensation as of the date that the Eligible Compensation and Special Eligible Compensation is paid.

Notwithstanding the foregoing, in the event an otherwise Eligible Employee no longer satisfies the requirements of Section 2.1 due to a transfer to a non-participating company or the non-US payroll of a Participating Company, but does not incur a Severance Date, he or she will recommence participation in the Plan upon return to employment with a Participating Company, so long as the individual is on the United States payroll of a Participating Company, and the Participating Company actually pays the tax imposed by the Federal Insurance Contribution Act on such individual’s Eligible Compensation and Special Eligible Compensation as of the date that the Eligible Compensation and Special Eligible Compensation is paid.

(iii) For purposes of subparagraphs (i) and (ii) above, a former Employee who failed to satisfy service requirements prior to his or her Severance Date (or prior to the date he or she ceased to satisfy the requirements of Plan Section 2.1) will be eligible to participate in the Plan on the date he or she becomes an Eligible Employee in accordance with Section 2.3(a) or 2.3(b), as applicable.

(iv) An Employee who rejoins the Plan as set forth above on or after July 1, 2011, will be subject to an Automatic Contribution Arrangement, unless he or she makes an Affirmative Election in the same manner as set forth in Plan Section 2.3(a) or 2.3(b), as applicable. Employees who rejoined the Plan as set forth above prior to July 1, 2011, will become a Participant in the same manner as set forth in Plan Section 2.3(c).

(b) Mergers: The status change rules set forth in this Section 2.5 are applicable with respect to Eligible Employees who were participants in plans that merged into the Plan only to the extent such status changes occur after such individuals become Participants in this Plan.

SECTION 3

Service

3.1 Year of Service.

The determination of: (i) a Participant’s eligibility to participate in the Plan and to receive Matching Contributions and/or Automatic Pay Credit Contributions; and (ii) a Participant’s Vested Interest in his or her Plan Account is made by reference to the total period of time that elapses while an employment relationship exists between an Employee and an Affiliated Company. Subject to paragraph (b) below, the total period of service is determined by aggregating all of an Employee’s periods of service determined under Section 3.2, but shall not be less than the Employee’s total period of service as determined under the Plan or any predecessor plan (including merged plans) as of December 31, 2001. Subject to paragraph (b) below, for every 365 days of a period of service, whether or not consecutive, the Employee is credited with a Year of Service, and for periods of service less than 365 days, a partial Year of Service is credited on the basis of 1/365th of a year for each calendar day during the period. The Plan Administrator may determine whether to provide past service credit to individuals who become Eligible Employees as the result of a corporate transaction.

(a) In computing Years of Service, a partial Year of Service that remains after all periods of service (whether or not consecutive) are aggregated shall be disregarded. For this purpose, any partial Year of Service that previously has been disregarded under this paragraph shall be taken into account in aggregating all periods of service under this paragraph.

(b) If an Employee who was paid by an Affiliated Company on an hourly basis later becomes an Eligible Employee, then the rules of Appendix III shall govern the computation of Years of Service for purposes of Section 2, but not for purposes of Section 7, which shall continue to be governed by Section 3.1(a).

3.2 Determination of an Employee’s Period of Service.

For the purpose of determining Years of Service, the period of an Employee’s service:

(a) commences with the first hour for which the Employee is paid, or is entitled to payment, for the performance of duties for an Affiliated Company, whether such hour occurs on the Employee’s date of employment or on the Employee’s date of re-employment following any Severance Date, and

(b) ends with the Employee’s Severance Date; provided, however, that an Employee’s period of service shall include:

(i) any period of Qualified Military Service to the extent required under laws enacted by the Congress of the United States (including USERRA); provided, that the Employee returns to work with an Affiliated Company prior to the expiration of the period during which employment rights are guaranteed by law;

(ii) any period between an Employee’s Severance Date and the date of the commencement of the Employee’s next succeeding period of service if such commencement date occurs within 12 months after the Employee’s Severance Date which occurred due to the Employee’s resignation, termination, Retirement or discharge;

(iii) any period of service as a “Leased Employee” (within the meaning of Section 414(n) of the Code) of an Affiliated Company in the case of a “Leased Employee”;

(iv) any period to the extent required under the Family and Medical Leave Act of 1993, as amended; or

(v) any period of disability during which the Employee is receiving short-term disability benefits, up to six months, and such period during which the Employee is receiving long-term disability benefits under the Disability Plan until such time that the individual shall incur a Severance Date.

3.3 Prior Service with The Chase Manhattan Bank, N.A., Chemical Bank and Manufacturers Hanover Trust Company. An Employee’s Years of Service with The Chase Manhattan Bank, N.A., Chemical Bank and Manufacturers Hanover Trust Company, and their Affiliated Companies, prior to December 31, 1996, shall be taken into account under this Plan. Nothing in the preceding sentence shall require the restoration of any forfeitures where a Former Participant did not retain any right of repayment under a merged plan or the MHT Savings Plan.

3.4 Prior Service with Heritage Morgan or Lewco.

(a) Service under the Plan will not include any period of service with Heritage Morgan or any of its subsidiaries (prior to their acquisition by the Corporation) with respect to employees who were terminated and subsequently re-employed prior to January 1, 2002, if such service would not have been recognized by the Heritage Morgan 401(k) Plan for vesting purposes; provided, however, that if such employee is rehired on or after January 1, 2002, such service, whether or not previously disregarded, shall be recognized under this Plan for vesting purposes.

(b) Service under the Plan will not include any period of service with Lewco or any of its subsidiaries (prior to their acquisition by the Corporation) with respect to employees who were terminated and subsequently re-employed prior to January 1, 2002, if such service would not have been recognized by the Lewco Thrift Plan for vesting purposes.

3.5 Prior Service with Bank One. Service under the Plan will include service recognized under the Bank One 401(k) Plan as of December 31, 2004, for periods prior to January 1, 2005; provided, that Service under the Plan will also include any vesting period of service with Bank One with respect to former employees of Bank One whose employment terminated prior to January 1, 2005, and are subsequently re-employed after January 1, 2005, even if such vesting service had been forfeited under the Bank One 401(k) Plan as of December 31, 2004.

3.6 Service of Employees Affected By Certain Transactions. Notwithstanding anything in this Section 3 to the contrary, and unless specifically excluded in Appendix IV, an individual who becomes an Eligible Employee as a result of a corporate transaction, such as a purchase of stock or assets from a seller unrelated to an Employer where the agreements in connection with such transaction specifically provide for an offer of employment from an Employer to such individual, shall have his or her prior service with the seller included hereunder for purposes of vesting and participation; provided, that such individual becomes an Eligible Employee within the time frame specified in the corporate acquisition documents and receives written notice that such service counts for eligibility and vesting purposes hereunder.

3.7 Prior Service with CCA Strategies LLC. Years of Service under the Plan as of January 1, 2007, will include service with CCA Strategies LLC as of December 31, 2006.

3.8 Prior Service with Bear Stearns Companies Inc. Years of Service under the Plan as of September 1, 2008, will include service with Bear Stearns Companies Inc. and its Affiliated Companies as of August 31, 2008.

3.9 Prior Service with Paymentech. Years of Service under the Plan as of January 1, 2009, will include service with Paymentech as reflected on their books and records as of December 31, 2008.

3.10 Prior Service with Washington Mutual. Years of Service under the Plan as of July 1, 2009, will include service recognized under the WaMu Savings Plan as of June 30, 2009.

3.11 Prior Service with Cazenove Incorporated. Years of Service under the Plan as of June 1, 2010, will include service recognized under the Cazenove Incorporated 401(k) Savings & Investment Plan (“Cazenove Plan”) as of May 31, 2010.

3.12 Forfeited benefits for merged plans. See Section 17.13.

SECTION 4

Contributions

4.1 Pre-Tax Contributions and Roth Contributions.

(a) The Participating Companies will make Pre-Tax Contributions or Roth Contributions on behalf of any Participant who has made an Affirmative Election by entering into a Compensation Reduction Agreement or, in the absence of such an election, Default Contributions pursuant to an Automatic Contribution Arrangement. A Participant may enter into a Compensation Reduction Agreement whereby the Participant elects to reduce his or her Eligible Compensation and/or Special Eligible Compensation by an amount equal to one to fifty percent of his or her Eligible Compensation and/or Special Eligible Compensation. Pre-Tax Contributions and Roth Contributions shall be made to the Trust as soon as administratively practicable after the applicable payroll period to which a Compensation Reduction Agreement is effective for a Participant in an amount equal to the Compensation Reduction Amount. A Participant may also make a single Affirmative Election to have automatic increases made to his/her rate of Pre-Tax Contributions or Roth Contributions from his or her Eligible Compensation (but not Special Eligible Compensation) on a specified basis up to the Plan maximum rate of fifty percent.

(b) An Eligible Employee may also make an Affirmation Election not to participate, or cease participation in the Plan, through the use of the Interactive System.

(c) The Affirmative Election of a Participant to have Contributions withheld from his/her Special Eligible Compensation will remain in effect to the earlier of the date that the employment of the Participant terminates or until a new Affirmative Election with respect to Special Eligible Compensation is made. An initial Affirmative Election or a change to an Affirmative Election with respect to the Special Eligible Compensation shall exclusively be made during dates or times specified by the Plan Administrator. For avoidance of doubt and notwithstanding anything to the contrary in the definition of an Affirmative Election, an Affirmative Election with respect to Special Eligible Compensation will not be deemed a change in status of a Participant who was subject to an Automatic Contribution Arrangement or change his/her rate of Default Contributions.

4.2 Default Contributions.

(a) With respect to Eligible Employees hired on or after July 1, 2011, Default Contributions will be made on behalf of each such Eligible Employee who has not timely made an Affirmative Election. The amount of the Default Contributions will be equal to the applicable Default Percentage multipled by the Eligible Employee’s Eligible Compensation for the applicable pay period.

(b) Default Contributions shall cease as soon as administratively feasible following an Affirmative Election.

(c) In accordance with the requirements of Treasury Regulation 1.401(k) – 1(e)(2)(ii), each Eligible Employee hired on or after July 1, 2011, will be provided with a notice describing (i) the Automatic Contribution Arrangement, (ii) the automatic increases in the Default Contribution Percentage, (iii) the right (and method) to make an Affirmative Election, (iv) that any Contributions, including Default Contributions, are non-forfeitable and non-refundable, and (v) how Default Contribuitions are invested in the absence of investment instructions. Such notice shall be provided sufficiently in advance to give the Eligible Employee the opportunity to make an Affirmative Election prior to the implementation of the Automatic Contribution Arrangement. A similar notice shall also be provided annually at least 30 days before the commencement of each Plan Year for those Participants who remain subject to the Automatic Contribution Arrangement.

4.3 Legal Restrictions

(a) Notwithstanding Section 4.1 and Section 4.2, if the Plan Administrator should determine that this Plan does not satisfy the requirements of Section 401(k)(12) and/or Section 402A of the Code or that any action is necessary to preserve the tax qualified status of the Plan or the deductibility of contributions by Participating Companies, then the Plan Administrator may (i) prevent Contributions from being contributed to the Plan, (ii) direct that any Participant’s Compensation Reduction Amount or Default Contributions for future Contributions be reduced, or (iii) take any other actions necessary and appropriate.

(b) There shall not be any fixed dollar limitation with respect to the amount of Pre-Tax or Roth Contributions that may be contributed on a per pay period basis; however, notwithstanding anything in Sections 4.1, 4.2 or 4.3 to the contrary, except as provided in Section 4.10, no Participant shall be permitted to make Contributions under this Plan in excess of the Pre-Tax Limit. The limitation set by this Section 4.3(b) applies on an individual basis to all elective deferrals (within the meaning of Section 401(k) of the Code), including Catch-up Contributions, made by each Participant during a calendar year under this or any other qualified plan maintained by any Affiliated Company. Excess Contributions distributed to Participants in accordance with Appendix I shall be disregarded for purposes of Section 402(g) of the Code.

(c) Pre-Tax Contributions, including Default Contributions, and investment experience thereon shall be credited to the Pre-Tax Contributions Account provided for in Section 5.1. Roth Contributions and investment experience thereon shall be credited to the Roth Elective Deferral Account provided for in Section 5.1.

(d) Notwithstanding anything herein to the contrary, the aggregate amount of Eligible Compensation and Special Eligible Compensation of each Participant taken into account in determining allocations under this Plan for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code as an annual amount. Eligible Compensation and Special Eligible Compensation mean compensation during the Plan Year or such other consecutive 12-month period over which Eligible Compensation and Special Eligible Compensation are otherwise determined under the Plan. The cost-of-living adjustment in effect for a calendar year applies to both Eligible Compensation and Special Eligible Compensation for the determination period that begins with or within such calendar year.

(e) Limitation on Automatic Pay Credit Contributions. The total Automatic Pay Credit Contributions made for a taxable year shall not exceed 25% of the compensation of all Participants under the Plan. For the purpose of determining whether the Automatic Pay Credit Contributions exceed this maximum limitation, all stock bonus plans and profit-sharing plans maintained by the Participating Companies shall be aggregated and treated as a single plan for this purpose. Only the compensation of those Employees eligible under the terms of the Plan to share in the allocation for the Plan Year shall be taken into consideration for purposes of calculating this 25% limit.

4.4 Matching Contributions.

(a) Eligibility for Matching Contributions. A Participant (other than a Match Ineligible Participant) who has completed one Year of Service prior to the beginning of any Plan Year shall be eligible for year end Matching Contributions for such Plan Year. A Participant (other than a Match Ineligible Participant) who completes one Year of Service during a Plan Year shall be eligible for year end Matching Contributions for such Plan Year only with respect to Contributions made, and Eligible Compensation and, on or after January 1, 2015, Special Eligible Compensation paid, after the first day of the month coincident with or immediately following the date that such individual has completed one Year of Service.

(b) Criteria For Year End Match. For each Plan Year, Matching Contributions shall be credited to Accounts of Participants described in (a) above who:

(i) Are Employees on December 31st of each such Plan Year, or

(ii) Have Incurred a Severance Date before December 31st of each such Plan Year due to:

•	An Eligible Termination,
•	Death,
•	Permanent and total disability under the Disability Plan or
•	Completing 15 Years of Service and attaining age 55.

(c) Crediting. Matching Contributions shall be allocated annually to the Accounts of those Participants described in (a) and (b) above, and credited not later than March 15th following the close of the Plan Year.

(d) Amount.

(i) For each Participant who has completed one Year of Service prior to the beginning of a Plan Year and meets the criteria for Matching Contributions described in (a) and (b) above, the amount of such Matching Contributions shall equal the Contributions made by such Participant for such Plan Year; provided that in no event shall the amount of such Matching Contributions exceed 5 percent of the sum of each such Participant’s Eligible Compensation and, on or after January 1, 2015, Special Eligible Compensation for the Plan Year.

(ii) For each Participant who completes one Year of Service during the Plan Year and meets the criteria for Matching Contributions described in (a) and (b) above, the amount of such Matching Contributions shall equal the Contributions made by each such Participant after the first day of the month coincident with or immediately following the date that the Participant completed one Year of Service; provided that in no event shall the amount of such Matching Contributions exceed 5 percent of the sum of each such Participant’s Eligible Compensation and, on or after January 1, 2015, Special Eligible Compensation paid after the first day of the month coincident with or immediately following the completion of such one Year of Service. For avoidance of doubt, while a Participant may elect to have Contributions withheld from Eligible Compensation and Special Eligible Compensation prior to the completion of one Year of Service, the amount of Matching Contributions will be measured by the Eligible Compensation and, on or after January 1, 2015, Special Eligible Compensation paid to the Participant after completion of one Year of Service.

(e) Notwithstanding anything in Section 4.4(a) to the contrary, Matching Contributions will not be made on behalf of Match Ineligible Participants.

(f) Matching Contributions (to the extent made at all) shall be made out of current or accumulated earnings or profits of the Participating Companies to the Trust.

4.5 Qualified Non-Elective Contributions.

(a) The Plan Administrator may, in its sole discretion, direct any Participating Company to make Qualified Non-Elective Contributions for the benefit of all individuals, other than Highly Compensated Employees (as defined in Section 1.1 of Appendix I), who are Participants or are Eligible Employees who have satisfied the service requirement set forth in Section 2.3. Such Qualified Non-Elective Contributions must meet the requirements set forth in Appendix I.

(b) Special Award. A Qualified Non-Elective Contribution equal to the lesser of $750 or 7.5% of the lesser of Eligible Compensation and Special Eligible Compensation or annual base salary as of August of the Plan Year, shall be made to the Plan for the 2015, 2016, 2017, 2018, 2019 and 2020 Plan Years, on behalf of each Employee eligible to participate in the Plan pursuant to Section 2 of the Plan, provided that:

•

Such Eligible Employee has at least one Year of Service recognized by the Plan and is not on long-term disability as of December 31 of such Plan Year and is an Eligible Employee as of the date that the Qualified Non-Elective Contribution is contributed; and

•

Such Employee’s “Total Annual Cash Compensation”, as defined in Section 1, from JPMorgan Chase must be less than $60,000 as of the applicable determination date. For purposes of Qualified Non-Elective Contributions, the “applicable August 1” and “applicable July 31” are in the Plan Year for which the Qualified Non-Elective Contribution is attributable

The foregoing Qualified Non-Elective Contribution shall be contributed not later than March 31 of the following Plan Year and shall be fully vested on the allocation date.

4.6 Allocation of Forfeitures.

Forfeitures arising under the Plan shall reduce future contributions of the Participating Company from which the forfeited contribution originated or such Participating Company’s share of Plan expenses not paid directly by the Plan, but, if no future contributions are anticipated to be made by such Participating Company, such forfeitures shall reduce future contributions of the Bank or the Bank’s share of Plan expenses not paid directly by the Plan.

For the avoidance of doubt, forfeitures may be used by a Participating Company or the Bank (as applicable) towards Qualified Non-elective Contributions and contributions described in Appendix I.1(h) that are intended to qualify under Code Section 401(k)(3)(D) .

4.7 Rollover Contributions.

(a) The Plan Administrator may, under uniform rules applied on a consistent basis, permit the Trustee to accept a rollover contribution of cash on behalf of an Eligible Employee or a former Participant if such rollover contribution complies with the applicable provisions of the Code.

(b) Rollover Contributions contributed to the Plan under this Section 4.7 may be invested in, and transferred between, Investment Funds pursuant to the rules prescribed by the Plan Administrator.

4.8 Other Participating Company Contributions. In addition to the other contributions required by this Section, the Participating Companies will make such contributions as are necessary to restore amounts which have been forfeited.

4.9 Compliance with USERRA. Notwithstanding any provision of the Plan to the contrary, if, after performing Qualified Military Service, an Employee becomes reemployed with a Participating Company under USERRA, then contributions under the Plan shall be made, and benefits under the Plan shall be provided, with respect to such Qualified Military Service in accordance with Section 414(u) of the Code.

4.10 Catch-up Contributions. Notwithstanding anything in this Plan to the contrary, all Participants who will have attained age 50 before the close of any Plan Year shall be eligible to make Catch-up Contributions for such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code and administrative procedures adopted for such purpose. Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30), 402(g) and 415(c) of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 410(b), 415 or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

4.11 Discretionary Contributions. Each Plan Year, a Participating Company may contribute a discretionary amount on behalf of each Eligible Individual. Such Discretionary Contribution, as well as the Discretionary Contribution Date, shall be determined in the absolute discretion of the Participating Company. A Discretionary Contribution may be a fixed amount per Eligible Individual or a percentage of Eligible Compensation of each Eligible Individual; provided that in the case of a fixed amount, the Participating Company may limit the Discretionary Contribution to the lesser of the fixed amount or a percentage of salary, as may be specified by the Participating Company. Discretionary Contributions shall be made out of current or accumulated earnings or profits of the Participating Company and contributed to the Trust as of the Discretionary Contribution Date.

4.12 After-Tax Contributions. Prior to January 1, 2000, each Participant was permitted to authorize his or her Participating Company to contribute to the Trust by means of a payroll deduction a portion of the Eligible Compensation payable to such Participant during each payroll period commencing on and after he or she became a Participant in an amount which was not less than 1 percent, nor more than 4 percent (whole percentages only) of such Participant’s Eligible Compensation allocable to each such payroll period. The Participating Company transmitted such payroll deductions to the Trust as After-Tax Contributions.

4.13 In-Plan Roth Conversions. Effective on and after November 1, 2010, any Participant who is eligible to receive a distribution under Sections 8 or 10 may elect to make an in-Plan Roth conversion to the extent permitted under Section 402A(c)(4) of the Code.

An election to make an in-Plan Roth conversion shall be in accordance with procedures established by the Plan Administrator. Amounts that have been converted under this Section shall be credited to a subaccount of the Roth Elective Deferrals Account.

Notwithstanding anything to the contrary herein, all conversions permitted under this Section shall be determined and made in accordance with Section 402A(c)(4) of the Code and applicable guidance thereunder.

4.14 Automatic Pay Credit Contributions.

(a) Eligibility for Automatic Pay Credit Contributions. A Participant who has completed one Year of Service prior to the beginning of any Plan Year shall be eligible for year end Automatic Pay Credit Contributions for such Plan Year. A Participant who completes one Year of Service during a Plan Year shall be eligible for year-end Automatic Pay Credit Contributions for such Plan Year only with respect to the Automatic Pay Credit Compensation paid after the first day of the month coincident with or immediately following the date that such individual has completed one Year of Service. Such contributions are intended to be profit-sharing contributions under Code Section 401(a)(27) and may be made without regard to the existence or nonexistence of net profits. Any contributions for a Plan Year will be made in the amount and manner set forth in Sections 4.14(c) and (d).

(b) Criteria for Automatic Pay Credit Contributions. For each Plan Year, Automatic Pay Credit Contributions shall be credited to Accounts of Participants described in subparagraph (a) above who:

(i) are Employees on December 31st of such Plan Year; or

(ii) have incurred a Severance Date before December 31st of each such

Plan Year due to:

(1) an Eligible Termination;

(2) death;

(3) permanent and total disability under the Disability Plan; or

(4) completion of 15 Years of Service and attaining age 55.

(c) Crediting. Automatic Pay Credit Contributions shall be allocated annually for each Plan Year to the Accounts of those Participants described in subparagraphs (a) and (b) above within the time prescribed by law, including extensions of time, for the filing of its federal income tax return for the year. In the case of any Automatic Pay Credit Contributions made on behalf of Participants after returning to employment from active military service as covered by USERRA, such contributions shall be made within ninety days of the Participant’s reemployment, in conformance with USERRA, or when such contributions would normally be made by the Participating Companies for the Plan Year in which the military service was performed, whichever is later unless it was otherwise impossible or unreasonable for the Participating Companies to make the contribution within said time frame.

(d) Amount. For Participants who have satisfied the requirements of Sections 4.14(a) and (b) for the Plan Year, Automatic Pay Credit Contributions for a Plan Year shall be allocated to their Accounts in an amount as follows:

(i) Participants and/or Eligible Employees who are actively employed by a Participating Company, and on a United States payroll of such Participating Company and such Participating Company actually pays the tax imposed by the Federal Insurance Contribution Act on such individual’s Eligible Compensation and Special Eligible Compensation as of the date that the Eligible Compensation and Special Eligible Compensation is paid, as of December 31, 2018, and continuously employed thereafter shall receive Automatic Pay Credit Contributions equal to:

(1) 3.0% of such Participant’s Automatic Pay Credit Compensation for Participants who have less than 10 years of Pay Credit Service as of the final day of the Plan Year;

(2) 4.0% of such Participant’s Automatic Pay Credit Compensation for Participants who have at least 10, but less than 20, years of Pay Credit Service as of the final day of the Plan Year; or

(3) 5.0% of such Participant’s Automatic Pay Credit Compensation for Participants who have 20 or more years of Pay Credit Service as of the final day of the Plan Year.

(4) For purposes of this Section 4.14, “Pay Credit Service” will include “Pay Credit Service”, as that term is defined under Appendix IX of the JPMorgan Chase Retirement Plan, as well as the period of service completed on or after January 1, 2019. However, in no event shall a Participant receive dual credit for any period of service due to their participation under both the JPMorgan Chase Retirement Plan and this Plan.

(5) For purposes of this Section 4.14(d)(i), any Participant who, as of

December 31, 2018, is actively employed by a Participating Company, and on a United States payroll of such Participating Company and suchParticipating Company actually pays the tax imposed by the Federal Insurance Contribution Act on such individual’s Eligible Compensation and Special Eligible Compensation as of the date that the Eligible Compensation and Special Eligible Compensation is paid, but no longer satisfies the requirements of an Eligible Employee, yet does not incur a Severance Date, will remain eligible to receive Automatic Pay Credits in the amount set forth under this Section 4.14(d)(i), so long as he or she remains continuously employed and does not incur a Severance Date following December 31, 2018 (except as otherwise provided under Section 4.14(d)(v)).

(ii) Participants who are not, as of December 31, 2018, both actively employed by a Partic pating Company, and on a United States payroll of such Participating Company and such Participating Company actually pays the tax imposed by the Federal Insurance Contribution Act on such individual’s Eligible Compensation and Special Eligible Compensation as of the date that the Eligible Compensation and Special Eligible Compensation is paid, shall receive Automatic Pay Credit Contributions equal to 3.0% of the Participant’s Automatic Pay Credit Compensation.

(iii) In the event a Participant who otherwise satisfies the above criteria set forth in subparagraph (i) incurs a Severance Date after December 31, 2018, and is later rehired by a Participating Company, the Participant shall receive Automatic Pay Credit Contributions as follows:

(1) For those Participants who incur a Severance Date that satisfies the definition of Eligible Termination, if such Participants are rehired during the same Plan Year, such Participants shall receive Automatic Pay Credit Contributions at the rate set forth in paragraph (i) above solely for the year of their Eligible Termination. For all Plan Years following the year of their Eligible Termination, these Participants shall receive Automatic Pay Credit Contributions equal to 3.0% of Automatic Pay Credit Compensation. If such Participant is rehired in a future year, he or she shall receive Automatic Pay Credit Contributions equal to 3.0% of Automatic Pay Credit Compensation;

(2) For those Participants who incur a Severance Date that does not satisfy the definition of Eligible Termination, if such Participants are rehired during the same, or in a future, Plan Year, such Participants shall receive Automatic Pay Credit Contributions equal to 3.0% of Automatic Pay Credit Compensation.

(iv) (1) For the 2019 Plan Year, notwithstanding the foregoing, in no event shall a Participant who is accruing Pay-Based Credits under the JPMorgan Chase Retirement Plan (as that term is defined under that plan) for a given Plan Year also receive Automatic Pay Credit Contributions under this Plan.

(2) However, notwithstanding the above paragraph (iv)(1), for the 2019 Plan Year, to the extent that a Participant in the JPMorgan Chase Retirement Plan incurred a Severance Date and is later rehired by a Participating Company during 2019 more than 31 days following his or her Severance Date, solely to the extent the Participant is otherwise eligible for Automatic Pay Credit Contributions under this Plan for 2019, the Participant shall be eligible to receive Automatic Pay Credit Contributions for the 2019 Plan Year in an amount equal to 3.0% of Automatic Pay Credit Compensation earned after rehire, provided, however, Automatic Pay Credit Contributions in this Plan shall be limited as needed in order for total compensation taken into account under both the JPMorgan Chase Retirement Plan and this Plan to not exceed $100,000.

(v) Notwithstanding the foregoing, any Participant who incurs a Severance Date and is rehired by a Participating Company within thirty-one (31) days of his or her Severance Date shall be eligible to receive Automatic Pay Credit Contributions in the same manner and at the same rate that they otherwise would have received had they not separated from service.

(vi) Notwithstanding the foregoing, to the extent a Participant is not employed by a Participating Company on the final day of the Plan Year, but is employed by JPMorgan Chase & Co, or one of its affiliates, and has previously worked for a Participating Company during the Plan Year, such individual will receive Automatic Pay Credit Contributions in the amount he or she would have otherwise received had he or she been employed by a Participating Company as of the final day of the Plan Year. For the avoidance of doubt, for this purpose, Automatic Pay Credit Compensation shall only include those amounts earned during that Plan Year while performing service for a Participating Company.

(e) Automatic Pay Credit Contributions (to the extent made at all) shall be made by the Participating Companies to the Trust.

(f) Disabled Participants. Participants shall not be entitled to Automatic Pay Credit Contributions for periods of service while on long-term disability.

SECTION 5

Maintenance of Plan Accounts

5.1 Types of Accounts. A Plan Account shall be established and maintained in the name of each Participant (and each Former Participant) which shall separately track (a) Pre-Tax Contributions, (b) Roth Elective Deferrals, (c) After-Tax Contributions, (d) Matching Contributions, (e) Discretionary Contributions, (f) Qualified Non-Elective Contributions, (g) Rollover Contributions, (h) Loans, (i) forfeitures, (j) merged and predecessor plan contributions, (k) Automatic Pay Credit Contributions and (l) any other appropriate amounts. Each Plan Account shall show separately the portion thereof invested in each of the Investment Funds.

5.2 Time of Valuation of Plan Accounts. The Trust Fund shall be valued by the Trustee as of the close of business on each Valuation Date, and each Plan Account shall thereafter be adjusted to reflect (a) any increase and decrease in the value of Investment Funds, (b) transfers among Investment Funds, and (c) amounts distributed since the preceding Valuation Date. In adjusting Plan Accounts to reflect increases and decreases in the Investment Funds, contributions and loan repayments made by or on behalf of a Participant shall be considered part of such Participant’s Plan Account as of the Valuation Date next following such contribution.

5.3 Accounting for United Kingdom Residents. Contributions of all types made under this Plan for a Participant while the Participant (or Former Participant) is a resident of, and subject to income taxation by, the United Kingdom (“United Kingdom Amounts”), shall be separately accounted for under the Plan. Other provisions of the Plan to the contrary notwithstanding, while a Participant (or Former Participant) is employed by an Affiliated Company, United Kingdom Amounts shall not be distributed as an in-service withdrawal or loaned to the Participant (or Former Participant) under Section 8 or 9. Notwithstanding the above, if the United Kingdom Amounts cannot be accurately determined with respect to a Participant, then such Participant will not be eligible to elect an in-service withdrawal of any amount under Section 8 or a loan under Section 9 while residing in the United Kingdom.

5.4 Roth Accounting. By way of clarification of Sections 5.1 and 5.2,

(i) Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Elective Deferral Account maintained for each Participant;

(ii) The Plan will maintain a record of the amount of Roth Contributions in each Participant’s Roth Elective Deferral Account;

(iii) Investment experience and other credits or charges will be separately allocated on a consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other Accounts under the Plan; and

(iv) No contributions other than Roth Contributions and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.

SECTION 6

The Investment Funds

6.1 Separate Investment Funds.

(a) The Employee Plans Investment Committee, in its sole discretion, shall designate the funds, other than the JPMorgan Chase Common Stock Fund, that shall be established and maintained by the Trustee under the Declaration of Trust as Investment Funds for the investment of Plan Accounts. The Employee Plans Investment Committee can change or modify Investment Funds, other than the JPMorgan Chase Common Stock Fund, or their managers in its discretion. The Administrator shall have the absolute discretion to restrict transfers and allocations or reallocations among Investment Funds.

(b) The Trustee is also authorized to hold, in the Loan Fund, notes of Participants provided in connection with Loans.

(c) All or any part of the Investment Funds may be temporarily invested in collective mutual funds investing in short term securities or other short-term investments pending investment, to meet liquidity needs or to the extent appropriate for the achievement of investment objectives.

(d) The Employee Plans Investment Committee has designated Target Date Funds as the Investment Funds into which Default Contributions (other than those of a rehired Former Employee) shall be directed. A Participant’s Default Contribution will be directed to the Target Date Fund having a date closest to the Participant’s 65th birthday (or for those Participant who are over age 65 on their date of hire, a Target Date Income Fund). In the case of a rehired former Employee, his/her Default Contributions will follow the last investment election on file with the Plan to the extent the Plan’s recordkeeper maintains such an election. In the absence of such an election, the rehired former Employee’s Default Contributions will be directed to the Target Date Fund having a date closest to the Participant’s 65th birthday.

6.2 Investment of Separate Funds. Each of the Investment Funds shall be separately invested as a unit. Unallocated amounts, if any, may be temporarily invested by the Trustee, and it shall not be required that the individual Participant’s (or Former Participant’s or Eligible Employee’s) shares or interests therein be invested separately. Each Investment Fund shall consist of such sums of money or other property as shall be allocated or transferred for investment therein, all investments made therewith and proceeds thereof and all investment experience therein, less the expenses specified in Section 6.9 hereof, and less the payments or transfers which at the time of reference shall have been made therefrom as authorized in the Plan. For avoidance of doubt, the Plan, as a plan design feature and not as a fiduciary decision, shall divide each Fund into units and shall account for the value of each Investment Fund on a unitized accounting basis.

6.3 Permissible Investment in Common Stock. Subject to compliance with any investment elections made by Participants (or Former Participants or Eligible Employees) pursuant to the terms of the Plan, including transfers referred to in Section 6.5, up to 100 percent of the Trust may be invested in shares of Common Stock. Shares of Common Stock may be purchased on the open market, from corporate treasury, or from authorized, but unissued, shares of Common Stock. Notwithstanding the foregoing, the JPMorgan Chase Common Stock Fund will maintain a cash reserve as a percentage of the total JPMorgan Chase Common Stock Fund, as deemed appropriate by the Stock Fund Fiduciary on an annual basis as further described in Section 12.3(c).

6.4 Limitations on Elections. The Plan Administrator may disregard any instruction that (a) would not be in accordance with the Plan (provided that such terms of the Plan are consistent with Title I of ERISA); (b) would cause the Plan to maintain indicia of ownership of Plan assets outside the jurisdiction of the district courts of the United States other than as permitted by Section 404(b) of ERISA and the regulations promulgated thereunder; (c) would jeopardize the Plan’s qualification under the Code; (d) could result in a loss in excess of a Participant’s (or Former Participant’s or Beneficiary’s) Account balance; (e) would result in a prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (f) would result in taxable income to the Plan; or (g) would result in a transaction specified in Department of Labor Regulation Section 2520.404c-l(d)(2)(ii)(E). In addition, at any time, the Plan Administrator may also disregard any instruction from a Participant or Former Participant to make a reallocation or withdrawal from an Investment Fund within a period specified by the Plan Administrator of an allocation or reallocation to that Investment Fund by such Participant. Subject to its exercise of its discretion pursuant to Section 12.3, the Stock Fund Fiduciary, in its sole discretion, may disregard any instruction from a Participant or Former Participant to make an investment in, either through a reallocation/transfer, or future investment election for future contributions, the JPMorgan Chase Common Stock Fund within a period specified by the Stock Fund Fiduciary.

6.5 Investment Elections.

(a) Subject to certain restrictions on Fund transfers and reallocations as may be imposed on or by various Investment Funds, Participants generally may change, as of each Valuation Date, the Investment Funds into which such Participants’ Contributions are invested and may transfer existing Plan Account balances from one Investment Fund into a different Investment Fund or Funds through the use of the Interactive System.

(b) Effective for Matching Contributions credited to Participant’s Plan Accounts on or after July 1, 2011, such Matching Contributions will be invested in the same manner as their Contributions as of the date the Matching Contributions are allocated. Prior to July 1, 2011, Participants were permitted to elect to invest 100% of their future Matching Contributions in the same manner as their Contributions; provided, that until such time as each individual made an election, his or her Matching Contribution were invested in the JPMorgan Chase Common Stock Fund.

(c) Loan repayments will be invested according to such Participant’s investment election on file for his or her Contributions. If no such election is on file, loan repayments will be invested in the default investment option specified from time to time by the Administrator. Loan repayments of Former Participants shall be invested according to the most recent investment election on file for such Former Participant.

(d) A Participant may transfer all or part of his or her Account balance (net of Loans) from one Investment Fund to another Investment Fund or Investment Funds in either one-percentage increments or whole dollar amounts. Additionally, a Participant may reallocate his or her entire Account balance (net of Loans) among the Investment Funds in one-percentage increments that equal 100 percent. Unless otherwise notified, a Participant must use the Interactive System to request such transfers and reallocations. Subject to any restrictions on transfer and reallocations applicable to any particular Investment Fund, transfers take effect at the net asset value (“NAV”) on the business day on which the transfer is requested, if it is requested by 4:00 p.m. Eastern Time or by the close of the New York Stock Exchange, whichever is earlier. Otherwise, the transfer takes effect on the next Valuation Date or such other earlier time as the Plan Administrator may specify.

(e) All investment transactions may be suspended in the event of market disruptions (including, without limitation, if the New York Stock Exchange is closed or trading is restricted).

(f) A change in Investment Funds to which future contributions are to be directed is effective as soon as administratively practicable following the date that the election or change is properly made. Unless otherwise notified, a Participant must use the Interactive System to make such changes.

(g) A Participant may transfer and/or reallocate his or her existing Account balance in accordance with any transfer/reallocation restrictions established by the Plan Administrator in compliance with the Plan’s administrative procedures, applicable law and fund rules.

(h) The Plan Administrator may impose redemption fees or other restrictions in the event of a transfer and/or reallocation within specified periods.

(i) Effective for Automatic Pay Credit Contributions credited to a Participant’s Account on or after January 1, 2019, such Automatic Pay Credit Contributions will be invested in the same manner as their Contributions as of the date the Automatic Pay Credit Contributions are allocated. In the event a Participant fails to make an investment election, their Automatic Pay Credit Contributions shall be invested in accordance with Section 6.8.

(j) For the avoidance of doubt, Qualified Non-elective Contributions credited to a Participant’s Account will be invested in the same manner as their Contributions as of the date such contributions are allocated. In the event a Participant fails to make an investment election, their Qualified Non-elective Contributions shall be invested in accordance with Section 6.8.

6.6 Confirmation Statements. Confirmation statements with respect to elections or changes shall be provided to the affected individuals in such form as the Administrator shall specify. Each such individual is responsible for verifying the accuracy of such statement.

6.7 Securities Law Restrictions. Notwithstanding anything in the Plan to the contrary, in order to satisfy federal securities laws requirements, certain designated Participants will not be able, except during Window Periods, to engage in any transaction that will result in an increase or decrease in their interest in the JPMorgan Chase Common Stock Fund, including but not limited to, transfers, reallocations, changes in rates of contribution, loans and withdrawals.

6.8 Responsibility for Investment Choice. Each Participant or Former Participant (i) who gives or has previously given instructions regarding the investment of his/her Contributions or Plan Account balance, or (ii) who fails to provide such instructions and whose Contributions or Plan Account balance have been invested in one of Target Date Funds (which have been designated qualified default investment alternatives as described in Department of Labor regulations) or, prior to the Target Date Funds, such default funds as designated by the Plan Administrator, shall be solely responsible for the Investment Fund in which his/her Contributions or Plan Account are invested (including any losses). No Plan fiduciary is empowered to advise a Participant or Former Participant as to the manner in which his or her Plan Account is to be invested, and the fact that an Investment Fund is offered (including the use of Target Date Funds as qualified default investment alternatives) shall not be construed to be a recommendation of such investment. The Plan is intended to constitute a plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-l, and the Plan fiduciaries (as defined in Section 3(21) of ERISA) are relieved of liability for any losses which are the direct and necessary result of any investment instructions given by Participants and Former Participants or the failure to provide such instructions when the losses result from investment of the Contributions or Plan Account balances in the Target Date Funds.

6.9 Expenses. Each Investment Fund shall, to the extent permitted by law, be charged with the expense of investment management, transactional costs, the cost of system changes, and certain administrative expenses associated with such Fund, including in the case of the Stable Value Fund, the administrative fees of insurance companies (the “Stable Value Fund” means the Investment Fund(s) so designated, which may be changed from time to time). To the extent permitted by law, recordkeeping fees, the cost of system changes and the administrative costs of the Plan may be charged to the Accounts of each Participant and Former Participant. Notwithstanding the above, the Bank may at its discretion elect to pay, or cause to be paid by the Participating Companies, any of such costs, fees and expenses. In accordance with Section 4.6, forfeitures arising under the Plan may reduce the share of Plan expenses of a Participating Company from which the forfeited contribution originated not paid directly by the Plan, but if no future contributions are anticipated to be made by such Participating Company, such forfeitures may reduce the Bank’s share of Plan expenses not paid directly by the Plan.

6.10 Dividend Payment Elections. Each Participant shall have the right to elect to have any dividend paid on stock held for such Participant’s Account in the JPMorgan Chase Common Stock Fund to the extent vested, (i) reinvested in such fund or (ii) paid to the Plan and distributed to the Participant or his or her Beneficiaries in cash no later than 90 days following the day on which the dividends are paid to the Plan.

SECTION 7

Forfeitable and Nonforfeitable

Interests in a Participant’s Plan Accounts

7.1 Vested Interest Generally.

(a) A Participant’s (or Former Participant’s) Pre-Tax Contributions, Roth Contributions, Pre-Tax Catch-up Contributions, Roth Catch-up Contributions, Qualified Non-Elective Contributions, After-Tax Contributions, Rollover Contributions and Default Contributions shall be fully vested at all times.

(b) Notwithstanding anything in this Section 7 to the contrary, the provisions of Appendices III and IV regarding vesting shall apply with respect to Eligible Employees affected by certain transactions.

7.2 Vested Interest in Employer Contributions.

(a) (i) With respect to any individual who is or was an Employee prior to May 1, 2009, the value of all Matching Contributions (adjusted for net investment experience) shall at all times be 100% vested.

(ii) With respect to an individual who becomes an Employee on or after May 1, 2009, the value of Matching Contributions (adjusted for net investment experience) shall become vested in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3	0%
3 or more	100%

(b) A Participant shall be 100% vested in the value of Discretionary Contributions (adjusted for net investment experience) in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3	0%
3 or more	100%

(c) A Participant’s Automatic Pay Credit Contributions shall vest in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3	0%
3 or more	100%

A Participant described in (a)(ii), (b), or (c) above, or his/her Beneficiary, shall have a vested percentage of 100% of the value of such individual’s Matching Contributions, Automatic Pay Credit Contributions, and Discretionary Contributions prior to such Participant completing at least three Years of Service if, while an Employee, such Participant’s employment terminates as a result of an Eligible Termination, or as a result of his/her death, or after his/her attainment of Normal Retirement Age.

SECTION 8

Distributions During Employment

8.1 Rules Generally Applicable to Withdrawals.

(a) Applications for withdrawals under this Section 8 must be made through the Interactive System (or, to the extent permitted by the Plan Administrator or its designee, in writing) not later than the date established by the Plan Administrator.

(b) The maximum withdrawal amounts available under this Section 8 shall be determined on the basis of a Participant’s Account balance. The minimum withdrawal amount is the lesser of $500 or the Participant’s applicable Plan Account balance. No portion of a Participant’s Account attributable to Loans made pursuant to Section 9 is eligible for withdrawal under this Section 8.

(c) Withdrawals under this Section 8 for which the appropriate instructions (or, in the case of hardship, applications) are timely received utilizing an Appropriate Form shall be disbursed as soon as administratively practicable after the instructions or applications are received.

(d) Requests for withdrawals shall be irrevocable as of the date specified by the Plan Administrator. In the event a Participant who has requested a withdrawal under this Section 8 terminates employment (and is no longer an Employee) prior to (i) processing such a withdrawal, or (ii) the Valuation Date following the submission of such Participant’s application, the withdrawal shall not be granted.

(e) Withdrawals from the JPMorgan Chase Common Stock Fund may be taken in-kind (in the form of Common Stock), at the election of the Participant.

8.2 In Service Withdrawals of After-Tax Contributions and Rollover Contributions At Any Age.

(a) A Participant shall be entitled to withdraw all or part of his or her After-Tax Contributions through the Interactive System. Withdrawals shall be disbursed in accordance with Section 8.1(c).

(b) Withdrawals of After-Tax Contributions from a Participant’s Plan Account shall be considered to be made in the following order:

(i) first, after-tax contributions, if any, contributed prior to January 1, 1987, but in no case including earnings thereon, to the extent not previously withdrawn;

(ii) second, After-Tax Contributions after December 31, 1986 (including earnings thereon) (which amounts shall be considered a separate contract under Section 72(d) of the Code), to the extent not previously withdrawn; and

(iii) third, the earnings attributable to after-tax contributions, if any, contributed prior to January 1, 1987.

(c) A Participant may withdraw all or any portion of his or her Rollover Contributions, but only after all of his or her After-Tax Contributions have been withdrawn.

8.3 Withdrawals of Certain Employer Contributions Prior to Attaining Age 59 1⁄2. Through use of the Interactive System a Participant shall be entitled to withdraw all or any part of the value of his or her Vested Interest in amounts described in the Plan’s recordkeeping system as prior employer contributions. Withdrawals shall be disbursed in accordance with Section 8.1(c). Notwithstanding the foregoing, United Kingdom Amounts may not be withdrawn under this Section.

8.4 Withdrawals After Attaining Age 59 1⁄2 . A Participant may, after attaining age 59 1⁄2, through the Interactive System, withdraw any part or all of the value of his or her Vested Interest in his or her Plan Account, including, effective March 1, 2011, Qualified Non-Elective Contributions, (other than United Kingdom Amounts and amounts described in the Plan’s recordkeeping system as prior plan contributions). Withdrawals shall be disbursed in accordance with Section 8.1(c).

8.5 Hardship Withdrawals.

(a) Prior to attaining age 59 1⁄2, a Participant may, in the event of hardship (as defined in Section 8.5(d)), upon submitting an Appropriate Form, withdraw any part or all of the value of his or her Vested Interest in his or her Plan Account (other than United Kingdom Amounts) attributable to: (i) Pre Tax Contributions; (ii) prior employer contributions, qualified contributions and prior company contributions, all as described in the Plan’s recordkeeping system; (iii) Roth and Pre-tax Catch-up Contributions; (iv) Roth Contributions; (v) Qualified Non-Elective Contributions; and (vi) Automatic Pay Credit Contributions.

(b) Subject to the provisions of this Section, the Plan Administrator (or its designee) shall have the sole discretion to grant hardship withdrawals, and hardship withdrawal applications shall be approved or disapproved in accordance with uniform and nondiscriminatory rules established by the Plan Administrator.

(c) No hardship withdrawals will be granted to a Participant unless such Participant has: obtained all other distributions (other than hardship distributions) available under this Plan (specifically the dividend election under Section 6.10 and the withdrawals available under Sections 8.2 through 8.4) and all other plans maintained by an Affiliated Company in which the Participant participates.

(d) Hardship withdrawals shall only be granted if the withdrawal is made on account of an immediate and heavy financial need of the Participant resulting from:

(i) unreimbursed medical expenses for (or necessary to obtain) medical care described in Section 213(d) of the Code incurred by the Participant, the Participant’s spouse, or any dependent of the Participant (as defined by Section 152 of the Code) or any primary Beneficiary;

(ii) cost directly related to the purchase (excluding mortgage payments) or construction of a principal residence for the Participant;

(iii) payment of tuition and related expenses, including room and board, for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children, or any dependent of the Participant (as defined by Section 152 of the Code) or any primary Beneficiary;

(iv) payments necessary to prevent eviction from or the foreclosure on the mortgage of the Participant’s principal residence;

(v) payments for funeral expenses for a Participant’s family member including any primary Beneficiary,

(vi) expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income),

(vii) expenses for prevention of bankruptcy under Title 11 of the United States Code,

(viii) expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; and

(ix) any other event specified by the Commissioner of the Internal Revenue Service.

Subject to the Plan Administrator’s approval, the following may also constitute an immediate and heavy financial need: a nonrecurring emergency expense resulting from causes beyond the Participant’s control as determined by the Plan Administrator.

(e) Requests for hardship withdrawals shall be accompanied by any substantiating and supporting evidence as may be requested by the Plan Administrator, including, but not limited to, a representation that the Participant does not have sufficient cash or liquid assets to satisfy the need, and each Participant shall be notified of the approval or disapproval of the Participant’s hardship application.

(f) The hardship withdrawal granted hereunder may not exceed the amount necessary to meet the immediate and heavy financial need as defined inparagraph (d) above, including any amounts necessary to pay withholding taxes resulting from the distribution. To the extent the Trustee is required to withhold 10 percent of the taxable amount of the withdrawal, each hardship withdrawal request will automatically be grossed up to reflect the full value of the Federal tax consequences of such request. A Participant may elect, on an Appropriate Form, have nothing withheld from his or her hardship withdrawal.

(g) Withdrawals shall be disbursed in accordance with Section 8.1(c). Notwithstanding the foregoing, the Plan Administrator, in its discretion, may pay requested hardship withdrawals at any time in emergency circumstances.

(h) The following was also required for hardship withdrawals prior to January 1, 2019: (i) Qualified Non-Elective Contributions and earnings thereon were not permitted to be distributed upon hardship; (ii) post December 31, 1988 earnings on Pre-Tax Contributions and Pre-Tax Catch-up Contributions were not permited to be withdrawn for hardship; (iii) in making an application for a hardship distribution, the Participant was required to agree that he/she could not make Contributions to the Plan for a six month period following approval of the hardship withdrawal request, and, notwithstanding anything herein to the contrary, his/her Contributions were suspended as soon as administratively practical following the approval of the withdrawal request, provided, that, at the end of such six month suspension period, Contributions automatically recommenced without any action on behalf of the Participant; and (iv) no hardship withdrawals were granted to a Participant unless such Participant had borrowed the maximum amount available as a Loan under this Plan and loans under all other plans maintained by an Affiliated Company in which the Participant participates; except if the Participant certified to the Plan Administrator that obtaining a loan from the Plan and other similar plans maintained by an Affiliated Company would further exacerbate the Participant’s financial hardship, then the Plan Administrator had the discretion to waive the requirement to borrow the maximum amount available from this Plan and those of Affiliated Companies.

8.6 Other Restrictions and Provisions.

(a) The Plan Administrator may, from time to time, establish minimum withdrawal amounts.

(b) For Bank One Consent Participants, any withdrawal by a married Participant must be consented to in writing by the Participant’s Spouse and such consent must be notarized.

(c) A Participant may instruct the Trustee to directly roll over all or part of any Eligible Rollover Distribution to an individual retirement account or to another qualified plan that accepts rollover contributions.

(d) Participants subject to a Window Period may request a withdrawal outside of the Window Period only to the extent that the withdrawal does not reduce their interest in the JPMorgan Chase Common Stock Fund. In addition, those officers who are subject to Section 16 of the Exchange Act may be further restricted.

SECTION 9

Loans

9.1 Loans to Participants. For purposes of this Section 9, the term Participant shall also include Former Participants who are “parties in interest” within the meaning of Section 3(14) of ERISA, and have a vested Plan Account. Except as otherwise provided above, (a) Loans shall be made only to Employees who are receiving Eligible Compensation or who are on an Authorized Leave of Absence or are covered under the Disability Plan, and (b) no Loans shall be made to any individual who has incurred a Severance Date.

9.2 Submission of Loan Applications.

(a) Applications for Loans under this Section 9 must be made through the Interactive System (or, to the extent required by the Plan Administrator, in writing) not later than the date established by the Plan Administrator.

(b) Loans shall be disbursed as soon as administratively practicable following the time the Loan application is approved.

(c) In the event a Participant who has requested a Loan terminates employment prior to receiving such Loan, the Loan shall not be disbursed unless such Participant will remain a “party in interest” (as defined in ERISA) after becoming a Former Participant.

9.3 Review of Loan Applications. Subject to the provisions of this Section 9, Loan applications shall be approved or disapproved in accordance with uniform and nondiscriminatory rules established by the Plan Administrator.

9.4 Types of Loans Available under the Plan. A Loan may be requested for any reason, provided that the use of such Loan proceeds does not conflict with the Bank’s code of conduct. A principal residence Loan must be used to finance the purchase of the principal residence of the Participant. A Participant requesting a principal residence Loan must provide copies of any documents relating to the purchase of the Participant’s principal residence as may be deemed necessary as part of the Loan application.

9.5 Number, Frequency and Amount of Loans.

(a) A Participant may only have two Loans outstanding at any one time; provided that if a Participant has more than two outstanding Loans on January 1, 2011, such Participant may repay these outstanding loans in accordance with their original terms. Prior to January 1, 2011, a Participant may have had six Loans outstanding at any time. Outstanding Loans granted to Participants under merged plans or predecessor plans shall be counted when determining the number of Loans outstanding. The minimum Loan amount shall be $1,000; Loans must be taken in $1 increments above such amount. Any Loan to a married Bank One Consent Participant must be consented to in writing by the Participant’s Spouse and such consent must be notarized.

(b) Except as otherwise provided for in Appendix VIII, the Loan amount available shall be based on the Participant’s Plan Account balance as of the date on which the Loan application is made. The maximum Loan amount, including the outstanding balance of all Plan Loans to a Participant, may not exceed the lesser of (i) 50 percent of the value of such Participant’s Vested Interest, or (ii) $50,000, reduced by the highest outstanding balance of all Loans during the preceding one year period.

9.6 Term and Interest Rate of the Loans. All Loans, other than principal residence Loans, must be repaid over a period not to exceed five years. Principal residence Loans must be repaid over a period not to exceed fifteen years. The Plan Administrator shall establish a reasonable rate of interest that shall be applied to Loans made from time to time from the Plan. In general, unless the Plan Administrator determines otherwise, the interest rate will be the prime rate published in the Wall Street Journal on the first business day of the month in which the Loan is requested, and such rate shall remain in effect for the duration of the Loan.

9.7 Security and Repayment of Loans.

(a) To the extent permitted by applicable law, each Loan granted to a Participant shall be secured by such Participant’s Vested Interest under the Plan, as such Vested Interest may exist from time to time.

(b) If possible, repayment of the principal and interest of each Loan will be made by regular payroll deductions. Such repayment shall provide for substantially level amortization of the Loan over its term. The terms and conditions of each Loan shall be incorporated in a promissory note executed by the Participant receiving the Loan. The Participant will be provided with a promissory note, along with a disclosure statement that will show the amount of each repayment. The outstanding Loan balance and accrued interest shall be deemed to be in default if the Loan falls 90 days behind its schedule.

9.8 Prepayment of Loans. A Participant may prepay in full the outstanding Loan balance and the accrued interest without penalty at such times as may be permitted by the Plan Administrator. Partial prepayments of Loans shall not be permitted.

9.9 Loans During A Leave of Absence or Upon Transfer to an Affiliated Company.

(a) In the event a Participant is granted an unpaid leave of absence, or is transferred to an Affiliated Company, such Participant may prepay his or her outstanding Loan balance and accrued interest in full prior to the Loan falling more than 90 days behind its schedule, unless Section 9.9(b) applies.

(b) A Participant may, in addition, make such other arrangements to repay a Loan as the Plan Administrator may deem appropriate, including but not limited to, submitting regular periodic payments during the course of the leave of absence, or during the period of employment with the Affiliated Company, as the case may be. In addition, as the Plan Administrator may deem appropriate, a new Loan may be made to a Former Participant who is employed by an Affiliated Company that is not a Participating Company.

(c) If a Participant who has been granted an unpaid leave of absence or transferred to an Affiliated Company does not repay the outstanding Loan balance and accrued interest in accordance with paragraphs (a) or (b) of this Section 9.9, the outstanding Loan balance and accrued interest shall be deemed to be in default once the Loan has fallen 90 days behind its schedule.

(d) Notwithstanding the foregoing, if a Participant is on an Authorized Leave of Absence due to Qualified Military Service and repayments are not made during such time, then while on said leave the interest on the loan shall continue to accrue but shall not exceed 6 percent per annum and the loan shall not be defaulted during the period of Qualified Military Service.

If re-employed within the statutory period, the loan shall be re-amortized, including accrued interest, over the remaining loan period extended by the amount of time of the Qualified Military Service. If employment does not commence with the statutory period, the loan shall be defaulted unless the Former Participant elects to make loan repayments pursuant to Section 9.10.

9.10 Termination of Employment.

(a) In the event a Participant terminates employment and does not request a distribution of any portion of his/her Account balance, any Loan of such Participant then outstanding may remain outstanding for its (or their) term; provided that each loan repayment continues to be made in accordance with payment procedures established by the Plan Administrator or the Participant does not request a full distribution of his/her Account balance. In the event loan repayments are not timely made or a full distribution is made, such Loans will be deemed in default upon the Loan falling more than 90 days behind its schedule or the date of the full distribution, as the case may be. Additionally, the Plan Administrator, in its discretion, may permit a Participant to make a direct rollover of Loan balances pursuant to Section 401(a)(31) of the Code.

(b) If such outstanding Loan balances and accrued interest are not repaid in accordance with this Section 9.10, the outstanding Loan balances and accrued interest shall be in default, and shall be converted to a distribution as of the date the Loan falls more than 90 days behind its schedule.

(c) In the event of a Participant’s death, the balance of any outstanding Loans and accrued interest shall become immediately due and payable as of the date of death.

9.11 Failure to Make Repayments. In the event a Participant omits a repayment, the Participant’s outstanding Loan balance along with accrued interest may be reamortized over the original Loan period. A Participant’s outstanding Loan balance and accrued interest shall be deemed to be in default if the Loan falls 90 days behind on repayments.

9.12 Loan Defaults and Remedies.

(a) In the event a Participant defaults on one or more outstanding Loans, the Plan Administrator may, in its sole discretion, take any action it considers appropriate to collect such outstanding Loan balance and accrued interest.

(b) A Participant who defaults on a Loan under this Plan shall not be eligible to request or receive any new Loans until he or she has repaid the defaulted Loan in full to the Plan.

9.13 Source and Application of Funds.

(a) Loans shall be disbursed on a pro rata basis from across all Investment Funds holding a balance as of the loan date; however, with respect to Participants subject to a Window Period, a Participant may request a Loan outside of a Window Period only to the extent that the Loan does not reduce his/her interest in the JPMorgan Chase Common Stock Fund.

(b) Subject to Section 6.5(c), principal repayments and interest payments shall be invested in accordance with the investment elections in effect for Contributions at the time of such repayment; or if no election is on file, the default investment fund selected by the Plan Administrator, from time to time.

9.14 Administrative Discretion.

(a) Subject to applicable provisions of ERISA and the Code, the Plan Administrator may, in its sole discretion, and at any time, amend, suspend or terminate any or all provisions of this Section 9 (other than Section 9.14) as it shall determine to be necessary or appropriate.

(b) Notwithstanding any other provision to the contrary, fees and costs associated with a Participant’s Loan, may, at the Plan Administrator’s discretion, be deducted from such Participant’s account.

9.15 Special Loan Rules.

(a) A Participant may not borrow United Kingdom Amounts, amounts described in the Plan’s recordkeeping system as prior plan contributions, or Discretionary Contributions.

(b) The Plan Administrator shall establish whatever rules it shall deem necessary or appropriate to govern Loans made under this Section.

(c) Participants subject to a Window Period will not be permitted to borrow from the Plan if such borrowing reduces their interest in the JPMorgan Chase Common Stock Fund, unless such Loan request is made during a Window Period. In addition, those officers who are subject to Section 16 of the Exchange Act may be further restricted.

(d) When a Loan and a withdrawal pursuant to Section 8 are made simultaneously, the Loan shall take precedence and may restrict the amount of the withdrawal.

(e) Notwithstanding anything herein to the contrary, the loan provisions contained in this Section 9 of the Plan shall be administered in conformance with all applicable laws.

SECTION 10

Distributions upon Severance

from Employment or Disability

10.1 Permissible Distribution Events. For purposes of Sections 10.1 through 10.4 and Sections 10.8 through 10.10, the term Participant shall also include Former Participants.

(a) A Participant shall be entitled to the value of his or her Vested Interest:

(i) upon the occurrence of a Severance Date,

(ii) at the end of the 18th month following a Participant’s eligibility for long-term disability benefits under the Disability Plan,

(iii) upon the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), or

(iv) unless a trust to trust transfer has been agreed to in connection therewith, upon a disposition by the Bank or a Participating Company to an unrelated corporation of (A) substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such corporation in a trade or business of such corporation, or (B) such corporation’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code).

(b) Subject to the following provisions of this Section, a Participant may elect the time and the manner in which the value of his or her Vested Interest under the Plan shall be distributed upon the occurrence of a distribution event described in paragraph (a) above; provided, however, that distributions under items (iii) and (iv) of paragraph (a) above may only be made if permissible under Section 401(k)(10) of the Code.

(c) Notwithstanding anything in this Plan to the contrary, unless the Participant otherwise elects, distribution of the entire value of a Participant’s Vested Interest shall commence no later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

(i) the Participant’s attainment of the earlier of age 65 or Normal Retirement Age;

(ii) the 10th anniversary of the year in which the Participant’s Plan participation began; or

(iii) the year in which the Participant terminates service with the Bank or an Affiliated Company.

However, a terminated Participant who does not elect to commence distribution by the latest of the dates set forth in (c) above shall be deemed to have elected to defer commencement of distribution to a date no later than the April 1st following the later of the calendar year in which he or she attains age 72 (age 70 1⁄2 for Participants attaining age 70 1⁄2 before 2020) or terminates employment.

10.2 Distribution Upon Death and Designation of Beneficiary.

(a) (i) Upon the death of a Participant, the value of the Participant’s Vested Interest, to the extent not previously distributed, shall be distributed to the Participant’s Spouse, unless the Participant has no Spouse at the time of death or the Spouse has previously consented to the designation of a Beneficiary in accordance with this Section 10.2, in which case the value of the Participant’s Vested Interest shall be distributed to the Beneficiary or Beneficiaries previously designated by the Participant pursuant to the designation on file with the Plan Administrator. If no Beneficiary designation is on file with the Plan Administrator, or if no designated Beneficiary survives the Participant, and if, in either case, such Participant is not survived by a Spouse, payment of the value of the Participant’s Vested Interest shall be made in a lump sum to the executors or administrators of the Participant’s estate as soon as practicable following their notification of the death to the Plan Administrator and the Plan’s receipt from them of the completed Appropriate Forms unless the executors or administrators elect a lump sum or partial distributions over the relevant Section 401(a)(9) time period; provided that with respect to a merged plan, if a death of a Participant (or a Beneficiary in pay status) occurs prior to the applicable merger date and if there is no designation on file, then the terms of the merged plan shall apply to persons entitled to the remaining Account balance. Subject to Appendix V, all Beneficiaries shall have the option of receiving the value of such Vested Interest in any distribution form permitted by the Plan.

(ii) If a Participant or Former Participant participated in the Bear Stearns Companies Inc. Profit Sharing Plan, the Bear Stearns Companies Inc. Cash or Deferred Compensation Plan or the Bear Stearns Companies Inc. Employee Stock Ownership Plan (all of which merged into this Plan) and has not made a Beneficiary designation under this Plan, then the Beneficiary of a Participant or Former Participant shall be determined as follows in the following order of priority:

1. A written accepted Beneficiary designation under the Bear Stearns Companies Inc. Cash or Deferred Compensation Plan shall apply to the entire Account balance of a Participant or Former Participant under this Plan: Any designation(s) under the Bear Stearns Companies Inc. Profit Sharing Plan or Bear Stearns Companies Inc. Employee Stock Ownership Plan shall be disregarded.

2. If no such designation exists under the Bear Stearns Companies Inc. Cash or Deferred Compensation Plan, a written accepted Beneficiary designation under the Bear Stearns Companies Inc. Profit Sharing Plan shall apply to the entire Account balance of a Participant or Former Participant under this Plan. Any designation(s) under the Bear Stearns Companies Inc. Employee Stock Ownership Plan shall be disregarded.

3. If no such designation exists under the Bear Stearns Companies Inc. Cash or Deferred Compensation Plan and the Bear Stearns Inc. Profit Sharing Plan, a written accepted beneficiary designation election under the Bear Stearns Companies Inc. Employee Stock Ownership Plan shall apply to the entire Account balance of a Participant or Former Participant under this Plan.

4. If no such designation exists, the rules of this Plan shall apply.

(b) If the Spouse or Beneficiary (or Beneficiaries) survives the Participant but dies prior to receiving the full amount due to the Spouse or Beneficiary, and if such surviving Spouse or surviving Beneficiary (or Beneficiaries) has not designated a new Beneficiary, distribution of the remaining amount shall be made in a lump sum to the executor or administrator of such surviving Spouse’s or Beneficiary’s estate (or Beneficiaries’ estates) unless the estate elects a lump sum or partial distributions over the relevant Section 401(a)(9) time period.

(c) Subject to paragraph (e) below, each Participant shall file with the Plan Administrator an Appropriate Form designating one or more individuals or entities as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant’s death.

(d) If the Participant is married, the Participant’s Spouse must consent to the Participant’s designation of a Beneficiary or Beneficiaries other than such Spouse. Such consent shall be in writing, given on an Appropriate Form, signed by the Participant’s Spouse, and witnessed by a notary public, and it shall acknowledge the effect of the consent. No such consent shall be required (i) if the Spouse cannot be located and an affidavit of inability to locate the Spouse is provided to the Plan Administrator, or (ii) under any other circumstances permitted by Section 417 of the Code and regulations thereunder.

(e) Any designation or change in Beneficiary shall take effect upon receipt and recording of the designation or change by the Plan Administrator. For avoidance of doubt, if the Plan Administrator or its delegate rejects a purported change in a Beneficiary designation for any reason, the prior Beneficiary designation that was accepted by the Plan Administrator or its delegate remains in effect until a new designation is provided on an Appropriate Form and is recorded by the Plan Administrator in the Plan’s system of record.

(f) Effective for all consents recognized under this Plan, once a Spouse has properly consented to a Participant’s election under the Plan, the Spouse may not revoke such consent unless the Participant agrees in writing. Nonetheless, a spousal consent shall be valid only with respect to the Spouse who gave such written consent. Any elections made by a Participant (and properly consented to by the spouse) shall remain valid after a divorce unless the Participant remarries, makes another proper election, or a qualified domestic relations order described in Section 414(p) of the Code applies and provides otherwise.

(g) Notwithstanding any provision of the Plan to the contrary, in the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the Participant’s Beneficiary shall be entitled to any additional benefits (other than contributions relating to the period of qualified military service) that would have been provided under the Plan had the Participant resumed employment and then terminated employment on account of death, in accordance with the Heroes Earnings Assistance and Relief Tax Act of 2008.

10.3 A Participant’s Election of Time and Form of Distribution.

(a) Subject to all other provisions of this Section, each Participant may designate the time and form of distribution of the value of his or her Vested Interest under the Plan upon the occurrence of an event specified in Section 10.1. Subject to Appendix V, all Beneficiaries shall have the option of receiving the value of such Vested Interest in any distribution form permitted by the Plan.

(b) A Participant who wishes to make an election under this Section must complete and file an Appropriate Form and may do so at any time, and from time to time, prior to the date on which he or she becomes a Former Participant. A Former Participant may still file an Appropriate Form at any time and from time to time prior to the date as of which his or her benefits commence, but once such benefits have commenced, he or she may no longer change the previous designation regarding the time and form of distribution; provided, however, that (i) a Participant who has elected to receive installments may always elect to receive the value of his or her remaining Vested Interest in the form of a lump sum (even after benefits have commenced), and (ii) a Participant may always elect to receive the value of his or her Vested Interest at a date earlier than previously elected.

(c) Any election filed pursuant to this Section shall be subject to the following limitations:

(i) Permissible Forms of Distribution. A Vested Interest shall be distributed to the Participant or Former Participant entitled thereto by whichever of the following methods is selected by such person or persons: (A) one lump sum payment; (B) monthly or quarterly installments; or (C) annual installments. In addition, under such rules as the Plan Administrator may prescribe, a Former Participant may elect a partial distribution of the value of his or her Vested Interest in an amount not less than $1,000 per such distribution. Installments generally may be over a period not exceeding the Participant’s life expectancy or the life expectancy of such Participant and his or her Beneficiary. The Plan Administrator may, from time to time, establish minimum amounts for installments.

(ii) Timing of Distribution. Distribution of the value of a Participant’s Vested Interest shall commence as soon as administratively practicable following the Valuation Date as of which such Vested Interest is determined, provided, that no part of the distribution may commence before the 65th birthday of the Participant without the advance written consent of such Participant. The requirement for Participant and/or spousal consent to a distribution shall not apply with respect to benefits payable by reason of the death of a Participant (or Former Participant) or where the amount of the Participant’s nonforfeitable Plan Account balance is less than $1,000 ($5,000 prior to January 1, 2005). If the value of the Participant’s Plan Account as so determined is less than $1,000 ($5,000 prior to January 1, 2005), the Plan shall distribute the value of the Participant’s Vested Interest under the Plan in a lump sum as soon as practicable following the date of the Participant’s severance from employment.

(iii) Distribution Upon Death. In the event of the death of a Participant, 100 percent of the value of the Participant’s Vested Interest will be paid to the Participant’s surviving Spouse (in such form as is permitted hereunder), unless the Participant’s designation of another Beneficiary for all or a portion of his or her benefit under the Plan was consented to in writing by the Participant’s Spouse and such consent was notarized. In case of an unmarried Participant, such Plan Account balance will be paid to his or her Beneficiary (in such form as is permitted hereunder), or in the event no Beneficiary is designated, his or her estate in a lump sum. The value of the Vested Interest shall be distributed to the Spouse, Beneficiary or estate as soon as practicable following receipt by the Plan Administrator of notification of the Participant’s death and the Plan’s receipt of such completed forms and information as the Plan Administrator shall specify.

(iv) Minimum Distribution to Participants. Notwithstanding any other provision of the Plan to the contrary, distribution of the value of the entire Vested Interest of each Participant shall (A) be completed no later than the Required Beginning Date or (B) commence no later than the Required Beginning Date and be completed no later than a period not extending beyond the life expectancy of such Participant and his or her designated Beneficiary, if any. With regard to a Participant who is not a Five-Percent Owner and who, prior to January 1, 1997, commenced distribution in accordance with Section 401(a)(9) of the Code, he or she may, but is not required to, suspend such distributions under the Plan until he or she is otherwise required to again commence distribution pursuant to the foregoing Required Beginning Date rules.

(v) Compliance with Section 401(a)(9) of the Code.

(a)

Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan shall be made at least as rapidly as required by Section 401(a)(9) of the Code, and the provisions of this Section that reflect Section 401(a)(9) of the Code shall override any distribution options in the Plan that do not comply with Section 401(a)(9) of the Code. However, the foregoing does not preclude the Plan from making a distribution more rapidly than required by Section 401(a)(9) of the Code.

(b)

The Participant’s payment election must be consistent with the requirement of Section 401(a)(9) of the Code that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her spouse may be recomputed annually.

(c)

Minimum distributions under the Plan will be computed in accordance with the regulations issued under Section 401(a)(9) of the Code. The Participant’s payment election must be consistent with the requirement that, if the Participant’s spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant’s Required Beginning Date by which benefit payments shall commence, shall not be less than the quotient obtained by dividing (i) the Participant’s vested Plan Account balance as of the last Valuation Date of the preceding year by (ii) the applicable divisor as determined under the incidental benefit requirements of Section 401(a)(9) of the Code.

10.4 Payment to Beneficiary. Subject to any earlier date specified by Section 10.3(c), payment to a Beneficiary must either (a) be completed by the end of the calendar year that contains the fifth anniversary of the Participant’s death, or (b) begin by the end of the calendar year that contains the first anniversary of the Participant’s death and be completed within the period of the Beneficiary’s life or life expectancy, except that:

(i) If the Participant dies after the April 1 of the calendar year that includes the Participant’s Required Beginning Date by which benefit payments shall commence, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant’s distribution election;

(ii) If the surviving spouse is the Beneficiary, minimum required distributions need not begin until the end of the calendar year in which the Participant would have attained age 72 (age 70 1⁄2 for Participants who would have attained age 70 1⁄2 before 2020) and must be completed within the spouse’s life or life expectancy; and

(iii) If the Participant and the surviving spouse who is the Beneficiary die (A) before the April 1 of the calendar year that includes the Participant’s Required Beginning Date by which benefit payments shall commence and (B) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

Notwithstanding Sections 10.3(c)(iv), 10.3(c)(v) and 10.4, the provisions of Appendix V will govern in the event of any conflict for the purposes of applying the requirements of Section 401(a)(9) of the Code.

10.5 Eligible Rollover Distributions

(a) Notwithstanding any provision of the Plan to the contrary, an eligible distributee of a benefit under the Plan may direct that any part or all of a distribution that is an Eligible Rollover Distribution be transferred to an Eligible Retirement Plan specified by the distributee in a direct trustee-to-trustee transfer; provided, however, that such direction shall be made in accordance with rules established by the Plan Administrator. For purposes of this Section, an eligible distributee shall be a Participant, a Former Participant, a surviving spouse of either, or, in the case of a qualified domestic relations order (as defined in Section 414(p) of the Code), the spouse or former spouse of either a Participant or a Former Participant or (effective as of July 1, 2008) the Beneficiary of a Participant of Former Participant.

(b) Notwithstanding Section 10.5(a), a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

(c) Direct rollovers for distributions from a Participant’s Roth Elective Deferral Account or from his/her Pre-Tax Contributions are not subject to any Plan minimums. Eligible rollover distributions from a Participant’s Roth Elective Deferral Account will be taken into account in determining whether the total amount of the Participant’s account balances under the Plan is less than $1,000 for purposes of mandatory distributions from the Plan.

10.6 Timing of Forfeiture of Unvested Interest.

(a) In the event that upon a termination of employment as an Employee, a Participant (i) is only partially vested in his or her Plan Account and (ii) receives his or her Vested Interest before incurring five consecutive One-Year Breaks in Service, the portion of the Participant’s Plan Account that is not vested at the time of such distribution shall be forfeited at the time of such distribution subject to the provisions of Sections 10.7 and 10.8.

(b) In the event that, a Participant (i) incurred a Severance Date, (ii) was only partially vested in his or her Account and (iii) did not receive his or her distribution before incurring five consecutive One-Year Breaks in Service, the portion, if any, of the Participant’s Account which is not vested after such five year period shall be forfeited.

10.7 Repayment Rights Upon Return to Service Prior to Incurring Five Consecutive One-Year Breaks in Service.

(a) If a Former Participant (including a former participant from a merged or predecessor plan) who has forfeited a portion of his or her Account pursuant to Section 10.6(a) resumes service with a Participating Company before incurring five consecutive One-Year Breaks in Service, and repays, no later than five years after the first date on which the Former Participant resumes service with a Participating Company, the full amount previously distributed from his or her Account on account of termination of employment, then the repaid amount, together with the unvested amount restored pursuant to Section 10.8, shall upon repayment, be credited to his or her Account.

(b) The Vested Interest of a Participant in any amounts repaid and restored to his or her Plan Account pursuant to this Section shall be determined in accordance with the provisions of Section 7.

10.8 Restoration of Forfeited Value Upon Reemployment If a Former Participant (including a former participant from a merged or predecessor plan) who has forfeited a portion of his or her Plan Account pursuant to Section 10.6(a) again becomes an Employee before incurring five consecutive One-Year Breaks in Service and repays, in accordance with Section 10.7, the amount previously distributed, the amount of his or her nonvested Plan Account shall be restored effective as of the Valuation Date coincident with or next following such repayment. Such restoration shall be accomplished in the following manner and priority:

(a) current forfeitures under the Plan allocable to the Participating Company that has reemployed the Participant shall first be used to restore, as applicable, such Participant’s Plan Account;

(b) if the forfeitures allocated under subparagraph (a) are not sufficient to restore such Participant’s past forfeitures, the Participating Company which employs such Participant shall deposit from its general funds sufficient amounts to restore such past forfeitures.

10.9 Distributions in Cash or Stock. With respect to amounts allocated to the JPMorgan Chase Common Stock Fund, a Participant (or his or her Beneficiary) may elect to receive a distribution entirely in cash, partly in cash and partly in shares of Common Stock or entirely in shares of Common Stock; provided, however, that the value of the shares of Common Stock distributed shall not exceed the value of the Participant’s Vested Interest in the JPMorgan Chase Common Stock Fund. In the absence of an election, the Plan shall distribute a Participant’s Vested Interest in such Investment Funds in cash.

10.10 Missing Participants and Outstanding Checks. In the event the Plan Administrator, after reasonable effort, is unable to locate a Participant or Beneficiary to whom any distribution is to be made under the Plan; or an outstanding check is payable with respect to benefits due from the Plan, the unpaid balance or outstanding checks of such Participant or Beneficiary shall be canceled and treated as a forfeiture in accordance with Section 4.6 of the Plan; provided, however, that such benefit shall be restored (in an amount equal to the amount canceled; unadjusted for any applicable subsequent gains or losses) upon proper claim made by such Participant or Beneficiary.

10.11 Special Rules for Bank One Distributions. Notwithstanding anything to the contrary herein, if any portion of the amounts credited to a Participant’s Account is attributable to amounts transferred to the Bank One 401(k) Plan from a plan to which Section 401(a)(11) of the Code applies, the amounts so transferred (and any earnings attributable thereto) which are available for distribution shall be subject to the distribution and waiver rules set forth in Section 8.6(b) of the Bank One 401(k) Plan, which section is hereby incorporated herein by reference, provided that, effective January 1, 2008, such a Participant may elect a 75% Joint and Survivor (Spouse) Annuity. A “75% Joint and Survivor (Spouse) Annuity” means an annuity which provides reduced monthly installments during the Participant’s lifetime, ending with the payment due for the month in which he or she dies, and if the Participant dies leaving a surviving Spouse, a survivor annuity providing monthly installments that the deceased Participant was receiving at the time of death. Such survivor annuity shall commence on the first day of the month following the date of the Participant’s death and end with the payment due for the month in which the surviving Spouse dies.

10.12 Qualified Military Reservist Distributions.

(a) Effective with respect to distributions as of January 1, 2019, in-service distributions that constitute Qualified Reservist Distributions shall be permitted under the Plan.

(b) A “Qualified Reservist Distribution” shall be defined as any distribution to a Participant who is ordered or called to active duty after September 11, 2001, if:(1) the distribution is from Contributions; (2) the Participant was (by reason of being a member of a reserve component as defined in Section 101 of Title 37 of the United States Code, ordered or called to active duty for a period of time in excess of 179 days or for an indefinite period; and (3) the distribution is made during the period beginning on the date of such order or call, and ending at the close of the active duty period.

(c) Notwithstanding the foregoing, effective as of April 1, 2018, all Highbridge Employees are permitted to take in-service distributions that constitute Qualified Reservist Distributions with respect to the amounts transferred to the Plan as a result of the merger with the Highbridge Capital 401(k) Plan.

SECTION 10-A

CLAIMS PROCEDURE

10-A.1 Submission of Claims.

Any Participant or any other person entitled to benefits under the Plan (“claimant”), or his or her duly authorized representative, may make a claim for a Plan benefit by filing such claim in writing with the Plan Administrator, in accordance with procedures established and published, from time to time, by the Plan Administrator for such purpose. For this purpose, any claim relating to the right to participate shall be deemed a “claim” for these purposes. Such claims shall be considered by the persons or the department or office designated by the Plan Administrator for such purpose. Effective as of January 1, 2018, any initial claim by a claimant, or his or her duly authorized representative, must be filed in writing with the Plan Administrator no later than twelve (12) months of the event giving rise to the claim, which such event shall include, but not be limited to, the date the Participant is eligible to commence benefit payments.

10-A.2 Appeal of Denial.

(a) Claimant’s Appeal. A claimant shall have an opportunity to appeal a denial of a claim to the Plan Administrator, in accordance with procedures established and published, from time to time, by the Plan Administrator for such purpose. A decision on such appeal shall be rendered by the Plan Administrator within the time permitted by such procedures, and notice of the benefit determination on appeal shall be sent to the claimant as soon as possible thereafter.

(b) Content of Notice of Appeals Decision. Notice of the decision of the Plan Administrator shall be in writing or electronic form, and, if adverse, shall provide the following information: (i) the specific reason(s) for the adverse determination; (ii) reference to the specific provision(s) of the Plan on which the adverse determination was based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records, and other information relevant to the claim; and (iv) a statement regarding the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.

10-A.3 Resolution of Claims. Effective as of January 1, 2018, to the extent permitted by applicable law, notwithstanding anything to the contrary set forth herein, if a claimant brings a civil action under ERISA, such claimant must commence the action by the earlier of: (i) one (1) year after the date of the denial of the claimant’s final appeal; or (ii) three (3) years after the date when the claimant was otherwise eligible to file his or her initial claim, regardless of any state or federal statutes relating to limitations of actions.

SECTION 11

Voting and Tender Rights and Other Matters

11.1 Voting Rights with Respect to Common Stock.

(a) At any meeting of the shareholders of the Common Stock, each Participant (or Beneficiary) shall instruct the Trustee how to vote the number of full shares of Common Stock representing his proportionate interest, if any, in the JPMorgan Chase Common Stock Fund, provided, however, that if a Participant (or Beneficiary) fails to timely provide the Trustee with voting instructions, the Trustee shall vote the shares for which no instructions are received in the same proportion as the aggregate number of shares representing the proportionate interest of all Participants (and Beneficiaries) for which instructions are received.

(b) Each of the Trustee’s and the Plan Administrator’s responsibilities with respect to voting at any such meeting of the shareholders shall be exercised in accordance with this Section. Before each such meeting of shareholders, the Trustee and the Plan Administrator shall use their best efforts to distribute or cause to be distributed to each Participant (or Beneficiary) a copy of the proxy solicitation materials (at or about the same time as such materials are furnished generally to shareholders of the Common Stock), together with a form requesting confidential instructions to the Trustee on how to vote with respect to the matters to be transacted at the shareholder’s meeting. The Corporation shall cooperate with the Trustee and the Plan Administrator to ensure that Participants (or Beneficiaries) receive the requisite information in a timely manner. Upon timely receipt of such directions, the Trustee shall vote as directed, and shall have no discretion in such matter.

(c) The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Plan Administrator, or the officers or employees of any Affiliated Company.

(d) Notwithstanding the foregoing, in the event the Plan Administrator determines:

(i) there is a potential for undue employer influence at any meeting of the shareholders of Common Stock,

(ii) shareholders of Common Stock are engaged in a “solicitation” of “proxies” to vote, or otherwise are intentionally seeking in an organized fashion to influence any person with respect to the voting of any Common Stock, in a manner that is inconsistent with the position of the board of directors of the Corporation, or

(iii) any shareholder of Common Stock is a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act, as in effect on the date hereof), in opposition to the recommendation of the majority of the directors of the Corporation with respect to any matter, the Plan Administrator and the Trustee shall instead follow the special confidentiality procedures set forth below in Section 11.2.

11.2 Tender Rights with Respect to Common Stock.

(a) In the event a person or persons commence a tender offer or exchange offer for shares of the Common Stock, including, but not limited to, a tender offer or exchange offer within the meaning of the Exchange Act (all such tender or exchange offers collectively, a “tender offer”), each Participant (or Beneficiary) shall instruct the Trustee as to whether or not to tender the number of shares (including fractional shares of Common Stock) representing his or her proportionate interest, if any, in such JPMorgan Chase Common Stock Fund held by the Plan; provided, however, that if a Participant (or Beneficiary) fails to timely instruct the Trustee on how to respond to a tender offer, such failure shall be deemed to be an affirmative direction not to tender the number of shares representing such Participant’s (or Beneficiary’s) proportionate interest in such JPMorgan Chase Common Stock Fund.

(b) Each of the Trustee’s and the Plan Administrator’s responsibilities with respect to all decisions made in response to a tender offer shall be exercised in accordance with this Section 11.2. Promptly after receiving notice of the commencement of a tender offer, the Plan Administrator shall appoint an independent entity (the “independent entity”), which may be the Stock Fund Fiduciary, and shall transfer to such independent entity those functions necessary to preserve the confidentiality of any directions given by Participants (or Beneficiaries) in connection with the tender offer. The independent entity shall use its best efforts to timely distribute or to cause to be distributed to each Participant (or Beneficiary) the information that is being distributed to other shareholders of the Common Stock in connection with such tender offer. The Corporation and the Plan Administrator shall cooperate with such independent entity in attempting to ensure that Participants (or Beneficiaries) receive the requisite information in a timely manner. The independent entity shall solicit confidentially from each Participant (or Beneficiary) directions regarding whether or not to tender the number of shares representing his or her proportionate interest in the shares of Common Stock held under the Plan. The independent entity shall then instruct the Trustee as to the directions given by Participants (or Beneficiaries) and identify the number of shares of Common Stock covered by any particular direction in accordance with the following provisions.

(c) Each Participant (or Beneficiary) is hereby designated as a Named Fiduciary for purposes of ERISA with respect to all decisions made in response to a tender offer regarding the number of shares representing his or her proportionate interest in the shares of Common Stock, and with respect to all such decisions regarding any shares of Common Stock held by the Plan not deemed allocated.

(d) Upon timely receipt of such directions, the Trustee shall, on each such matter, act as directed (including, without limitation, engage in selling, exchanging, tendering or retaining) with respect to the number of shares of Common Stock (including fractional shares of Common Stock) representing such Participant’s (or Beneficiary’s) proportionate interest in the shares of the JPMorgan Chase Common Stock Fund (or if applicable, allocated to his or her Plan Account), and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Plan Administrator, or the officers or employees of any Participating Company.

(e) The Trustee shall act as directed (including, without limitation, engage in selling, exchanging, tendering or retaining) with respect to the shares of Common Stock held by the Plan that are deemed unallocated (including fractional shares of Common Stock) in the same proportion as it acts regarding the shares of the JPMorgan Chase Common Stock Fund representing all of the Participants’ (or Beneficiaries’) aggregate proportionate interest in the shares of the JPMorgan Chase Common Stock Fund.

11.3 Other Matters Relating to Common Stock.

(a) The Plan Administrator shall be responsible for establishing procedures designed to safeguard the confidentiality of information relating to the purchase, holding and sale of Common Stock, as well as the exercise of voting, tender and similar rights with respect to such Common Stock by Participants (or Beneficiaries). The Plan Administrator shall be responsible for ensuring that such procedures are sufficient to safeguard confidentiality, and are properly followed.

(b) If at any time the Plan Administrator determines that there is a potential for undue employer influence upon Participants (or Beneficiaries) with regard to the direct or indirect exercise of shareholder rights (i) the Plan Administrator shall appoint an independent entity, which may be the Stock Fund Fiduciary, and (ii) it and the Trustee shall otherwise follow the special confidentiality procedures set forth in Section 11.2.

(c) For purposes of this Section, the Plan Administrator shall establish reasonable rules and procedures to determine the interest of each Participant in such shares of Common Stock, and may use dates in advance of a shareholder’s meeting or shareholder’s record date to determine such interests.

SECTION 12

Fiduciaries

12.1 Administrator.

(a) The Benefits Executive of the Company or any other person or persons designated by the Board shall be the Plan Administrator. The Plan Administrator shall have the powers and duties set forth in the Plan and those of an administrator under ERISA and shall have the powers under the Plan required in order to carry out such duties. Without limitation of the foregoing, the Plan Administrator shall have the duty to (i) furnish, publish and file, as and to the extent required by ERISA, summary plan descriptions, plan descriptions, annual reports (including any financial statements), summary annual reports, and reports of Participants’ benefits rights, (ii) maintain records with respect to the foregoing, (iii) approve payment of reasonable administrative expenses, (iv) appoint a directed trustee for the Plan, (v) qualify domestic relations orders under Section 414(p) of the Code, and (vi) implement standards designed to satisfy confidentiality requirements of Section 404(c) of ERISA, and shall have the right to retain qualified public accountants and enrolled actuaries in order to carry out his or her duties in accordance with ERISA. In addition, the Plan Administrator shall have the authority jointly to control and manage, as a Named Fiduciary, the operation and administration of the Plan, subject to the provisions of Sections 12.2, 12.3, 12.4, 12.5 and 12.6 hereof.

(b) The Plan Administrator shall have authority to direct the Trustee or any other funding agency with respect to any payments or disbursements from the Plan.

(c) The Plan Administrator shall have the right and responsibility to consider and resolve appeals of adverse benefit determinations and, in conjunction with such appeals and other duties allocated to the Plan Administrator under the Plan, shall have the right and responsibility to construe and interpret any and all of the provisions of the Plan and to determine any questions arising thereunder or in connection with the appeals of adverse benefit determinations, administration, interpretation and application of the Plan, including, without limitation, the discretionary authority to interpret the terms of the Plan, including all disputed and uncertain items, to decide all questions of fact, to determine eligibility for and the amount of benefits (including participation) and to resolve and remedy ambiguities, inconsistencies or omissions in the Plan.; provided, however, that in the determination of any question requiring the exercise of discretion by the Plan Administrator, such determination shall apply in a uniform and nondiscriminatory manner to employees similarly situated. Any such construction or interpretation shall be conclusive and binding on any Participating Company, any employee of a Participating Company, any Participant and any Beneficiary thereof, any Alternate Payees, and on every other person or party interested in, or concerned with, the Plan. All deference permitted by law shall be given to such determinations. Any reference to the “Plan” herein shall be deemed to include, unless the context clearly requires otherwise, the Declaration of Trust and any other documents or instruments comprising a part of the Plan.

(d) The Plan Administrator also shall maintain and operate a funding policy for the Plan.

(e) The Plan Administrator may delegate fiduciary responsibilities for resolution of benefit claims and appeals of adverse benefit determinations to claims administrators or other entities (including an employee or employees of a Participating Company).

(f) The Plan Administrator shall have no responsibility for the management or control of the assets of the Plan.

12.2 Selection Committee and Employee Plans Investment Committee .

(a) The Board designated a Selection Committee as Named Fiduciary under the Plan. The sole duties and responsibilities of the Selection Committee are to appoint members of the Employee Plans Investment Committee. Unless the Board otherwise determines, the individuals holding the titles of Chief Financial Officer and Director Human Resources (or individuals having similar responsibilities) of the Bank shall constitute the Selection Committee and shall serve until the date that they are replaced by the Board. In addition, an individual shall cease to be a member of the Selection Committee as of the date of his/her resignation from the Selection Committee or termination of employment with JPMorgan Chase. Any instrument or document signed on behalf of the Selection Committee by any member of the Selection Committee may be accepted and relied upon as the act of such Committee. Nothing herein shall be construed to prevent the members of the Selection Committee from serving as members of the Employee Plans Investment Committee. By way of clarification, the members of the Selection Committee have no other fiduciary duties under the Plan, unless they serve as a member of the Employee Plans Investment Committee.

(b) Except with respect to the control and management of the assets of the JPMorgan Chase Common Stock Fund, the Employee Plans Investment Committee shall be the Named Fiduciary with respect to control and management of the assets of the Plan. It shall have the exclusive power to manage, invest and reinvest (including the power to acquire and dispose of) assets of the Plan. The Employee Plans Investment Committee shall have the further power to appoint a trustee or trustees to act under the Plan (other than a directed trustee) and an investment manager or managers to assume all or a portion of such asset management duties. An appointment authorized hereunder shall be upon such terms and conditions as the Employee Plans Investment Committee may determine, provided that the Employee Plans Investment Committee shall not enter into any agreement hereunder which does not provide for the termination thereof by the Employee Plans Investment Committee upon reasonable notice to the other party or parties to the agreement. Any instrument or document signed on behalf of the Employee Plans Investment Committee by any member of the Employee Plans Investment Committee may be accepted and relied upon as the act of the Employee Plans Investment Committee.

(c) The Employee Plans Investment Committee shall cause to be established an investment policy for the Plan giving regard to the objectives of the Plan, the short and long run financial needs thereof, and such other factors as they deem appropriate. Collectively, the Selection Committee, Plan Administrator, Manager, and the Employee Plans Investment Committee shall be referred to herein as the “Named Fiduciaries” and the provisions hereof shall constitute a formal allocation of responsibilities among Named Fiduciaries.

(d) The members of the Employee Plans Investment Committee shall serve until their successors are designated; provided that the Selection Committee may replace a member at any time. In addition, an individual shall cease to be a member of such Committee as of the date of his/her resignation from the Committee or (if an employee of a Participating Company termination of employment with the Participating Company).

12.3 Fiduciary for the JPMorgan Chase Common Stock Fund.

(a)

The Bank has determined, in its plan sponsor capacity, that there should be established and maintained indefinitely the JPMorgan Chase Common Stock Fund as an Investment Fund under the Plan, unless, effective with the hiring of the Stock Fund Fiduciary, said Stock Fund Fiduciary (as defined in Section 12.3 (b)) deems it imprudent to maintain such fund (in whole or in part) under ERISA. The Bank has also determined, in its plan sponsor capacity, that the JPMorgan Chase Common Stock Fund, similar to all other funds under the Plan, should be an unitized fund with a cash component.

(b)

The Benefit Director with direct management responsibility for the Plan (or an individual having similar responsibilities) or any other person or persons designated by the Board (“Manager”) shall, as a Named Fiduciary, have the authority to select and the duty to appoint a fiduciary for the JPMorgan Chase Common Stock Fund. Such JPMorgan Chase Common Stock Fund fiduciary shall be (i) a “qualified independent fiduciary” as that term is defined by the Department of Labor Regulation Section 2570.31(j) and, (ii) a registered investment manager and the fiduciary with respect to the JPMorgan Chase Common Stock Fund (“Stock Fund Fiduciary”).

(c)

The Stock Fund Fiduciary shall have the exclusive power to determine, based on publicly available information as it may deem relevant and desirable in its sole discretion, whether permitting the continued investment by participants of their contributions/balances into units of the JPMorgan Chase Common Stock Fund is prudent under ERISA and/or whether the continued maintenance of the JPMorgan Chase Common Stock Fund in its entirety is prudent under ERISA. In the case of a determination of imprudence, the JPMorgan Chase Common Stock Fund Fiduciary shall direct the Trustee to cease purchasing additional shares of JPMorgan Chase common stock for the JPMorgan Chase Common Stock Fund and/or to sell or otherwise dispose of the assets of the JPMorgan Chase Common Stock Fund. In that regard, the Stock Fund Fiduciary shall provide advance notice, if practicable, to the participants of any such action or actions so that they will have the ability to direct their contributions/balances to another investment fund.

In addition, because the JPMorgan Chase Common Stock Fund is an unitized fund with a cash component, the Stock Fund Fiduciary shall have the exclusive power and authority to determine annually, after consultation with the Trustee and other appropriate parties, the appropriate target level for the cash component of the JPMorgan Chase Common Stock Fund for the next succeeding 12 month period and shall so direct the Trustee to manage the cash component to said level.

(d)	The Stock Fund Fiduciary shall report to the Manager at least quarterly in writing with respect to its activities during the prior quarter period and any determinations it has made.

(e)	For avoidance of doubt,

(i) The Manager shall provide, on reasonable request, the Stock Fund Fiduciary with publicly available information as it shall request but shall not (nor shall JPMorgan Chase) provide such Stock Fund Fiduciary with non-public information (whether or not material).

(ii) Unless requested by the Manager and agreed to in writing by the Stock Fund Fiduciary, it shall have no responsibility for instructing the Trustee on voting of the shares of common stock held in the JPMorgan Chase Common Stock Fund; provided, however, it shall have the responsibilities set forth in Sections 11.2(b) and 11.3(b) if appointed for purposes set forth therein by the Plan Administrator.

(iii) The Stock Fund Fiduciary shall not have the authority or responsibility for limiting the portion of any participant’s account that can be invested in the JPMorgan Chase Common Stock Fund. The preceding sentence shall not be interpreted as a limitation on the Stock Fund Fiduciary’s authority described in Section 12.3(c).

(iv) The fees of the Stock Fund Fiduciary shall be a Plan expense and shall be paid from Plan assets.

(v) Nothing provided herein shall preclude an amendment to the Plan by JPMorgan Chase, in its plan sponsor capacity, to modify, curtail, eliminate or otherwise change, in any manner whatsoever, the JPMorgan Chase Common Stock Fund.

(f)	The Stock Fund Fiduciary shall serve until its successor is designated; provided that the Manager may replace the Stock Fund Fiduciary at any time without designating a successor.

12.4 Board of Directors. The fiduciary responsibilities of the Board shall be limited to (a) designation and removal of the Plan Administrator, in accordance with the provisions of Section 12.1 hereof, (b) designation and removal of members of the Selection Committee, in accordance with the provisions of Section 12.2 hereof, and (c) designation and removal of the Manager in accordance with the provisions of Section 12.3.

12.5 Power of Delegation. The Named Fiduciaries and the Board shall have the power to designate one or more persons, other than a Named Fiduciary, to whom the Named Fiduciaries may delegate, and among whom the Named Fiduciaries may allocate, specified fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) under the Plan. Any such designation shall be in writing and shall specify the person or persons so designated, and the terms of the delegation. Without the express approval of the Board of Directors, the Named Fiduciaries shall not enter into any delegation under this Section that does not provide for the termination thereof by the Named Fiduciaries upon reasonable notice to such person or persons. Without limiting the generality of the foregoing, the Named Fiduciaries, to the extent that they have been granted the authority under the Plan with respect to the following activities, shall have the power to delegate, in accordance with the foregoing provisions of this subsection, to one or more persons the authority (a) to determine the amount of benefits due to any person under the Plan, (b) to execute, in the name and on behalf of a Named Fiduciary, any direction for payment of any benefit under the Plan, (c) to maintain records and accounts and to have custody of the documents, the preservation of which is deemed necessary or convenient in the efficient operation of the Plan, and (d) to determine the form of any benefit payment the form of which is required under the Plan to be established by a Named Fiduciary.

12.6 Reports of the Named Fiduciaries. The Named Fiduciaries hereunder, or through their delegate, shall report, not less often than annually, to the Compensation and Management Development Committee of the Board (or other such persons as the Board may designate) on the performance of their responsibilities and those of the Trustee and of any other persons appointed pursuant to this Section. Such reports shall contain such information, in such detail, as said Committee shall require.

12.7 Service in Various Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary may serve as such in addition to being an officer, employee, agent or other representative of a party in interest.

12.8 Ministerial Plan Services. A Named Fiduciary or any other fiduciary may designate any employee of the Bank or other Employer or any other person to perform any ministerial services in the administration of the Plan. A fiduciary shall furnish any such person with such framework of policies, interpretations, rules, practices and procedures as the Fiduciary shall deem necessary or appropriate. A fiduciary may rely on any information, data, statistics, reports or analyses furnished by any such person. Without limitation of the foregoing, the fiduciary may designate any person or persons or office to receive on behalf of the fiduciary any claim or notice or provide on behalf of the fiduciary any notice or communication.

12.9 Power to Make Rules and Retain Services. Any Named Fiduciary or Administrator shall have the authority to make such rules and regulations and to retain such clerical, legal, accounting, actuarial and other services as it may deem necessary or appropriate in the exercise of its authority hereunder. Each Committee may appoint from among its member such subcommittee with such powers as the applicable Committee shall determine and may authorize one or more of its members, or any agent, to act on its behalf. Such Named Fiduciary may also be delegated other powers to act on behalf of the Committee.

12.10 Expenses. Any Named Fiduciary may defray the reasonable expenses that it may incur in the administration of the Plan from the assets of the Plan unless such expenses shall be paid by the Bank or other Employer.

12.11 Manner of Exercise of Authority. The Named Fiduciaries shall exercise their authority consistently with the requirements of ERISA.

12.12 Indemnity. The Bank hereby covenants and agrees to indemnify each member of the Selection Committee, Plan Administrator, Manager and the Employee Plans Investment Committee, as well as any Plan fiduciary who is or was, during the period that he or she was performing fiduciary functions, an employee of the Bank or any Affiliated Company (collectively, a “Covered Fiduciary”) and to keep and hold such person harmless from and against any and all damages, costs, liabilities, expenses, actions, claims, demands and accounts whatsoever which such person may incur, whether jointly or severally, individually or as a fiduciary, by reason of or in any manner arising, directly or indirectly, from any action taken as a Covered Fiduciary or by reason of any omission to act while serving as a Covered Fiduciary, except with respect to any act or omission which constitutes gross negligence or willful misconduct. No action taken or omitted to be taken by any Covered Fiduciary on the advice of counsel (who may be counsel to the Bank) shall be regarded as an act or an omission constituting gross negligence or willful misconduct for the purposes of this indemnification, and any Covered Fiduciary may rely upon such advice, including, without limitation, advice with respect to the effectiveness of such person’s appointment and of any delegation or allocation to such person of fiduciary responsibilities or powers, and with respect to the scope of such responsibilities or powers. This indemnification shall extend to each Covered Fiduciary upon such person’s acceptance of appointment as a Covered Fiduciary and shall be effective in respect of any and all acts or omissions of such Covered Fiduciary during such person’s period of service as a Covered Fiduciary.

SECTION 13

The Trust

13.1 Declaration of Trust. The Bank has executed a Declaration of Trust under which the Bank will act as Trustee of the Trust. The Declaration of Trust contains such provisions as the Bank deems appropriate, including, but not by way of limitation, provisions with respect to the powers and authority of the Trustee as to the administration of the Trust and the authority of the Bank to amend the Declaration of Trust, to terminate the Trust created thereunder, and to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust. The Declaration of Trust provides that the Trustee shall follow the directions of the Plan Administrator in making payments of benefits under the Plan.

13.2 Incorporation as Part of the Plan. The Declaration of Trust shall be deemed to form a part of the Plan, and any and all rights or benefits that may accrue to any person under the Plan shall be subject to all the terms and provisions of the Declaration of Trust.

13.3 Composition and Use of the Trust. All of the funds of the Plan shall be held as a separate trust fund (the “Trust”), comprised of the Investment Funds and such other funds or accounts as shall be appropriate for use in accordance with the provisions of the Plan in providing benefits for Participants, Former Participants and Beneficiaries. No part of the Trust (except such part as may be used for the payment of expenses of the Plan or the Trust) may be used for, or diverted to, any purpose other than for the exclusive benefit of Participants, Former Participants and Beneficiaries, except to the extent permitted by ERISA.

SECTION 14

Amendment of the Plan

14.1 Plan for Exclusive Benefit of Participants. The Board may amend the Plan at any time and any amendment may be made retroactive; provided, however, that except as specified in Section 14.3, it shall be impossible under any provision of the Plan or any amendment thereto for any interest, ownership or control over the assets of the Trust Fund to vest in the Bank, as employer, or in any other Participating Company, or for any part of the Trust Fund (other than such part as may be required to pay taxes, administration expenses or fees) to be used for or diverted to purposes other than for the exclusive benefit of Participants or Former Participants or their Beneficiaries, nor shall any amendment reduce the amount of any then accrued benefit of a Participant or Former Participant, and provided, further, that no amendment shall eliminate, reduce, or result in prohibited employer discretion with respect to, any protected benefit under Section 411(d)(6) of the Code.

14.2 Amendments. Subject to the foregoing limitations, the Board shall have the power to amend the Plan in any manner which it deems desirable, including increasing or diminishing contributions to be made by it hereunder, changing or modifying the method of allocation of such contributions, changing any provision relating to the administration of the Plan, and changing any provision relating to the distribution or payment, or both, of any of the assets of the Trust Fund. Subject to Section 14.1, the Plan may be amended retroactively. The Board may designate a committee of the Board or an officer of the Bank or both to exercise its authority hereunder to modify or amend the Plan (or its related Trust) and any acts by such committee or officer in accordance with such designation shall be treated as acts by the Board. If the officer of the Bank authorized to make amendments also serves as a Named Fiduciary, then his or her act in amending the Plan is not a fiduciary act; such officer is acting in his or her other function.

14.3 Return of Contributions.

(a) If a contribution by a Participating Company is conditioned on initial qualification of the Plan as to such Participating Company under Section 401 of the Code, and if the Plan does not so qualify, then Section 14.1 shall not prohibit the return of the contribution to such Participating Company at the direction of the Plan Administrator within one year after the date of denial of initial qualification of the Plan.

(b) If a contribution by a Participating Company is made by a mistake of fact, then such contribution may be returned, at the direction of the Plan Administrator, within one year after payment, notwithstanding Section 14.1.

(c) All contributions by a Participating Company to the Plan are conditioned on their deductibility under Section 404 of the Code. If a deduction under Section 404 of the Code for a contribution by a Participating Company is disallowed by the Internal Revenue Service, then such contribution may be returned (to the extent of the disallowance), at the direction of the Plan Administrator, within one year of the disallowance, notwithstanding Section 14.1.

SECTION 15

Discontinuance of Contributions

and Termination of Plan

15.1 Termination. While the Plan is intended to be permanent, the Plan may be terminated or contributions may be permanently discontinued at any time at the discretion of the Board as to one or more or all of the Participating Companies.

15.2 Continuation of Trust Fund Pending Liquidation. All of the assets on hand in the Trust on the date of termination shall continue to be held by the Trustee and distributed in accordance with the written directions of the Plan Administrator in the manner provided in the Plan.

15.3 Vested Rights Upon Termination. Upon a complete or partial termination of the Plan, or complete discontinuance of contributions to the Plan, any amounts credited to the Plan Account of each Participant affected thereby shall, to the extent not then vested, become fully vested.

SECTION 16

Merger or

Consolidation of Plan

16.1 Benefit Requirement. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants (or Former Participants) of this Plan, the assets of this Plan applicable to such Participants (or Former Participants) shall be transferred to such other plan only if each Participant (or Former Participant) would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participant (or Former Participant) would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

SECTION 17

Miscellaneous Provisions

17.1 Construction. The headings and subheadings contained herein are inserted for convenience of reference only. The singular and plural shall be interchanged wherever appropriate. A pronoun or adjective in the masculine gender shall include the feminine gender. References to Participant shall include Alternate Payee (as defined in Section 17.4) and/or Beneficiary when appropriate and even if not otherwise already expressly stated.

17.2 Employment Status and Rights. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between any Participating Company and any Employee or Participant, or to be consideration for or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee or Participant the right to be retained in the employ of a Participating Company or to interfere with the right of a Participating Company to discharge any Employee or Participant at any time.

17.3 Source of Benefit Payments. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund.

17.4 Non-Assignability. Except to the extent required by law, no benefit payable out of the Trust to any person (including any Participant, Former Participant or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized under the Plan. Notwithstanding the foregoing provisions of this Section, a Participant’s Vested Interest may be used as security for a Loan.

In the event that the Plan Administrator receives a domestic relations order, it shall comply with the requirements of Section 414(p) of the Code, and, among other things, shall determine, in accordance with procedures determined by it, whether the order is a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code (“QDRO”). Once the Plan Administrator receives a domestic relations order (or notice of such order), and until such a determination is made, the Participant who is the subject of such order shall not be granted a Loan or permitted to receive any distribution from the Plan. If the order is a QDRO, the terms of such order shall be followed by the Plan, notwithstanding the foregoing provisions of this Section. To the extent a QDRO provides that the alternate payee under such order (an “Alternate Payee”) shall be entitled to a portion of a Participant’s Plan Account:

(a) A separate Plan Account shall be established for an Alternate Payee entitled to any portion of a Participant’s Plan Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Plan Account may be established during the period of time the Plan Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Plan Account shall be valued and accounted for in the same manner as any other Plan Account.

(b) If a QDRO so provides, the portion of a Participant’s Plan Account payable to an Alternate Payee may be distributed, in a form as permissible under the Plan, to the Alternate Payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The Alternate Payee shall be provided the notice prescribed by Section 402(f) of the Code.

(c) Except to the extent required by law, an Alternate Payee, on whose behalf a separate Plan Account has been established, shall not be entitled to borrow from such Plan Account. If a QDRO specifies that the Alternate Payee is entitled to any portion of the Plan Account of a Participant who has an outstanding Loan balance, all outstanding Loans shall generally continue to be held in the Participant’s Plan Account and shall not be divided between the Participant’s and the Alternate Payee’s Plan Accounts.

(d) Where a separate Plan Account has been established on behalf of an Alternate Payee and has not yet been distributed, the Alternate Payee may direct the investment of such Plan Account in the same manner as if he or she were a Participant.

17.5 Payments Due Infants and Incompetents. If any person to whom a benefit is payable hereunder is an infant, or if the Plan Administrator determines that any person to whom such benefit is payable is incompetent by reason of mental disability, the Plan Administrator may direct that any payment becoming due to such person, unless claim shall have been made therefore by a duly appointed legal representative, be paid to such person’s spouse, a child, a parent or other blood relative, or to a person with whom such person resides, and any such payment so made shall be a complete discharge of the Trust, the Trustee and the Plan Administrator.

17.6 Jurisdiction and Severability. The Plan and the Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of New York. If any provision of the Plan or the Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of the Plan and Trust. If the application of any provision of the Plan to any person or circumstances shall be invalid under any law, the application of such provision to any person or circumstances other than those as to which such provision is invalid shall not be affected thereby. All provisions of the Plan and the Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

17.7 Plan Subject to Internal Revenue Service Determination. The statement of the Plan, as set forth herein, is subject to the receipt of a determination of the Internal Revenue Service that the Plan, as so stated, qualifies under Section 401(a) of the Code, and the Bank reserves the right to amend any provision of the Plan to the extent required in order for the Plan to receive such a determination; provided, that nothing herein shall prevent the operation of the Plan on the basis of the provisions of the Plan, as stated herein, pending the receipt of such determination; and provided, further, that the inability of the Plan to receive such a determination with respect to any provision shall not in any way invalidate, abrogate or limit the effectiveness of, any other provision.

17.8 Supply of Information. Each Employee shall supply the Plan Administrator with such personal history data and evidence thereof as may be required by the Plan Administrator.

17.9 Rights Governed by the Plan. No Participant, Former Participant or Beneficiary, or any other person, shall have any interest in, or right under the Plan, or in any part of the assets or earnings thereof held in the Trust, except as and to the extent expressly provided in the Plan.

17.10 Rules and Procedures. With respect to any elections, notices or other communications to be provided by Employees and Beneficiaries under the Plan, the Plan Administrator may establish rules and procedures under which such elections, notices or other communications may be made by means of the Interactive System, in lieu of the written forms prescribed by the Plan Administrator. Without limiting the foregoing sentence, elections, notices or other communications under the Interactive System may be directed to the Trustee (or any agent designated by the Trustee) or the Plan Administrator (or any agent designated by the Plan Administrator), and Employees and Beneficiaries may be required to execute such forms as may be required by the Plan Administrator in connection with establishing and controlling entry to such System. Any election made by means of the Interactive System shall be confirmed by the Plan in writing, including electronic notification, and if not objected to by the Employee or Beneficiary following the passage of such period of time as the Plan Administrator shall establish, such election, as so confirmed, shall be binding on the Employee or Beneficiary.

17.11 Error Correction. The Plan Administrator may correct any errors or omissions in the administration of the Plan, provided that if the Plan Administrator concludes that the costs of such correction to the Plan are materially greater than the value of the correction, then no correction shall be made (unless required to comply with the applicable provisions of ERISA and the Code).

17.12 Accrued Benefits Maintained. Notwithstanding any provision of the Plan to the contrary, immediately after the merger of a merged plan into the Plan, each Participant who participated in a merged plan shall be entitled to receive benefits under the Plan that are no less than the benefits he or she was entitled to before such merger under a merged plan, in accordance with the requirements of Sections 401(a)(12) and 414(1) of the Code; and, shall have those rights and options he or she enjoyed under a merged plan preserved under the Plan to the extent necessary to satisfy the requirements of Section 411(d)(6) of the Code.

17.13 Forfeited Benefits for merged plans. Notwithstanding anything above or herein to the contrary, no provision stated herein shall cause a benefit forfeited under any plan merged into the Plan to be reinstated, except to the extent otherwise specified in Section 3. Further, any benefit protected under Section 411(d)(6) of the Code and included in the merged plan shall be included in this Plan.

Appendix I

Limitations on Contributions and Benefits

For the period of January 1, 2005, through December 31, 2007, during which the Plan satisfied Section 401(k)(12) of the Code, this Appendix I had no application with respect to ACP and ADP testing; except that in such Plan Years, it continued to apply to Participants who had less than one Year of Service or were less than 21 years of age when there was at least one Highly Compensated Employee (as such term is defined in Section 414(q) of the Code) in such group. For avoidance of doubt, notwithstanding the preceding sentence, the provisions of Appendix I relating solely to the limitations and restrictions applicable under Code Section 415 shall remain in full effect to all Participants during this period.

Effective January 1, 2008, all of the provisions of Appendix I apply to the Plan.

I.1. Definitions.

The following definitions are applicable to this Appendix I:

(a) “ACP” or “Average Contribution Percentage” means the Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

(b) “ACP Test” means the determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined below).

(c) “ADP” or “Average Deferral Percentage” means the Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

(d) “ADP Test” means the determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined below).

(e) “Annual Addition” means the sum of all amounts allocated to the Participant’s Plan Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section II.1(c) of Appendix II) for the applicable or any prior Plan Year, medical benefits provided pursuant to Section 419A(d)(1) of the Code. For purposes of this Appendix I, “Plan Account” also includes a Participant’s account in all other defined contribution plans currently or previously maintained by any Affiliated Company. Any excess contributions (as described under Code Section 401(k)(8)(B)) or excess aggregate contributions (as described under Code Section 401(m)(6)(B)) shall be treated as an Annual Addition for the year allocated. However, any loan repayments or timely distributed excess deferrals shall be excluded from the definition of Annual Addition. A Participant’s Pre-Tax Contributions and Roth Contributions may be re-characterized as a Catch-up

Contribution and excluded from the Participant’s Annual Addition for the applicable limitation year to satisfy the requirements under Appendix I, Section I.9 to the extent permitted by Code Section 414(v) and the regulations thereunder. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. For purposes of this definition and the limitations under Appendix I, Section I.9, in defining the term “Affiliated Company”, Sections 414(b) and 414(c) of the Code shall be applied by replacing the phrase “at least 80 percent” with the phrase “more than 50%” in each place the former term appears in Section 1563(a)(1) and in the regulations under Section 414(c) (except for purposes of determining whether two or more organizations are a brother-sister group of trades or businesses under common control under the rules in Section 1.414(c)-2(c)). The Plan Year shall be the limitation year within the meaning of Section 415 of the Code. Effective as of January 1, 2019, Annual Additions shall also include Automatic Pay Credit Contributions.

(f) “Average Percentage” means the average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the “Deferrals” or “Contributions” (as defined in this Section) made on each participant’s behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was a Participant. (Contributions to the Plan or comparable contributions to plans of Affiliated Companies, which shall be refunded solely because they exceed the Contribution Dollar Limit, are included in the percentage for the HCE Group but not for the NHCE Group.) For this purpose “Compensation” shall mean compensation as defined in Section 414(s) of the Code. For purposes of this Appendix I only, “compensation” shall mean “compensation” as defined in Appendix I, Section I.9.

(g) “Contribution Dollar Limit” means the annual limit placed on each Participant’s Pre-Tax and Roth Contributions under the Code, including Catch-up Contributions under Section 414(v) of the Code.

(h) “Contributions” means, for purposes of this Appendix I, Matching and After-Tax Contributions. In addition, Contributions may include Pre-Tax Contributions and Roth Contributions, but only to the extent that (a) the Participating Company elects to use them, (b) they are not used or counted in the ADP Test, and (c) they otherwise satisfy the requirements as prescribed under Section 401(m) of the Code permitting treatment as Contributions for purposes of the ACP Test.

(i) “Deferrals” means Pre-Tax Contributions and Roth Contributions.

(j) “Highly Compensated Employee” or “HCE” means with respect to a Plan Year, each Participating Company, and all plans maintained by each Participating Company, any Employee (and any leased employee) of a Participating Company employer (within the meaning of Section 414(n) of the Code), who (i) during the Plan Year or the preceding Plan Year was a Five-Percent Owner, or (ii) during the preceding Plan Year received compensation from the Participating Company in excess of $80,000 (as adjusted for cost of living from time to time in accordance with Sections 414(q)(1) and 415(d) of the Code) but shall specifically not be limited to those employees within the “top-paid group” of employees for the preceding year, as defined in Section 414(q)(3) of the Code. For purposes of this definition of “Highly Compensated Employee,” (A) a Participating Company shall include all Affiliated Companies, (B) an Employee’s annual “compensation” from all such entities shall be aggregated, and (C) “compensation” shall have the meaning set forth in Section 415(c)(3) of the Code and shall include for all years Amounts not includible in gross income of the employee by reason of Sections 401(k), 125 and, effective April 1, 2000, 132(f) of the Code. For purposes of this Appendix I only, “compensation” shall mean “compensation” as defined in Appendix I, Section I.9. However, for purposes of the ownership test in subsection (a) above, each such entity shall be considered separately as a Participating Company, and ‘ownership’ shall be determined by applying the constructive ownership rules contained in Section 318 (but applied by substituting five percent for 50 percent in Section 318(a)(2)(C) of the Code). For the avoidance of doubt, amounts paid stemming from stock options shall be included in compensation.

(k) “HCE Group” and “NHCE Group” means, with respect to each Participating Company and its Affiliated Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their pay is greater than zero but does not exceed a stated minimum.

(1) If the Affiliated Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Sections 401(a)(4) or 410(b) of the Code, all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same Plan Year.

(2) If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Affiliated Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, all such plans with a plan year ending with or within the same calendar year shall be aggregated.

(l) “Non-Highly Compensated Employee” or “NHCE” means an Employee who is not a Highly Compensated Employee.

I.2. ADP and ACP Tests.

(a) For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the Plan Year’s NHCE Group, defined as follows:

(i) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

(ii) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

If the NHCE Group Average Percentage is:	Then the Maximum HCE Group Average Percentage is:
Less than 2%	2 times NHCE Group Average %
2% to 8%	NHCE Group Average % plus 2%
More than 8%	NA – Basic Limitation applies

(b) At the election of the Plan Administrator, Qualified Non-Elective Contributions under Section 4.5 of the Plan may be treated as Pre-Tax Contributions and Roth Contributions solely for purposes of applying the ADP Tests if such Qualified Non-Elective Contributions are (i) allocated to the Participant (or Eligible Employee who has satisfied the service requirements set forth in Section 2.3) under the Plan as of a date within the Plan Year being tested, (ii) actually paid to the Trust no later than 12 months after the end of the Plan Year being tested, (iii) immediately nonforfeitable and remain nonforfeitable at all times, (iv) subject to the same distribution limitations as Pre-Tax Contributions and Roth Contributions, except that, unlike Pre-Tax Contributions and Roth Contributions, they may not be distributed upon hardship, and (v) otherwise meet any other criteria imposed by the Code.

(c) At the election of the Plan Administrator, two other types of contributions may be treated as Matching Contributions solely for the purpose of calculating the ACP:

(i) Pre-Tax Contributions and Roth Contributions under Section 4.1 of the Plan may be treated as Matching Contributions if such contributions meet requirements imposed by Section 401(m) of the Code and the regulations thereunder, and the ADP Test may be satisfied both with and without taking into account such Pre-Tax Contributions and Roth Contributions, and

(ii) Qualified Non-Elective Contributions under Section 4.5 of the Plan may be treated as Matching Contributions if such contributions meet the requirements set forth in this Appendix and are not used to meet the ADP Test set forth above.

I.3. Correction of ADP and ACP Tests. If the ADP or ACP Tests are not met, the Plan Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests. With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (a) subtracting the product of such maximum percentage for the ADP and the HCE’s compensation from the HCE’s actual Deferrals and (b) subtracting the product of such maximum percentage for the ACP and the HCE’s compensation from the HCEs actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

I.4. ADP Correction. The HCE with the highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs. To the extent an HCE’s Deferrals were determined to be reduced as described in the paragraph above, Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Contributions and then from matched Contributions. Any Matching Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be forfeited. The Plan Administrator may designate the extent to which the excess amount for a particular Participant is composed of Pre-Tax Contributions and Roth Contributions but only to the extent such types of deferrals were made for the Plan Year by such Participant If the Plan Administrator does not designate which type of elective deferrals is to be distributed, the Plan will distribute Pre-Tax Contributions first.

Effective December 31, 2006, in the case of a distribution of excess Contributions, the Plan Administrator may designate the extent to which the excess amount for a particular Participant is composed of Pre-Tax Contributions and Roth Contributions but only to the extent such types of deferrals were made for the Plan Year by such Participant. If the Plan Administrator does not designate which type of elective deferrals is to be distributed, the Plan will distribute Pre-Tax Contributions first.

I.5. ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs. To the extent an HCE’s Contributions were determined to be reduced as described in the paragraph above, Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested, and forfeited and used as described in Section 7 to the extent such amounts were not vested, as of the end of the Plan Year being tested. The excess amounts shall first be taken from unmatched After-Tax Contributions and then as a proportional combination of matched After-Tax and Matching Contributions. The ACP correction described in this Appendix I.5 will be completed only after first determining any ADP correction under Appendix I.4 above, including any forfeiture of matching contributions under the correction.

I.6. Adjustment for Investment Gain or Loss. Except as provided in the next succeeding sentence, refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution of forfeiture. With respect to refunded and forfeited Contributions associated with Plan Year 2007, the amount distributed or forfeited shall include investment earnings on the refunded or forfeited Contributions from the end of the calendar year to the date of distribution or forfeiture.

I.7. Testing Responsibilities and Required Records. The Plan Administrator shall be responsible for ensuring that the Plan meets the ADP Test and the ACP Test, and that the Contribution Dollar Limit is not exceeded. The Plan Administrator shall maintain records which are sufficient to demonstrate that the ADP Test and the ACP Test have been met for each Plan Year for at least as long as the Employer’s corresponding tax year is open to audit.

I.8. Separate Testing.

(a) The determination of HCEs, NHCEs, and the performance of the ADP Test and the ACP Test, and any corrective action resulting therefrom, shall be conducted separately with regard to the Employees of each Participating Company (and its Affiliated Companies) that is not an Affiliated Company with the other Participating Company(ies).

(b) The performance of the ADP Test, and if applicable, the ACP Test, and any corrective action resulting therefrom, shall be conducted separately with regard to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

(c) In addition, testing may be conducted separately, at the discretion of the Plan Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

I.9. Maximum Annual Addition. The Annual Addition to a Participant’s Plan Account under the Plan and any other defined contribution plan maintained by any Affiliated Company for any Plan Year shall not exceed the lesser of (a) 100 percent of his or her compensation or (b) $40,000 (as adjusted for the cost of living pursuant to Section 415(d) of the Code). For purposes of this paragraph, “compensation” means the sum of a Participant’s Taxable Income, plus any elective deferrals (as defined in Section 402(g)(3) of the Code), plus any amount which is contributed or deferred by an Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Sections 125 or 457 of the Code, or, effective April 1,

2000, Section 132(f) of the Code. Notwithstanding the above, effective for limitation years beginning on or after July 1, 2007, “compensation”, for the purposes of this Appendix I, shall mean compensation as reported on IRS Form W-2 plus any salary reductions which are not includible in a Participant’s gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

Effective for limitation years beginning on or after July 1, 2007, for purposes of this definition of “compensation” under this Appendix I, amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Effective for limitation years beginning on or after July 1, 2007, for purposes of this Appendix I, “compensation” for a limitation year also includes compensation paid by the later of 2 1⁄2 months after a Participant’s termination of employment with the Employer or the end of the limitation year in which the Participant terminates employment, provided that the payment is regular compensation for services during the Participant’s regular working hours, or compensation for service outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a termination of employment, the payments would have been paid to the Participant while the Participant continued in employment with the Employer.

Effective for limitation years beginning on or after July 1, 2007, for purposes of this Appendix I, any payments not described above shall not be considered “compensation” if paid after termination of employment, even if they are paid by the later of 2 1⁄2 months after the date of the Participant’s termination of employment or the end of the limitation year that includes the date of the Participant’s termination of employment. Back pay, within the meaning of Section 1.415(c)-2(g)(8), shall be treated as “compensation” for the limitation year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

For years beginning after December 31, 2008, for an individual (if any) who is receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, the differential wage payment is treated as “compensation” for purposes of Section 415 and Appendix II.

I.10. Avoiding an Excess Annual Addition. If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

I.11. Correcting an Excess Annual Addition. (a) Upon the discovery of an excess Annual Addition to a Participant’s Plan Account (resulting from allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service), the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-Tax Contributions, then to the extent of his or her Contributions, and the remaining excess, if any, shall be forfeited by the Participant. In addition, to the extent After-Tax and/or Contributions were matched, the applicable Matching Contributions shall be forfeited in proportion to the returned matched After-Tax and/or Contributions.

(b) In the case of a distribution of Excess Contributions, the Plan Administrator may designate the extent to which the excess amount for a particular Participant is composed of Pre-Tax Contributions and Roth Contributions but only to the extent such types of deferrals were made for the Plan Year by such Participant. If the Plan Administrator does not designate which type of elective deferrals is to be distributed, the Plan will distribute Pre-Tax Contributions first. For purposes of this Section and Plan, Excess Contributions means the amount by which Contributions for a calendar year exceed Contribution Dollar Limit. With respect to Excess Contributions associated with calendar year 2007 Contributions, the amount distributed shall include investment experience on the Excess Contribution from the end of the calendar year to the date of distribution. Effective as of January 1, 2008, notwithstanding the above, for limitation years beginning on or after July 1, 2007, if the Annual Addition for any Participant exceeds the limits specified in Appendix I, Section I.9., the excess shall be corrected in accordance with the methods prescribed under the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any superseding guidance, including, but not limited to, the preamble of the final Section 415 regulations.

I.12. Correcting a Multiple Plan Excess. If a Participant whose Plan Account is credited with an excess Annual Addition received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to the Plan only after all possible reductions have been made to the other defined contribution plans.

Appendix II

Top-Heavy Provisions

II.1. Top Heavy Definitions. When capitalized, the following words and phrases have the following meanings when used in this Section:

(a) “Aggregation Group” means the group consisting of each qualified plan of a Participating Company (and its Affiliated Companies) (i) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (ii) which enables another plan in the group to meet the requirements of Sections 401(a)(4) or 410(b) of the Code. The Participating Company may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Sections 401(a)(4) and 410(b) of the Code with such plan being taken into account.

(b) “Determination Date” means the last Valuation Date of the preceding Plan Year or, in the case of the Plan’s first year, the last Valuation Date of the first Plan Year.

(c) “Key Employee” means a current or former Employee (or his or her Beneficiary) who, as of the Plan Year ending on the Determination Date, was:

(i) an officer of an Affiliated Company whose Eligible Compensation and Special Eligible Compensation (A) exceeds $130,000 (as adjusted by the Treasury Regulations) and (B) places him within the following highest paid group of officers:

Number of Employees not Excluded Under Section 414(q)(5) of the Code	Number of Highest Paid Officers Included
Less than 30	3
30 to 500	10% of the number of Employees not excluded under Section 414(q)(5) of the Code
More than 500	50

(ii) a more than 5% Owner, or

(iii) a more than 1% Owner whose Eligible Compensation and Special Eligible Compensation exceeds $150,000.

Annual Compensation means, expressly for the purposes of determining a “Key Employee” in this Appendix II, “compensation” as defined and in effect under Appendix I, Section I.9. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(d) “Plan Benefit” means the sum as of the Determination Date of an Employee’s Plan Account and the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one year period ending on the Determination Date. The preceding sentence also shall apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

The accrued benefits and Accounts of any individual who has not performed services for the Bank during the one-year period ending on the Determination Date shall not be taken into account.

(e) “Top Heavy” means the Plan’s status when the Plan Benefits of Key Employees account for more than 60 percent of the Plan Benefits of all Employees who have performed services at any time during the five-year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees, are excluded in the determination.

II.2. Special Contributions.

(a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Participating Company shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non-related employer) to be made by or on behalf of any Key Employee unless the Participating Company makes a contribution (other than contributions made by a Participating Company in accordance with a Participant’s salary deferral election) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least three percent of each such Participant’s Taxable Income. The Plan Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee’s Plan Account in violation of the foregoing rule and return them to the Participating Company or Employee to the extent permitted by applicable law. The minimum top-heavy contribution referred to hereunder will be made to each Participant who is not a Key Employee, regardless of whether such Participant has completed 1,000 hours of service in the Plan Year and regardless of such Participant’s level of compensation. Bank matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Bank matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

The Bank may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

(b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Participating Company also maintains a defined benefit plan which automatically provides a benefit which satisfies the Section 416(c)(1) of the Code minimum benefit requirements, including the adjustment provided in Section 416(h)(2)(A) of the Code, if applicable. If the Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least three percent of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant’s salary deferral election) made to the Plan.

II.3. For the purpose of determining the Top-Heavy ratio of multiple plans with different Determination Dates, the Determination Dates that fall within the same calendar year will be aggregated.

II.4. Where a Participant’s accrued benefit under a defined benefit plan is determined, it will be based on a uniform accrual method that applies to all defined benefit plans maintained by the Bank or a Participating Company, or, where there is no such method, under the fractional rule.

Appendix III

Service Calculations for Certain Affiliated Companies

III.1. Affiliated Companies with Hourly Records.

(a) If an Eligible Employee is employed by an Affiliated Company that keeps its employment records on the basis of hours, such Employee will be credited with Years of Service for his or her employment with such Affiliated Company in accordance with this Appendix.

(b) If an Eligible Employee was previously employed on an hourly basis by an Affiliated Company, such Employee will be credited with Years of Service for such previous employment with such Affiliated Company in accordance with this Appendix solely for purposes of determining eligibility to participate in the Plan. By way of clarification, after such Eligible Employee becomes eligible to participate in the Plan, the computation of his or her Years of Service for all other purposes shall be governed by the provisions of Section 3 of the Plan.

III.2.

Years of Service. A Year of Service shall mean each Plan Year in which the Employee has 1,000 hours of service (as defined below); provided, however, that solely for the purposes of determining eligibility to participate in the Plan, a Year of Service shall be credited on the earlier of:

(a) last day of the twelve consecutive month period which begins on the first day on which the Employee has an hour of service, if he or she has at least 1,000 hours of service in that period,

(b) last day of the Plan Year that includes the first day on which the Employee has an hour of service if he or she has at least 1,000 hours of service in that Plan Year.

If an Employee fails to be credited with a Year of Service in either the twelve consecutive month period beginning on the first day on which the Employee has an hour of service or the Plan Year that includes the first day on which the Employee has an hour of service, he or she will be credited with a Year of Service on the last day of any succeeding Plan Year in which he or she has at least 1,000 hours of service.

III.3. Hours of Service. For purposes of this Section, an hour of service shall include:

(a) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Company for the performance of duties for such Affiliated Company. These hours shall be credited to the Employee for the period during which the duties are performed.

(b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether employment has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Not more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Sections 2530.200-2(b) and (c) of the Department of Labor Regulations, which are incorporated herein by this reference.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Company. The same hours of service will not be credited both under paragraph (a) or (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the Year of Service to which the award for agreement pertains rather than for the Year of Service in which the award, agreement or payment is made.

III.4.

One-Year Break In Service. A One-Year Break in Service shall mean one or more consecutive Plan Years during which an Employee does not complete at least 501 Hours of Service. Solely for the purpose of determining whether a One-Year Break in Service has occurred, an Employee who is absent from work by virtue of (a) the Employee’s pregnancy, (b) birth of the Employee’s child, (c) placement of a child with the employee by adoption, or (d) caring for any such child, shall be credited with the lesser of (i) the Hours of Service which normally would have been credited to the Employee but for such absence, or, if the Plan is unable to determine such hours, eight hours per day of such absence, or (ii) 501 hours; provided, that if such absence spans more than one Plan Year, such hours shall be credited in either the plan Year in which such absence commenced (if the Employee would thereby be prevented from incurring a One-Year Break in Service) or the immediately following Plan Year.

Appendix IV

Special Rules for Transactions

IV.1. Transaction Rules under MHT Savings Plan: Rules applicable to the sales of stock or assets of a former Participating Company that closed prior to January 1, 1993, may be found in Section 23 of the MHT Savings Plan.

IV.2. Merger of Chemical Savings Plan of Texas Commerce Bancshares, Inc. into Plan: Effective April 1, 1994, the Chemical Savings Plan of Texas Commerce Bancshares, Inc. (the “TCB Plan”) merged into the Plan as a result of which Texas Commerce Bancshares, Inc. and its subsidiaries became Participating Companies. As a result of this merger, effective April 1, 1994, (a) Employees who had elected to participate in the TCB Plan as of March 31, 1994 became Participants, unless any such Employee elected not to participate; (b) any participant or former participant of the TCB Plan who had an account balance in the TCB Plan as of March 31, 1994, become a Participant or Former Participant, as applicable, of the Heritage Chemical Savings Plan; (c) any Employee of TCB who, as of March 31, 1994 was (i) eligible to participate in the TCB Plan, (ii) was a participant or former participant in such Plan, and (iii) had at least one Year of Service, was 100 percent vested in his or her Matching Contributions. Service for the period of employment with Texas Commerce Bancshares, Inc. or any of its subsidiaries shall be determined in accordance with the rules of the Heritage Chemical Savings Plan.

IV.3. Sale of BankLink, Inc.: Any individual who was employed by BankLink, Inc. on March 7, 1995, and was a Participant on such date became 100 percent vested in the value of his or her Plan Account as of such date. Any such Employee who did not terminate employment with BankLink, Inc., or its successor, was entitled to elect to receive his or her benefits in the form of a lump sum during the two-year period following such date. Effective January 1, 2002, any such Employee may elect to receive a distribution from the Plan at any time, whether or not the Employee remains employed by BankLink, Inc. or its successor.

IV.4. AT&T.: With respect to (a) employees of Heritage Chase who became employees of AT&T pursuant to a divestiture agreement dated May 14, 1994 and who became employees of The Chase Manhattan Corporation or one of its subsidiaries pursuant to a reacquisition on May 1, 1998 and (b) employees of Heritage Morgan who became employees of AT&T pursuant to a divestiture agreement dated July 16, 1996 and who became employees of the Corporation or one of its subsidiaries pursuant to a reacquisition effective August 1, 2002: Such individuals generally shall have that period of service with AT&T included for eligibility and vesting purposes under the Plan. In addition, (i) those Participants who had previous service with Heritage Chase and were part of the original divestiture to AT&T may receive credit for eligibility and vesting for their Heritage Chase service and AT&T service from May 15, 1994 through April 30, 1998 upon their rehire by the Corporation or one of its subsidiaries on May 1, 1998; and (ii) those Participants who had previous service with Heritage Morgan and were part of the original outsourcing arrangements with AT&T may receive credit for eligibility and vesting for their Heritage Morgan service and AT&T service from July 17, 1996 though July 31, 2002, upon their rehire by the Corporation or one of its subsidiaries on August 1, 2002.

IV.5. Fi-Serv: With respect to employees of Heritage Chase who became employees of Fi-Serv pursuant to a divestiture agreement dated March 31, 1995, and who subsequently became employees of The Chase Manhattan Corporation or one of its subsidiaries beginning December 1996 to mid-1998 pursuant to an agreement with Fi-Serv shall have their period of service with Fi-Serv included for eligibility and vesting purposes under the Plan; however, those Participants who had previous service with Heritage Chase and were part of the original divestiture to Fi-Serv may receive credit for eligibility and vesting for their Heritage Chase service and Fi-Serv service from April 1, 1995 through their rehire by the The Chase Manhattan Corporation.

IV.6. Acquisition of Hambrecht & Quist Group (“H&Q”) on December 9, 1999: Service as an employee of Hambrecht & Quist Group, or its subsidiaries, will count for purposes of eligibility and vesting with respect to the Plan, to the extent the employee becomes an “Employee,” as defined in this Plan on the “Closing Date,” as defined in such agreement; provided, that any employee who was eligible to participate in the H&Q 401(k) Plan on December 31, 1999 (having six months of service with H&Q on such date), will be eligible to participate in this Plan as of January 1, 2000, and will be 100 percent vested in Employer Matching Contributions. The H&Q 401(k) Plan was merged into this Plan.

IV.7. Purchase of Beacon Group LLC (“Beacon”) on August 1, 2000: An employee of Beacon who becomes an employee of The Chase Manhattan Corporation or one of its subsidiaries on August 1, 2000, shall be eligible to participate in this Plan immediately and shall be fully vested in Matching Contributions hereunder. The Beacon 401(k) Plan was merged into this Plan.

IV.8. Asset Purchase of all or substantially all of the operating assets of Goldman, Lichtenberg, Wasserman and Grossman, Inc. (“GLWG”) pursuant to an agreement and plan of merger (“Merger Agreement”): Service as an employee of GLWG or one of its subsidiaries will count for purposes of eligibility and vesting with respect to the Plan, provided that the individual becomes an employee of The Chase Manhattan Corporation or one of its subsidiaries on August 1, 2000.

IV.9. Acquisition of Brown & Company Securities Corporation as of January 1, 2001: Service as an employee of Brown & Co. Securities Corporation (renamed J.P. Morgan Invest, LLC as of April 28, 2003) or one of its subsidiaries will count for purposes of eligibility and vesting with respect to the Plan, to the extent such credit is so provided for in the acquisition agreement. Assets of the Brown & Co. Securities Corporation 401(k) Plan were transferred into this Plan in 2001.

IV.10. Participation in Plan by former employees of Lewco Securities Corp.: With respect to individuals who, as of December 31, 2001, were participants in the Lewco Thrift Plan (which was merged into this Plan effective December 31, 2001): (a) contributions and deferrals under the Lewco Thrift Plan shall cease as of December 31, 2001, and Lewco Participants shall be 100 percent vested in their benefits therein; (b) Lewco Participants who become Eligible Employees shall be eligible to enroll in this Plan upon their transfer to the Bank payroll, with elections taking effect in the first payroll period thereafter as is practicable; (c) account balances of all Lewco Participants under the Lewco Thrift Plan automatically shall be transferred to the Plan and in-

vested in accordance with such individuals’ investment elections under this Plan or, if no investment election is made, in the Stable Asset Fund; and (d) all years of service recognized under the Lewco Thrift Plan shall be recognized for eligibility and vesting under the Plan.

IV.11. Participation in Plan by former employees of Systems & Services Technologies, Inc.: With respect to individuals who, as of April 1, 2002, were employees of Systems & Services Technologies, Inc. or participants in the Systems & Services Technologies, Inc. Savings Plan: (a) such individuals who were Eligible Employees as of April 1, 2002, shall be eligible to enroll in the Plan upon their transfer to the Bank payroll, with elections taking effect in the first payroll period thereafter as is practicable; (b) account balances of all participants in the Systems & Services Technologies, Inc. Savings Plan automatically shall be transferred to the Plan effective June 7, 2002, and invested initially in the Short-Term Income Fund; (c) thereafter, account balances of all individuals then active Participants in the Plan shall be invested based on such Participants’ then current investment elections under this Plan and account balances of all individuals who are not yet enrolled or who are not Eligible Employees will remain invested in the Short-Term Income Fund until such individual initiates an investment change; and (d) all years of service with Systems & Services Technologies shall be recognized for eligibility and vesting under the Plan.

IV.12. Participation in Plan by former employees of Ord Minnett: With respect to individuals who, as of August 23, 2000, were employees of Ord Minnett or participants in the Ord Minnett 401(k) Plan: (a) such individuals who were Eligible Employees shall be eligible to enroll in the Plan upon their transfer to the Bank payroll, with elections taking effect in the first payroll period thereafter as is practicable; (b) account balances of all participants in the Ord Minnett 401(k) Plan automatically shall be transferred to the Plan effective April, 2003, and invested initially in the Short-Term Income Fund; (c) thereafter, account balances of all individuals then active Participants in the Plan shall be invested based on such Participants’ then current investment elections under this Plan and account balances of all individuals who are not yet enrolled or who are not Eligible Employees will remain invested in the Short-Term Income Fund until such individual initiates an investment change; and (d) all years of service with Ord Minnett shall be recognized for eligibility and vesting under the Plan.

IV.13. Participation in Plan by former employees of CSC Group: With respect to employees of Heritage Morgan who became employees of CSC Group pursuant to a divestiture agreement dated July 16, 1996 and who subsequently became employees of the Corporation or one of its subsidiaries pursuant to a reacquisition agreement dated April 1, 2003: Participants will generally receive credit for eligibility and vesting from their original date of hire with CSC Group; however, those Participants who had previous service with Heritage Morgan and were part of the original outsourcing arrangements with CSC Group may receive credit for eligibility and vesting for their Heritage Morgan service and CSC Group service from July 17, 1996, through March 31, 2003, upon their rehire by the Corporation or one of its subsidiaries on April 1, 2003.

IV.14. Participation in Plan by former employees of Verizon: With respect to employees of Heritage Morgan who became employees of Verizon pursuant to a divestiture agreement dated July 16, 1996 and who subsequently became employees of the Corporation or one of its subsidiaries pursuant to a reacquisition agreement dated December 2, 2002: Participants will generally receive credit for eligibility and vesting from their original date of hire with Verizon; however, those participants who had previous service with Heritage Morgan and were part of the original outsourcing arrangements with Verizon may receive credit for eligibility and vesting for their heritage Morgan service and Verizon service from July 17, 1996 through December 1, 2002, upon their rehire by the Corporation or one of its subsidiaries on December 2, 2002.

IV.15. Individuals who became Eligible Employees as a result of the following transitions will receive service credit for eligibility and vesting as indicated:

•	Centrust – November 18, 1991

Participants will receive service credit for vesting and eligibility from November 18, 1991.

•	Chase Aircraft Finance Group – May 15, 1985

Participants will receive service credit for eligibility and vesting from May 15, 1985.

•	Chase Bank of Arizona – October 2, 1986

Participants will receive service credit for eligibility and vesting from the later of original date of hire or January 1, 1978.

•	Chase Bank of Florida – February 14, 1986

Participants will receive service credit for eligibility and vesting from February 14, 1986.

•	Chase Bank of Maryland – November 1, 1985

Participants will receive service credit for eligibility and vesting from the later of original date of hire with Chase Bank of Maryland and:

October 1, 1975, for former Merritt employees;

November 1, 1984, for former Chesapeake employees; or

November 1 1985, for all other employees (including employees of Friendship)

•	Chase Bank of Ohio – June 11, 1985

Participants will receive service credit for eligibility and vesting from the later of original date of hire with Chase Bank of Ohio and:

January 1, 1963, for former Tri-State employees;

January 1, 1977, for former Mentor employees; or

June 11, 1985 for all other employees.

•	Cititrust – August 9, 1991

Participants will receive service credit for eligibility and vesting from August 9, 1991.

•	Clearwater Servicing – August 1, 1994

Participants will receive service credit for eligibility and vesting from August 1, 1994.

•	Continental Bank and Trust – October 2, 1986

Participants will receive service credit for eligibility and vesting from the later of original date of hire with Continental Bank and Trust or January 1, 1978.

•	Dollar Dry Dock – July 14, 1986 or December 7, 1990

Participants who were part of the July 14, 1986 acquisition will receive service credit for eligibility and vesting from their original date of hire with Dollar Dry Dock. Participants who were part of the December 7, 1990 acquisition will receive service credit for eligibility and vesting from December 7, 1990.

•	Fairfield County Trust – April 9, 1992

Participants will receive service credit for eligibility and vesting from April 9, 1992.

•	First City (acquired by Texas Commerce Bank) – February 13, 1993 or February 24, 1993

Participants will receive service credit for eligibility and vesting from February 13, 1993 or February 24, 1993, depending on the date of acquisition.

•	Mechanics and Farmers – August 9, 1991

Participants will receive service credit for eligibility and vesting from August 9, 1991.

•	Meritor Credit Card – February 17, 1989

Participants will receive service credit for eligibility and vesting from February 17, 1989.

•	Park Bank – February 14, 1986

Participants will receive service credit for eligibility and vesting from February 14, 1986.

•	Seamen’s Bank for Savings – April 19, 1990

Participants will receive service credit for eligibility and vesting from April 19, 1990.

•	Third Century Leasing – February 6, 1986

Participants will receive service credit for eligibility and vesting from February 6, 1986.

•	Union Acceptance Corp. – May 1, 2003

Participants will receive service credit for eligibility and vesting from May 1, 2003.

IV.16. In addition to the transactions listed above, individuals who became Eligible Employees as a result of the following transitions will receive service credit for eligibility and vesting as indicated:

AT&T, CSC or Verizon

J. P. Morgan and Company Incorporated and its affiliates (“ Heritage Morgan”) outsourced certain functions to AT&T, CSC or Verizon on July 16, 1996 (including a number of employees supporting those functions). These functions (including certain employees) were then transitioned to IBM on March 31, 2003. As of January 1, 2005, these functions (including certain employees) were subsequently reacquired by a Participating Company on January 1, 2005 (including certain employees).

•	Those employees employed on January 1, 2005, by a Participating Company will receive credit for vesting and eligibility for their service with IBM (April 1, 2003, through December 31, 2005).

•

Those employees re-employed on January 1, 2005, by a Participating Company who had previous service with a Heritage Morgan and were part of an outsourcing to CSC, AT&T or Verizon on July 16, 1996 will receive credit for vesting and eligibility for their service with the Heritage Morgan (i.e. service prior to July 16, 1996) and IBM (i.e. April 1, 2003, through December 31, 2005) but service with AT&T, CSC or Verizon will be excluded.

•	Bank One – January 1, 2002 or November 19, 2003

Employees will receive credit for vesting and eligibility from original date of hire with Bank One

•	Citigroup – January 6, 2004

Employees will receive credit for vesting and eligibility from original date of hire with Citigroup

•	Citizens Financial Group – April 5, 2003

Employees will receive credit for vesting and eligibility from original date of hire with Citizens Financial Group

•	Computer Services Corp (“CSC”) – July 16, 1996

Heritage Morgan outsourced certain functions to CSC (including a number of employees) on July 16, 1996 and such function were subsequently reacquired by a Participating Company on April 1, 2003, and June 1, 2005 (including a number of employees supporting those functions).

•	Those employees employed on April 1, 2003, or June 1, 2005, by a Participating Company will receive credit for vesting and eligibility from date of hire with CSC.

•	Those employees who

•	had previous service with Heritage Morgan,

•	were part of the outsourcing on July 16, 1996, and

•	are re-employed on April 1, 2003, or June 1, 2005, by a Participating Company

will receive credit for vesting and eligibility for their Heritage Morgan service and CSC service.

Computer Services Corp January 18, 2003.

A Participating Company outsourced certain functions to CSC (including a number of employees) on January 18, 2003 and such functions were subsequently reacquired by a Participating Company on June 1, 2005 (including a number of employees supporting those functions).

•	Those employees employed on June 1, 2005 will receive credit for vesting and eligibility from original date of hire with CSC.

•

Those employees re-employed on June 1, 2005 who had previous service with a Participating Company and were part of an outsourcing to CSC on January 18, 2003 will receive credit for vesting and eligibility for their service with the Participating Company and CSC upon their rehire by a Participating Company on June 1, 2005

•	Financial Computer Software – December 10, 2003

Employees will receive credit for vesting and eligibility from original date of hire with Financial Computer Software.

•	IBM – January 1, 2005

A Participating Company outsourced certain functions to IBM (including certain employees) on March 31, 2003, and those functions (including employees supporting those functions) were subsequently reacquired by a Participating Company on January 1, 2005.

•	Those employees employed on January 1, 2005, will generally receive credit for vesting and eligibility from original date of hire with IBM.

•

Those employees employed on January 1, 2005, who had previous service with a Participating Company and were part of the outsourcing to IBM on March 31, 2003 will receive vesting and eligibility credit for their service with the Participating Company and IBM.

•	Intelenet – October 1, 2004

•

A Participating Company outsourced certain functions to Intelenet (including certain employees) on February 16, 2004, and those functions were subsequently reacquired by a Participating Company (including employees supporting those functions) on October 1, 2004.

•	Those employees employed on October 1, 2004, will receive credit for vesting and eligibility from original date of hire with Intelenet.

•

Those employed on October 1, 2004 who had previous service with a Participating Company and were part of the outsourcing to Intelenet on February 16, 2004, will receive credit for vesting and eligibility purposes for their service with the Participating Company and Intelenet.

•	Jet Aviation – April 1, 2005

Employees will receive credit for vesting and eligibility from original date of hire with Jet Aviation.

•	JPMorgan/American Century Retirement Plan Services – June 1, 2003

Employees will receive credit for vesting and eligibility from original date of hire with JPMorgan/American Century Retirement Plan Services.

•	Neovest Holdings, Inc. – September 1, 2005

Employees will receive credit for vesting and eligibility from original date of hire with Neovest Holdings, Inc.

Neovest Holdings, Inc. Employees Savings Plan merged into this Plan effective December 7, 2005. As of that date, this Plan in accordance with Section 411(d)(6)(E) of the Code and Treasury Regulation promulgated thereunder eliminated the annuity forms of benefits offered under the Neovest Holdings, Inc. Employees Savings Plan with respect to Accounts not in pay status.

•	Pacholder Associates – March 1, 2005

Employees will receive credit for vesting and eligibility from original date of hire with Pacholder Associates.

•	Pay Tech – May 16, 2005

Employees will receive credit for vesting and eligibility from original date of hire with Pay Tech.

•	Prudential Real Estate (Home Loan Group) – September 30, 2003

Employees will receive credit for vesting and eligibility from original date of hire with Prudential Real Estate (Home Loan Group).

•	Sallie Mae – November, 2004 to April, 2005

Employees will receive credit for vesting and eligibility from original date of hire with Sallie Mae.

•	SymPro – August 20, 2003

Employees will receive credit for vesting and eligibility from original date of hire with SymPro.

•	Tranaut – September 1, 2004

Employees will receive credit for vesting and eligibility from original date of hire with Tranaut.

•	Union Acceptance – May 1, 2003

Employees will receive credit for vesting and eligibility from May 1, 2003.

•	Vastera, Inc. – May 1, 2005

Employees will receive credit for vesting and eligibility from original date of hire with Vastera Inc. The Vastera, Inc. 401(k) Savings Plan merged into this Plan effective July 29, 2005.

IV. 17 In addition to the transactions listed above, for acquisitions occurring during calendar year 2006, individuals who became Eligible Employees as a result of the following transitions will receive service credit for eligibility and vesting as indicated:

•	Accenture – January 1, 2006

Employees will receive credit for vesting and eligibility from original date of hire with Accenture.

•	JPMorgan Mortgage Capital, Inc. (JPMMC) – January 1, 2006

Employees will receive credit for vesting and eligibility from original date of hire with JPMMC. The JPMorgan Mortgage Capital, Inc. 401(k) Plan merged into this Plan effective April 30, 2006.

•	Regulus – January 1, 2006

Employees will receive credit for vesting and eligibility from original date of hire with Regulus

•	Paloma Partners Management Company – March 1, 2006

Employees will receive credit for vesting and eligibility from original date of hire with Paloma Partners Management Company.

•	Collegiate Funding Services – March 1, 2006

Employees will receive credit for vesting and eligibility from original date of hire with Collegiate Funding Services. The Collegiate Funding Services, LLC 401(k) Plan merged into this Plan effective August 31, 2006.

•	The Bank of New York – October 1, 2006

Employees will receive credit for vesting and eligibility from original date of hire with The Bank of New York.

•	CCA Strategies, LLC – October 2, 2006

Employees will receive credit for vesting and eligibility from original date of hire with CCA Strategies, LLC. The CCA Strategies, LLC Profit Sharing Plan merged into this Plan effective December 31, 2006.

Advantage – October 16, 2006

Employees will receive credit for vesting and eligibility from original date of hire with Advantage.

IV.18. In addition to the transactions listed above, for acquisitions occurring during calendar year 2007, individuals who became Eligible Employees as a result of the following transitions will receive service credit for eligibility and vesting as indicated:

•	FisaCure – January 16, 2007

Employees will receive credit for vesting and eligibility from original date of hire with FisaCure.

•	FiServ – March 16, 2007

Employees will receive credit for vesting and eligibility from original date of hire with FiServ.

•	Bank of New York – March 24, 2007

Employees will receive credit for vesting and eligibility from original date of hire with the Bank of New York

•	Bank of New York – March 31, 2007

Employees will receive credit for vesting and eligibility from original date of hire with the Bank of New York.

•	Western & Southern Financial Group – Integrated Investment Services – April 1, 2007

Employees will receive credit for vesting and eligibility from original date of hire with Western & Southern Financial Group – Integrated Investment Services.

•	Xign Corporation – May 16, 2007

Employees will receive credit for vesting and eligibility from original date of hire with Xign Corporation. The Xign 401(k) Plan merged into this Plan effective September 7, 2007.

•	Unicorn Financial Services, Inc. – August 31, 2007

Employees will receive credit for vesting and eligibility from original date of hire with Unicorn Financial Services, Inc. The Unicorn Financial Services, Inc. 401(k) Plan merged into this Plan effective March 1, 2008.

IV.19. For acquisitions occurring during calendar 2008, individuals who became Eligible Employees as a result of the following transactions will receive service credit for eligibility and vesting as indicated:

Bear Stearns – June 1, 2008

See service credit provision in Section 3.8. The following Plans merged into this Plan effective as of the dates set forth below:

•	Bear Wagner Specialists LLC 401(k) Plan—September 30, 2008

•	The Bear Stearns Companies Inc. Profit Sharing Plan—October 31, 2008

•	The Bear Stearns Companies Inc. Cash or Deferred Compensation Plan—October 31, 2008

•	The Bear Stearns Companies Inc. Employee Stock Ownership Plan—September 22, 2008

Paymentech – October 31, 2008 (became a wholly owned subsidiary)

See service credit provision in Section 3.9. The Paymentech Retirement Savings Plan merged into this Plan effective February 27, 2009.

Washington Mutual – September 25, 2008

See service credit provision in Section 3.10. The WaMu Savings Plan merged into this Plan effective March 31, 2010.

Hancock – September 15, 2008

Employees will receive credit for vesting and eligibility from original date of hire with Hancock.

Accenture – December 22, 2008

Accenture participants will receive credit for purposes of vesting and eligibility from original date of hire with Accenture.

IV.20. For acquisitions occurring during calendar 2009, individuals who became Eligible Employees as a result of the following transactions will receive service credit for eligibility and vesting as indicated:

Unisys – January 23, 2009

Employees will receive credit for vesting and eligibility from original date of hire with Unisys.

Securitas – March 1, 2009

Employees will receive credit for vesting and eligibility from original date of hire with Securitas.

CBRichard Ellis – June 29, 2009

Employees will receive credit for vesting and eligibility from original date of hire with CBRichard Ellis.

IV.21. For acquisitions occurring during calendar 2010, individuals who became Eligible Employees as a result of the following transactions will receive service credit for eligibility and vesting as indicated:

Cazenove Incorporated – June 1, 2010

See service credit provision in Section 3.11. The Cazenove Incorporated 401(k) Savings & Investment Plan merged into this Plan effective September 30, 2010.

RBS Sempra – July 1, 2010

Employees will receive credit for vesting and eligibility from original date of hire with RBS Sempra.

Citigroup – October 1, 2010, November 1, 2010 and December 1, 2010

Employees will receive credit for vesting and eligibility from original date of hire with Citigroup.

IV.22. For acquisitions occurring during calendar year 2011, individuals who became Eligible Employees as a result of the following transactions will receive service credit for eligibility and vesting as indicated:

Citigroup – January 1, 2011, Febraury 1, 2011 and April 1, 2011

Employees will receive credit for vesting and eligibility from original date of hire with Citigroup.

IV.23. For acquisitions occurring during calendar year 2012, individuals who became Eligible Employees as a result of the following transactions will receive service credit for eligibility and vesting as indicated:

Cerberus Capital Management, L.P. – January 1, 2012, March 1, 2012, April 1, 2012, and June 1, 2012

Employees who became employees of the Company on the dates set forth above will receive credit for vesting and eligibility from original date of hire with Cerberus.

IV.24. For acquisitions occurring during calendar year 2013, individuals who became Eligible Employees as a result of the following transactions will receive service credit for eligibility and vesting as indicated:

BloomSpot Inc. – January 24, 2013

Employees who became employees of the Company on the date set forth above will receive credit for vesting and eligibility from original date of hire with BloomSpot Inc.

IV.25. Special Rules for Transactions.

(a)	For the acquisition of Highbridge Capital Management LLC, individuals will receive service credit as indicated below:

Highbridge Capital Management LLC – April 1, 2018

Highbridge Employees will receive credit for vesting and eligibility from original date of hire with Highbridge Capital Management LLC.

(b)	For the 2018 Plan Year, Total Annual Cash Compensation for Highbridge Employees shall equal their base pay rate as of April 1, 2018.

(c)	The Plan’s minimum distribution requirements set forth in Plan Section 8.1(b) shall not apply to the amounts transferred to the Plan as a result of the merger with the Highbridge Capital 401(k) Plan.

IV.26. Special Rules for Transactions.

(a) For the acquisition of WePay, Inc., individuals who became Eligible Employees as a result of the following transaction will receive service credit for eligibility, Pay Credit Service (as defined under Section 4.14(d)(i)(4), and vesting as indicated:

WePay, Inc. – May 15, 2018

WePay Employees will receive credit for vesting, Pay Credit Service (as defined under Section 4.14(d)(i)(4), and eligibility from original date of hire with WePay, Inc.

(b)	Total Annual Cash Compensation for WePay Employees.

(1)	For the 2018 Plan Year, Total Annual Cash Compensation for WePay Employees shall equal their base pay rate as of May 15, 2018.

(2)

For the 2019 Plan Year, Total Annual Cash Compensation for WePay Employees shall equal their base pay rate as of August 1, 2018, plus any non-annual cash incentives (excluding retention payments granted on October 16, 2017, as well as escrow payments, if any) that are paid or deferred between May 15, 2018, and July 31, 2018.

(3)

Retention awards granted on October 16, 2017 and any escrow payments paid in July 2018, and December 2019, are not be included for purposes of determining Ongoing and Eligible Compensation, as well as Total Annual Cash Compensation for WePay Employees.

(4)

For the 2020 and 2021 Plan Years, Total Annual Cash Compensation for WePay Employees shall equal their base pay rate as of each August 1, plus any annual and non-annual cash incentive compensation (excluding escrow payments as well as retention award payments made pursuant to awards granted on October 16, 2017, if any, which provide for payment in the future) that is paid or deferred for the previous 12-month period ending each July 31.

(5)	Retention awards (if any) granted after October 16, 2017 will not be treated differently than other retention awards paid over the course of a four-year period beginning 2018 and ending in 2021.

IV.27. Special Rules for Transactions.

(a) Effective as of January 1, 2020, InstaMed Communications, LLC shall become a Participating Company, as defined in Article I of the Plan.

(b) For the acquisition of InstaMed Communications, LLC, individuals will receive service credit as indicated below:

InstaMed Communications, LLC – January 1, 2020

InstaMed Employees will receive credit for vesting and eligibility from their original date of hire with InstaMed Communications, LLC.

(c) For the 2020 Plan Year, the Total Annual Cash Compensation for InstaMed Employees shall equal their base pay rate as of the later of August 1, 2019, or their most recent hire date.

Appendix V

Minimum Distribution Requirements

V.1. General Rules.

(a) Effective Date. The provisions of this Appendix V will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b) Precedence. The requirements of this Appendix V will take precedence over any inconsistent provisions of the Plan. Notwithstanding the foregoing, this Appendix V is not intended to defer the timing of distributions beyond the date otherwise required under the Plan or to create any benefits (including, but not limited to, death benefits) or distribution forms that are not otherwise offered under the Plan; provided, further, that any provision of this Appendix V shall be null and void to the extent that it is not required by Treasury Regulations issued under Section 401(a)(9) of the Code.

(c) Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix V will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(d) Section numbers refer to sections of this Appendix V unless otherwise stated, and capitalized terms not defined herein are as defined in the Plan.

V.2. Time and Manner of Distribution.

(a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31, of the calendar year immediately following the calendar year in which the Participant dies, or by December 31 of the calendar year in which the Participant would have attained age 72 (age 70 1⁄2 for Participants who would have attained age 70 1⁄2 before 2020), if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section V.2(b), other than Section V.2(b)(i), will apply as if the surviving spouse were the Participant.

(v) Notwithstanding the above, a designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003, or the end of the 5-year period.

For purposes of this Section V.2(b) and Section V.4, unless Section V.2(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section V.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section V.2(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section V.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c) (i) Single sum (“lump sum”) cashouts: Notwithstanding the above, if a Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified above, but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This Section will apply to single sum (“lump sum”) cashouts of $1,000 or less ($5,000 or less prior to January 1, 2005) solely for Beneficiaries who are eligible for such cashouts under the Plan.

(ii) Other single sums (“lump sums”): Notwithstanding the above, if a Participant dies before distributions begin and there is a designated Beneficiary, solely for a Participant or Beneficiary who is eligible under the Plan to elect that a single sum (“lump sum”) death benefit be payable to the Beneficiary, such Participant or Beneficiary, as applicable, may elect on an individual basis whether the five-year rule or the life expectancy rule above applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under the above provisions, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with the above provisions.

(d) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum (“lump sum”) on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections V.3 and V.4 of this Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Treasury Regulations.

Notwithstanding the foregoing, any distributions required to be made in accordance with this Appendix with respect to the 2009 Plan Year (including distributions due for the 2009 Plan Year that would be required to be paid by April 1, 2010) will, in accordance with Section 401(a)(9)(H) of the Code and IRS Notice 2009-82, not be made absent an election by the Participant to receive such distribution.

Notwithstanding the foregoing, any distributions required to be made in accordance with this Appendix for the 2019 Plan Year (by April 1, 2020) or for the 2020 Plan Year (by December 31, 2020, or, as applicable April 1, 2021) will not be made, in accordance with Code Section 401(a)(9)(I) and IRS Notice 2020-51, unless otherwise elected by the recipient.

V.3. Required Minimum Distributions During Participant’s Lifetime.

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s attained age as of the Participant’s birthday in the distribution calendar year; or

(ii) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section V.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

V.4. Death On or After, or Before, Date Distributions Begin.

(a) Death On or After Date Distributions Begin.

(i) Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancies of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectance of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section V.4(a).

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section V.2(b)(i), this Section V.4(b) will apply as if the surviving spouse were the Participant.

V.5. Definitions.

(a) “Designated Beneficiary” means the individual who is designated as the beneficiary under Section 10.2 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b) “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section V.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c) “Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d) “Participant’s Account balance” means the Account balance as of the last valuation date in the calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e) “Required Beginning Date” means the date specified in Section 1.81 of the Plan.

Appendix VI

Qualified Hurricane Distributions

Affecting Sections 4, 8 and 9 of the Plan

VI.1.

Application and Effect. This Appendix is applicable to certain distribution re-contributions, hardship distributions and loans made by Hurricane Participants. For purpose of this Appendix, the term “Hurricane Participant” means an individual whose principal place of abode on August 28, 2005, was located in the Hurricane Katrina disaster area and who sustained an economic loss by reason of Hurricane Katrina.

Except as otherwise specifically set forth herein, the provisions of the Plan shall continue to apply to such Hurricane Participants.

VI.2.

Qualified Hurricane Distributions. (a) During the period commencing August 25, 2005 and ending December 31, 2006, a Hurricane Participant can request, after advising the Plan Administrator of his/her status, one or more Qualified Hurricane Distributions from his Account. The aggregate amounts of distributions received by such Participant for any taxable year shall not exceed the lesser of his/her Account Balance or excess, if any, of (i) $100,000, or (ii) the aggregate amounts treated as Qualified Hurricane Distributions received by such Participant for all prior taxable years.

For purposes of this Section VI.2, the term “Qualified Hurricane Distribution” shall mean any distribution from the Plan, including a hardship distribution, made on or after August 25, 2005, and before January 1, 2007, to a Qualified Hurricane Participant

(b) Any such Hurricane Participant who receives a Qualified Hurricane Distribution may, at any time during the three (3) year period beginning on the day after the date on which such distribution was received, make one or more contributions to the Plan in an aggregate amount not to exceed the amount of such distribution. For purposes of Section 4 of the Plan, such contributions shall be treated as Rollover Contributions and shall be allocated to the Participant’s Rollover Account.

(c) (i) Notwithstanding anything in the Plan to the contrary, a Participant requesting a Qualified Hurricane Distribution shall comply with such procedures as the Plan Administrator may establish. The aggregate amounts of distributions received by a Hurricane Participant as a hardship distribution shall not exceed the maximum amount that would be available as a hardship distribution under Section 8. In obtaining any hardship distribution hereunder, a Hurricane Participant shall not be required to make a dividend distribution election or request a loan.

(ii) The Plan Administrator may rely on representations from the Hurricane Participant as to the need and amount of a hardship distribution, unless there is actual knowledge that such representations are incorrect. The Plan Administrator shall make a good faith effort before and after the distribution to obtain from a Hurricane Participant documentation regarding the unforeseeable emergency.

VI.3.

Re-contributions of Qualified Hardship Withdrawals for Home Purchases. (a) Any Hurricane Participant who received a Qualified Hardship Withdrawal from the Plan may, during the period beginning on August 25, 2005, and ending on February 28, 2006, make one or more contributions to the Plan in an aggregate amount not to exceed the amount of such Qualified Hardship Withdrawal. Such contributions shall be treated as a Rollover Contribution and shall be allocated to the Participant’s Rollover Account.

(b) “Qualified Hardship Withdrawal” means any withdrawal described in sections 401(k)(2)(B)(i)(IV) received after February 28, 2005, and before August 29, 2005, which was intended to purchase or construct a principal residence in the Hurricane Katrina disaster area, but which principal residence was not purchased or constructed on account of Hurricane Katrina

VI.4.

Loans. (a) If a loan is made during the period beginning on September 24, 2005, and ending on December 31, 2006, to a Hurricane Participant, the total loans to such a Participant shall not exceed the lesser of (i) 100% of the balance of such Participant’s Account, or (ii) $100,000.

(b)If the due date for any repayment of the loan specified in 4(a) occurs during the period beginning on August 25, 2005, and ending on December 31, 2006, such due date may be delayed for one (1) year. Subsequent repayments with respect to such loan shall be appropriately adjusted to reflect the delay in due date and any interest accruing during such delay. The term of the loan may be extended to exceed five (5) years.

Appendix VII

Qualified Hurricane/Flooding/Wildfire Distributions

Affecting Sections 8 and 9 of the Plan

VII.1. Application and Effect. This Appendix is applicable to certain hardship distributions made by Hurricane/Flooding/Wildfire Participants. For purpose of this Appendix, the term “Hurricane/Flooding/Wildfire Participant” means an individual (including a spouse, dependent, lineal ascendant or descendant) whose principal place of abode or employment:

•	On October 26, 2012, was located in the Hurricane Sandy disaster area and who sustained an economic loss by reason of Hurricane Sandy;

•

During the flooding (“Louisiana Flood”) that commenced on August 11, 2016, was located in those Louisiana Parishes designated by the IRS as part of a covered disaster area qualifying for relief and who sustained an economic loss by reason of the flooding;

•

On October 4, 2016 (October 3, 2016, for Florida) was located in the Hurricane Matthew disaster area identified by the Federal Emergency Management Agency (“FEMA”) as qualifying for relief and who sustained an economic loss by reason of Hurricane Matthew (if additional locations are designated by FEMA for assistance due to Hurricane Matthew, the date specified by FEMA as the beginning of the incident period for those locations shall be substituted for October 4, 2016);

•

On August 23, 2017, was located in the Hurricane Harvey disaster area identified by FEMA as qualifying for relief and who sustained an economic loss by reason of Hurricane Harvey (if additional locations are designated by FEMA for assistance due to Hurricane Harvey, the date specified by FEMA as the beginning of the incident period for those locations shall be substituted for August 23, 2017);

•

On September 4, 2017, was located in the Hurricane Irma disaster area identified by FEMA as qualifying for relief and who sustained an economic loss by reason of Hurricane Irma (if additional locations are designated by FEMA for assistance due to Hurricane Irma, the date specified by FEMA as the beginning of the incident period for those locations shall be substituted for September 4, 2017); or

•

On September 16, 2017 (in the case of the U.S. Virgin Islands) or September 17, 2017 (in the case of Puerto Rico) was located in the Hurricane Maria disaster area, or October 8, 2017, was located in the California Wildfires disaster area, each identified by FEMA as qualifying for relief and who sustained an economic loss by reason of Hurricane Maria or the California Wildfires respectively (if additional locations are designated by FEMA for assistance due to Hurricane Maria or the California Wildfires referenced in this paragraph, the date specified by FEMA as the beginning of the incident period for those locations shall be substituted for the incident dates otherwise described in this paragraph).

Except as otherwise specifically set forth herein, the provisions of the Plan shall continue to apply to such Hurricane/Flooding/Wildfire Participants.

VII.2. Qualified Hurricane Distributions.

(a) A Hurricane/Flooding/Wildfire Participant can request, after advising the Plan Administrator of his/her status, one or more Qualified Hurricane/Flooding/Wildfire Distributions from his/her Account during the period:

•	commencing October 26, 2012, and ending February 1, 2013, by reason of Hurricane Sandy;

•	commencing August 11, 2016, and ending December 31, 2017, by reason of the Louisiana Flood;

•	commencing October 4, 2016 (October 3, 2016, for Florida) and ending December 31, 2017 by reason of Hurricane Matthew;

•	commencing August 23, 2017, and ending December 31, 2018, by reason of Hurricane Harvey;

•	commencing September 4, 2017, and ending December 31, 2018, by reason of Hurricane Irma; and

•

commencing September 16, 2017 (in the case of the U.S. Virgin Islands) or September 17, 2017 (in the case of Puerto Rico) for Hurricane Maria; or October 8, 2017, for the California Wildfires described in Section VII.1. above and ending December 31, 2018.

(b) For purposes of this Section VII.2., the term “Qualified Hurricane/Flooding/Wildfire Distribution” shall mean a hardship distribution made between:

•	October 26, 2012, and February 1, 2013, to a Hurricane/Flooding/Wildfire Participant by reason of Hurricane Sandy;

•	August 11, 2016, and December 31, 2017, to a Hurricane/Flooding/Wildfire Participant by reason of the Louisiana Flood;

•	October 4, 2016 (October 3, 2016, for Florida) and December 31, 2017 to a Hurricane/Flooding/Wildfire Participant by reason of Hurricane Matthew;

•	August 23, 2017, and December 31, 2018, to a Hurricane/Flooding/Wildfire Participant by reason of Hurricane Harvey;

•	September 4, 2017, and December 31, 2018, to a Hurricane/Flooding/Wildfire Participant by reason of Hurricane Irma, and

•

September 16, 2017 (in the case of the U.S. Virgin Islands) or September 17, 2017 (in the case of Puerto Rico) for Hurricane Maria; or October 8, 2017, for the California Wildfires described in Section VII.1. above and December 31, 2018, to a Hurricane/Flooding/Wildfire Participant by reason of Hurricane Maria or the California Wildfires respectively.

(c)

With respect to individuals described above in Section VII.1 who were affected by Hurricanes Harvey, Irma and Maria as well as the California Wildfires, such individuals are eligible to request special disaster-based Plan loans during the relevant hardship distribution periods described in VII.2.(b) above. Such special Plan loans shall generally be subject to the rules under Section 9 and Code Section 72(p) and other applicable IRS guidance. Notwithstanding this, the maximum amount of such special Plan loan is limited to the lesser of $50,000 ($100,000 effective January 1, 2019) or the participant’s vested Plan benefit. Additionally, the applicable maximum repayment period for such loan may be extended for a period of up to one year.

(d)

Notwithstanding anything in the Plan to the contrary, a Hurricane/Flooding/Wildfire Participant requesting a Qualified Hurricane/Flooding/Wildfire Distribution shall comply with such procedures as the Plan Administrator may establish. For purposes of the disaster event specified above in VII.1. with dates beginning in 2016 or 2017, such Qualified Hurricane/Flooding/Wildfire Distribution shall not exceed $50,000 ($100,000 effective January 1, 2019) (such limit reduced to the extent applicable as determined under relevant IRS guidance by prior disaster distributions).

(e)

The aggregate amounts of distributions received by a Hurricane/Flooding/Wildfire Participant as a hardship distribution shall not exceed the maximum amount that would be available as a hardship distribution under Section 8; provided that the hardship does need to be one enumerated therein.

(f)

The Plan Administrator may rely on representations from the Hurricane/Flooding/Wildfire Participant as to the need and amount of a hardship distribution, unless there is actual knowledge that such representations are incorrect. The Plan Administrator shall make a good faith effort before and after the distribution to obtain from a Hurricane/Flooding/Wildfire Participant documentation regarding the unforeseeable emergency.

(g)

A Hurricane/Flooding/Wildfire Participant that receives a Qualified Hurricane/Flooding/Wildfire Distribution may elect not to be subject to the six month contribution suspension period described in Section 8.5(a).

Appendix VIII

Special Distribution and Loan Rules—Taxpayer Certainty and Disaster Tax Relief Act of

2019 and Coronavirus Aid, Relief, and Economic Security (“CARES”) Act

VIII.1.

Application and Effect of Taxpayer Certainty and Disaster Tax Relief Act of 2019. This Section VIII.1. is applicable to certain distributions, re-contributions and loans taken by or made to a “Qualified Individual”. For purpose of this Section VIII.1., a “Qualified Individual” is an individual whose principal place of abode at any time during the incident period of a qualified disaster is located in a “Qualified Disaster Area” and who has sustained an economic loss due to such qualified disaster. Except as otherwise specifically set forth herein, the provisions of the Plan shall continue to apply to such Qualified Individuals.

(a)

Qualified Disaster Area. For purposes of this Section VIII.1., a “Qualified Disaster Area” means any area with respect to which a major disaster was declared during the period beginning January 1, 2018 and ending February 18, 2020 by the President under Section 401 of the Robert T. Stafford Disaster Relief and Emergency Assistance Act. Notwithstanding the above, this term shall not include the California wildfire disaster area (as defined under the Bipartisan Budget Act of 2018) which is covered under separate relief.

(b)

Qualified Disaster Distributions. For purposes of this Section VIII.1, the term “Qualified Disaster Distribution” shall mean any distribution from the Plan to a Qualified Individual, including a hardship distribution, made on or after the first day of a qualified disaster in a Qualified Disaster Area through June 17, 2020. The aggregate amount of a Qualified Disaster Distribution shall not exceed the lesser of the Participant’s Account Balance or $100,000.

Unless elected otherwise, any Qualified Disaster Distribution shall be included in gross income ratably over the three-year period beginning with the tax year of the distribution. Additionally, a Qualified Individual who receives a Qualified Disaster Distribution may, at any time during the three-year period beginning on the day after the date on which such distribution was received, elect to make one or more contributions to the Plan in an aggregate amount not to exceed the amount of such Qualified Disaster Distribution. Such contribution(s) shall be treated as a Rollover Contribution and shall be allocated to the Participant’s Rollover Account.

(c)

Re-contributions of Withdrawals for Home Purchases. Any individual who received a Qualified Distribution from the Plan may make one or more contributions to the Plan during the “applicable period” in an aggregate amount not to exceed the amount of such Qualified Distribution. For purposes of this sub-section VIII.1.(c) only, the term “Qualified Distribution” shall mean a hardship distribution described under Code Section 401(k)(2)(B)(i)(IV) that was received during the period beginning on the date that is 180 days before the first day of such qualified disaster and ending on the date which is 30 days after the last day of such qualified disaster (as determined by the Federal Emergency Management Agency (FEMA)); such distribution which was to be used to purchase or construct a principal residence in a Qualified Disaster Area, but which was not used for this purpose on account of the qualified disaster with respect to such area. For purposes of this sub-section, “applicable period” means, in the case of a principal residence in a Qualified Disaster Area with respect to any qualified disaster, the period beginning on the first day of such qualified disaster and ending on June 17, 2020. Such contribution(s) shall be treated as a Rollover Contribution and shall be allocated to the Participant’s Rollover Account.

(d)	Special Loan Provisions.

(1)

Increase in permissible loan amount. A Plan loan made from December 20, 2019 to June 17, 2020 to a Qualified Individual (as defined in Section VIII.1.) may not exceed the lesser of (i) 100% of the balance of such Participant’s vested Account; or (ii) $100,000.

(2)

Delay of Repayment. In the case of a Qualified Individual (as defined in Section VIII.1.) with an outstanding Plan loan on the first day of a qualified disaster (as determined by FEMA), any loan repayment that is due between the first day of such disaster and the 180th day after the disaster ends, may be delayed for one year (or if later, June 17, 2020). Subsequent repayments with respect to such Plan loan shall be appropriately adjusted to reflect the delay in the repayment due date and any interest accruing during such delay. In determining the permitted loan term period for the adjusted loan, the delayed repayment period shall be disregarded.

VIII.2.

Application and Effect of CARES Act Relief. This Section VIII.2. is applicable to certain distributions and loans taken by or made to a “Coronavirus Affected Participant.” Except as otherwise specifically set forth herein, the provisions of the Plan shall continue to apply to such individuals.

(a)	Coronavirus-Affected Participant. A “Coronavirus-Affected Participant” means a Participant that meets one of the following requirements:

(1)	Who is diagnosed with SARS-CoV-2 or coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention; or

(2)	Whose spouse or dependent is diagnosed with the virus or disease; or

(3)

Who experiences adverse financial consequences due to the virus or disease as a result of being quarantined; being furloughed, laid off, or having work hours reduced; being unable to work due to the lack of childcare; or the closing or reduction in hours of a business that the individual owns or operates; or

(4)	Who experiences an adverse financial consequence as a result of the individual having a job offer rescinded or start date for a job delayed due to COVID-19; or

(5)

Who experiences an adverse financial consequence as a result of the individual’s spouse or member of the individual’s household being quarantined, being furloughed or laid off, having work hours reduced due to COVID-19, being unable to work due to lack of childcare due to COVID-19, having a reduction in pay (or self-employment income) due to COVID-19, or having a job offer rescinded or start date for a job delayed due to COVID-19; or

(6)

Who experiences an adverse financial consequence as a result of closing or reducing hours of a business owned or operated by the individual’s spouse or a member of the individual’s household due to COVID-19.

(b)

Coronavirus-Related Distribution. A Coronavirus-Affected Participant may designate all or a portion of a qualifying distribution as a “Coronavirus-Related Distribution”. A Coronavirus-Related Distribution means any distribution made from January 1, 2020 to December 30, 2020 to a Coronavirus-Affected Participant that has been designated as a Coronavirus-Related Distribution.

The aggregate amount of Coronavirus-Related Distributions may not exceed the lesser of the Participant’s vested Plan Account balance or $100,000.

A Coronavirus-Affected Participant who receives a Coronavirus-Related Distribution may, at any time during the three-year period beginning on the day after the date on which such distribution was received, elect to make one or more contributions to the Plan in an aggregate amount not to exceed the amount of such Coronavirus-Related Distribution. Such contribution(s) shall be treated as a Rollover Contribution and shall be allocated to the Participant’s Rollover Account.

(c)	Special CARES Act Loan Provisions.

(1)

Increase in permissible loan amount. A Plan loan made from March 27, 2020 to September 22, 2020 to a Coronavirus-Affected Participant may not exceed the lesser of (i) 100% of the balance of such Participant’s vested Plan Account; or (ii) $100,000, reduced by the highest outstanding balance of all loans during the preceding one year period.

(2)

Delay of Repayment. In the case of a Coronavirus-Affected Participant with a Plan loan repayment due during the period beginning March 27, 2020 and ending December 31, 2020, such repayment may be delayed in accordance with IRS Notice 2020-50 and other subsequent guidance. Subsequent repayments with respect to such Plan loan shall be appropriately adjusted to reflect the delay in the repayment due date and any interest accruing during such delay. In determining the permitted loan term period for the adjusted loan, the delayed repayment period shall be disregarded.

THE FIRST AMENDMENT TO THE

JPMORGAN CHASE 401(K) SAVINGS PLAN

Effective as of April 1, 2021:

(1)	Section 1.30 of the Plan “Default Percentage” shall be revised by replacing the current text with the text the follows:

(a)	“Default Percentage” means:

(i)	3 percent for the one year period commencing on the effective date of the Automatic Contribution Arrangement;

(ii)	4 percent for the one year period commencing on the 1st anniversary of the effective date of the Automatic Contribution Arrangement; and

(iii)	5 percent commencing on the 2nd anniversary of the effective date of the Automatic Contribution Arrangement and thereafter.

(b)	Effective as of April 1, 2021, Default Percentage shall mean:

(i)	3 percent for the one year period commencing on the effective date of the Automatic Contribution Arrangement;

(ii)	4 percent for the one year period commencing on the 1st anniversary of the effective date of the Automatic Contribution Arrangement;

(iii)	5 percent commencing on the 2nd anniversary of the effective date of the Automatic Contribution Arrangement;

(iv)	6 percent commencing on the 3rd anniversary of the effective date of the Automatic Contribution Arrangement;

(v)	7 percent commencing on the 4th anniversary of the effective date of the Automatic Contribution Arrangement;

(vi)	8 percent commencing on the 5th anniversary of the effective date of the Automatic Contribution Arrangement;

(vii)	9 percent commencing on the 6th anniversary of the effective date of the Automatic Contribution Arrangement; and

(viii)	10 percent commencing on the 7th anniversary of the effective date of the Automatic Contribution Arrangement and thereafter.

(c)

Notwithstanding the foregoing, effective as of April 1, 2021, in the event a Participant has reached the Default Percentage set forth in subparagraph (a)(iii) above prior to April 1, 2021, Default Percentage shall mean:

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(i)	6 percent commencing on the 1st anniversary date of the effective date of the Automatic Contribution Arrangement occurring on or after April 1, 2021;

(ii)	7 percent commencing on the 2nd anniversary date of the effective date of the Automatic Contribution Arrangement occurring on or after April 1, 2021;

(iii)	8 percent commencing on the 3rd anniversary date of the effective date of the Automatic Contribution Arrangement occurring on or after April 1, 2021;

(iv)	9 percent commencing on the 4th anniversary date of the effective date of the Automatic Contribution Arrangement occurring on or after April 1, 2021; and

(v)	10 percent commencing on the 5th anniversary date of the effective date of the Automatic Contribution Arrangement occurring on or after April 1, 2021 and thereafter.

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THE SECOND AMENDMENT TO THE

JPMORGAN CHASE 401(K) SAVINGS PLAN

Effective January 1, 2021, unless otherwise stated herein:

(1)	Section 1.34(a)(vii) “Eligible Compensation” is amended in its entirety as follows:

“(vii)	lump sum payments for accrued but unused vacation payments;”

(2)	Section 2.1(c) “Eligible Employees” is amended in its entirety as follows:

“(c)	is not classified as a temporary, seasonal, casual, retainer or occasional basis, unless such employee is credited with at least 1,000 hours of service in a consecutive 12-month period; and”

(3)	Section 4.3(e) “Limitation on Automatic Pay Credit Contributions” is deleted from the Plan in its entirety.

(4)	The first paragraph of Section 4.5(b) “Special Award” is amended in its entirety as follows:

“(b)

Special Award. A Qualified Non-Elective Contribution equal to the lesser of $750 or 7.5% of the lesser of Eligible Compensation and Special Eligible Compensation or annual base salary as of August of the Plan Year, shall be made to the Plan for the 2015, 2016, 2017, 2018, 2019, 2020 and 2021 Plan Years, on behalf of each Employee eligible to participate in the Plan pursuant to Section 2 of the Plan, provided that:”

(5)	Section 10-A.1 “Submission of Claims” is amended in its entirety as follows:

“Any Participant or any other person entitled to benefits under the Plan (“claimant”), or his or her duly authorized representative, may make a claim for a Plan benefit by filing such claim in writing with the Plan Administrator, in accordance with procedures established and published, from time to time, by the Plan Administrator for such purpose. For this purpose, any claim relating to eligibility for the Plan or how the Plan operates shall be deemed a “claim”. Such claims shall be considered by the persons or the department or office designated by the Plan Administrator for such purpose. Effective as of January 1, 2018, any initial claim by a claimant, or his or her duly authorized representative, must be filed in writing with the Plan Administrator no later than twelve (12) months of the event giving rise to the claim, which such event shall include, but not be limited to, the date the Participant is eligible to commence benefit payments.”

(6)	The last paragraph in Appendix V.2. “Time and Manner of Distributions” is revised as follows:

“Notwithstanding the foregoing, any distributions required to be made in accordance with this Appendix for the 2019 Plan Year (by April 1, 2020) or for the 2020 Plan Year (by December 31, 2020, or, as applicable April 1, 2021) will not be made, in accordance with Code Section 401(a)(9)(I) and IRS Notice 2020-51, unless otherwise elected by the recipient. In addition, any Participant or Beneficiary who received a distribution in accordance with this Appendix in 2020 may repay such distribution, provided the repayment is made no later than August 31, 2020.”

(7)	Appendix V.5.(e) of the Plan is revised as follows:

“(e) “Required Beginning Date” means the date specified in Section 1.85 of the Plan.”

(8)	The following Section IV.28 shall be added to Appendix IV “Special Rules for Transactions” effective as of the dates set forth below:

IV.28	Special Rules for Transactions in 2021.

(a)

cxLoyalty, Inc. (“cxLoyalty”) – January 1, 2021, February 1, 2021. Individuals who became Eligible Employees as a result of the transaction with cxLoyalty will receive service credit for vesting and eligibility from original date of hire with cxLoyalty. Effective February 1, 2021, cxLoyalty will become a Participating Company, as defined in Article I of the Plan.

(b)

55ip, LLC (“55ip”) – April 1, 2021. Individuals who became Eligible Employees as a result of the transaction with 55ip will receive service credit for vesting and eligibility from original date of hire with 55ip. Effective April 1, 2021, 55ip will become a Participating Company, as defined in Article I of the Plan.

(c)

Campbell Global, LLC (“Campbell Global”) – October 1, 2021. Individuals who became Eligible Employees as a result of the transaction with Campbell Global will receive service credit for vesting and eligibility from original date of hire with Campbell Global. Effective October 1, 2021, Campbell Global will become a Participating Company, as defined in Article I of the Plan.

(d)

OpenInvest Co. (“OpenInvest”) – October 1, 2021. Individuals who became Eligible Employees as a result of the transaction with OpenInvest will receive service credit for vesting and eligibility from original date of hire with OpenInvest. Effective October 1, 2021, OpenInvest will become a Participating Company, as defined in Article I of the Plan.

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(e)

TAPD, Inc. (“TAPD”) – October 1, 2021. Individuals who became Eligible Employees as a result of the transaction with TAPD will receive service credit for vesting and eligibility from original date of hire with TAPD.

(f)

Gemstone Payments, LLC (“Gemstone”) – October 18, 2021. Individuals who became Eligible Employees as a result of the transaction with Gemstone will receive service credit for vesting and eligibility from original date of hire with Gemstone.

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THE THIRD AMENDMENT TO THE

JPMORGAN CHASE 401(K) SAVINGS PLAN

(1)	Effective January 1, 2020, Section 10.4 “Payment to Beneficiary” is amended by adding new sub-section (iv) prior to the last paragraph thereof to read as follows:

“(iv) For Participant deaths on or after January 1, 2020, see Appendix V, Sections V.6. and V.7 for applicable rules.”

(2)	Effective January 1, 2020, Appendix V, Section V.1.(a) “Effective Date” is amended to read as follows:

“The provisions of this Appendix V will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, except to the extent otherwise noted herein.”

(3)	Effective January 1, 2020, Appendix V “Minimum Distribution Requirements” is amended by adding the following introduction and new Sections V.6. and V.7. to the end thereof to read as follows:

“The requirements of this Appendix V Sections V.6. and V.7, will take precedence over any inconsistent provisions of the Plan (including, but not limited to, the foregoing provisions of this Appendix V). Notwithstanding the foregoing, Sections V.6. and V.7. are not intended to defer the timing of distributions beyond the date otherwise required under the Plan or to create any benefits (including, but not limited to, death benefits) or distribution forms that are not otherwise offered under the Plan; provided, further, that any provision of this Appendix V shall be null and void to the extent that it is inconsistent with Treasury Regulations issued under Section 401(a)(9) of the Code.

V.6.	Special SECURE Act Distribution Rules Applicable to Participants Who Die On Or After January 1, 2020, and Prior to Commencing Required Minimum Distributions.

(a)	Spouse. If the Participant’s Spouse is the Beneficiary and the Participant has not taken mandatory distributions at the time of the Participant’s death, then the following shall be applicable:

(i)

The Spouse must either: (i) begin annual, mandatory distributions by December 31 of the year following the year in which the Participant dies or December 31 of the year in which the Participant would have attained age 72 (or 70 1⁄2 if the Participant reached age 70 1⁄2 prior to January 1, 2020), whichever is later; or (ii) must receive a full distribution of the account balance by December 31 of the year that contains the tenth anniversary of the Participant’s death.

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(ii)

The deadline for the Spouse to elect the applicable distribution method is the earlier of September 30 of (i) the later of the year the Participant would have reached age 72 (or 70 1⁄2 if the Participant reached age 70 1⁄2 prior to January 1, 2020) or the year after the Participant’s death; or (ii) the year that contains the tenth anniversary of the Participant’s death.

(iii)

If the Spouse does not make an election as to the applicable distribution method, the Spouse will begin to receive annual, mandatory distributions by December 31 of the year following the year of the Participant’s death or December 31 of the year the Participant would have reached age 72 (or 70 1⁄2 if the Participant reached age 70 1⁄2 prior to January 1, 2020), whichever is later.

(b)	Individual other than a Spouse who is an Eligible Designated Beneficiary.

(i)	An Eligible Designated Beneficiary shall mean the following individuals:

(A) The Participant’s surviving Spouse;

(B) The Participant’s minor child;

(C) A disabled person;

(D) A chronically ill person; or

(E) A person not more than ten years younger than the Participant.

(ii)

If the Participant’s Beneficiary is an Eligible Designated Beneficiary (other than the Spouse), and the Participant has not taken mandatory distributions at the time of the Participant’s death, then the following shall be applicable:

(A) The Eligible Designated Beneficiary must either begin annual, mandatory distributions by December 31 of the year following the year of the Participant’s death; or must receive a full distribution of the account balance by December 31 of the year that contains the tenth anniversary of the Participant’s death

(B)	The deadline for the non-spousal Eligible Designated Beneficiary to elect the applicable distribution method is September 30 of the year after the Participant’s death.

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(C)

If the non-spousal Eligible Designated Beneficiary does not make an election as to the applicable distribution method, the non-spousal Eligible Designated Beneficiary will receive a full distribution of the Participant’s account balance by December 31 of the year that contains the tenth anniversary of the Participant’s death.

(c)	Designated Beneficiary (as defined in Appendix V.5.(a)) who is not an Eligible Designated Beneficiary.

A Designated Beneficiary (who is not an Eligible Designated Beneficiary) of a Participant who has not taken mandatory distributions at the time of the Participant’s death must receive a full distribution of the account balance by December 31 of the year that contains the tenth anniversary of the Participant’s death.

(d)	Entity such as an Estate, Trust or Charity.

If the Participant’s Beneficiary is not a Designated Beneficiary or an Eligible Designated Beneficiary (e.g., an entity such as an estate, trust or charity), and the Participant has not taken mandatory distributions at the time of the Participant’s death, such Beneficiary must receive a full distribution of the account balance by December 31 of the year that contains the fifth anniversary of the Participant’s death.

Notwithstanding the above provisions of V.6., if a Participant dies before January 1, 2020, and the Participant’s surviving Spouse beneficiary dies after January 1, 2020 (both before the date distributions have commenced), the surviving Spouse shall be treated as an Eligible Designated Beneficiary and the Beneficiary of the surviving Spouse shall be required to complete full distribution of the remaining account balance within the applicable period described in V.6(b) or V.6.(c) or V.6.(d) above.

V.7.	Special SECURE Act Distribution Rules Applicable to Participants Who Die On or After January 1, 2020, and After Commencing Payment.

All Beneficiaries (including Eligible Designated Beneficiaries and Designated Beneficiaries) of Participants who have commenced required minimum distributions at the time of death must continue to receive distributions at least as rapidly as the Participant had been receiving them (but may elect to take a full distribution at any time). To the extent applicable and in accordance with Code section 401(a)(9), a Beneficiary may also be required to complete full distribution of the remaining account balance within the applicable timeframe described above in Section V.6.”

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(4)	Effective January 1, 2022, the first paragraph of Section 4.5(b) “Special Award” is amended in its entirety as follows:

“(b)

Special Award. A Qualified Non-Elective Contribution equal to the lesser of $750 or 7.5% of the lesser of Eligible Compensation and Special Eligible Compensation or annual base salary as of August of the Plan Year, shall be made to the Plan for the 2015, 2016, 2017, 2018, 2019, 2020, 2021 and 2022 Plan Years, on behalf of each Employee eligible to participate in the Plan pursuant to Section 2 of the Plan, provided that:”

(5)	The following Section IV.29 shall be added to Appendix IV “Special Rules for Transactions” effective as of the dates set forth below:

IV.29	Special Rules for Transactions in 2022.

(a)

The Infatuation, Inc. (“Infatuation”) – January 1, 2022. Individuals who became Eligible Employees as a result of the transaction with Infatuation will receive service credit for vesting and eligibility from original date of hire with Infatuation. Effective January 1, 2022, Infatuation will become a Participating Company, as defined in Article I of the Plan.

(b)

TAPD, Inc. (“TAPD”). The account balances of current and former employees of TAPD in the TriNet 401(k) Plan merged into this Plan effective May 31, 2022, and thereafter (a) the account balances of all individuals then active Participants shall be invested based on the Participant’s then current investment elections under this Plan, and (b) the account balances of all individuals who are not yet enrolled or who are not Eligible Employees will remain invested in the applicable Target Date Fund until such individual initiates an investment change.

(c)

Frosch International Travel, LLC (“Frosch”) – August 1, 2022. Individuals who became Eligible Employees as a result of the transaction with Frosch will receive service credit for vesting and eligibility from original date of hire with Frosch. Effective August 1, 2022, Frosch will become a Participating Company, as defined in Article I of the Plan.

(d)

Figg, Inc. (“Figg”) – October 1, 2022. Individuals who became Eligible Employees as a result of the transaction with Figg will receive service credit for vesting and eligibility from original date of hire with Figg. Effective October 1, 2022, Figg will become a Participating Company, as defined in Article I of the Plan.

(e)

Renovite Technologies Inc. (“Renovite”) – November 1, 2022. Individuals who became Eligible Employees as a result of the transaction with Renovite will receive service credit for vesting and eligibility from original date of hire with Renovite.

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